Exhibit 3.2

REGISTRY OF COMPANIES 54718 OCT 19 2006 3/80/26 GOVERNMENT OF NEWFOUNDLAND AND LABRADOR Department of Government Services and Lands The Corporations Act (Form 9) Articles of Amalgamation (Section 293) 1. Name of Amalgamated Corporation North Atlantic Refining Limited 2. The place in Newfoundland where the registered office is situated P.O. Box 5038, Suite 1100, Cabot Place, 100 New Gower Street, St. John’s, NL A1C 6K3 3. The classes and any maximum number of shares that the corporation is authorized to issue One class of shares in an unlimited amount and without nominal or par value 4. Restrictions, if any, on share transfers No shares shall be transferred without the approval of the Board of Directors 5. Number (or minimum and maximum number) of directors A minimum of one (1) and a maximum of seven (7) 6. Restrictions, if any, on business the corporation may carry on None 7. Other provisions, if any 8. The amalgamation agreement has been approved by special resolutions of shareholders of each of  the amalgamating corporations listed in Item 10 below in accordance with Section 290 of the Corporations Act. ☐ The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in Item 10 below in accordance with Sections 291 and 292 of the Corporations Act. These articles of amalgamation are the same as the articles of incorporation of North Atlantic Refining Limited. ☒ 9. Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation North Atlantic Refining Limited 10. Name of Amalgamated Corporations  Corporation No. Signature Date Description of Office North Atlantic Refining Limited 48899 Oct 19, 2006 Solicitor Harvest North Atlantic Acquisition Co. 54557 Oct 19, 2006 Solicitor For Department Use Only: Corporation No. Filed: Registry of Companies, P.O. Box 8700, Confederation Building, St. John’s, NF., AIB 416 RECEIVED OCT 19 2006

By-Law No. 1

A BY-LAW RELATING GENERALLY TO THE TRANSACTION

OF THE BUSINESS AND AFFAIRS OF

NORTH ATLANTIC REFINING LIMITED

BE IT ENACTED and it is hereby enacted as a by-law of

NORTH ATLANTIC REFINING LIMITED

(hereinafter called the “Corporation”)

GENERAL BUSINESS

REGISTERED OFFICE

1.                                       The directors may from time to time by resolution fix the location of the registered office of the Corporation within the place in Newfoundland and Labrador designated as such by the Articles of Incorporation.

SEAL

2.                                       The Corporation may have a seal which shall be adopted and may be changed by a resolution of the directors.

FINANCIAL YEAR

3.                                       The first financial year of the Corporation shall terminate on a date to be determined by the directors of the Corporation and thereafter on the anniversary date thereof in each year, until changed by resolution of the directors of the Corporation.

BANKING ARRANGEMENTS

4.                                       The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business as the directors may designate, appoint or authorize from time to time by resolution and all such banking business or any part thereof shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, without restricting the generality of the foregoing, the operation of the Corporation’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any banking business and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Corporation’s behalf to facilitate such banking business.

EXECUTION OF INSTRUMENTS

5.                                       The directors shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board of Directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The signing officer may affix the corporate seal to any instrument requiring the same. The term “instruments in writing” as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

DIRECTORS

6.                                       Powers of Directors — The directors shall manage the business and affairs of the Corporation.

7.                                       Number of Directors and Quorum —Subject to the Articles of the Corporation, the number of directors of the Corporation shall be that number of directors appointed by the incorporators or elected by the shareholders from time to time within the minimum and maximum as permitted by the Articles of the Corporation, of whom a majority shall constitute a quorum for the transaction of the business at any meeting of the directors. Notwithstanding vacancies, the remaining directors may exercise all the powers of the Board of Directors so long as the quorum of the Board of Directors remains in office.

8.                                       Qualifications - Each director shall be nineteen (19) or more years of age and no person who is not an individual, who has the status of a bankrupt or who is of unsound mind and has been so found by a court in Canada or elsewhere shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be a director.

9.                                       Resident Canadian - Twenty-five percent (25%) of the directors shall be resident Canadians and no business shall be transacted by the Board of Directors unless twenty-five percent (25%) of the directors present are resident Canadians unless a resident Canadian director who is unable to be present, approves in writing or by telephone or other communications facilities, the business transacted at the meeting and at least twenty-five percent (25%) resident Canadian directors would have been present had the director been present at the meeting.

10.                                 Election and Term - The directors shall be elected yearly to hold office until the next annual meeting of the shareholders of the Corporation or until their successors shall have been duly elected. The whole board shall be elected at each annual meeting and all the

2

directors then in office shall retire, but, if qualified, are eligible for re-election. The election may be by a show of hands or by a resolution of the shareholders unless a ballot is demanded by any shareholder.

REMOVAL OF DIRECTORS

11.                                 Removal of Directors - The shareholders may be resolution passed by a majority of votes cast at a special meeting, of which notice specifying the intention to pass such resolution has been given, remove any director or directors from office before the expiration of his term of office, and may by a majority of votes cast at that meeting elect any person in his/her stead for the remainder of the term.

12.                                 Vacancies - Vacancies on the Board of Directors, except a vacancy resulting from an increase in the minimum number of directors or from a failure to elect the minimum number of directors required by the Articles, may be filled for the remainder of a term of office by qualified persons selected by the remaining directors if they constitute a quorum. If there is not a quorum of directors, of if a vacancy results from an increase in the minimum number of directors or if there has been a failure to elect the minimum number of directors required by the Articles of the Corporation, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

13.                                 Calling of Meetings - Meetings of the Board of Directors shall be held from time to time at such place, at such time and on such day as the President or Vice-President who is a director or any two (2) directors may determine, and the Secretary shall call meetings when directed or authorized by the President or by a Vice-President who is a director or by any two (2) directors. Notice of every meeting so called shall be given to each director not less than forty-eight hours (excluding any part of a Sunday or holiday as defined by The Interpretation Act, Chapter 19, SN, 1990 for the time being in force) for the time when the meeting is to be held and such notice shall specify the general nature of any business to be transacted, save that no notice of a meeting shall be necessary if all the directors are present, and do not object to the holding of the meeting, or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

14.                                 First Meeting of New Board - Each newly elected board may, without notice, hold its first meeting for the purpose of organization and the election and appointment of officers immediately following the meeting of the shareholders at which such board was elected, provided a quorum of directors be present.

15.                                 Adjourned Meeting - Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

16.                                 Regular Meetings - The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed and no other notice shall be required for any such regular meeting.

3

17.                                 Chairman - The Chairman of the Board, or in his absence the President if a director, or in his absence a director chosen by the directors at the meeting, shall be the chairman of any meeting of directors.

18.                                 Place of Meeting - Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Canada.

19.                                 Participation by Telephone - With the unanimous consent of all the directors, a director may participate in any meeting of directors by means of such telephone or other communications facilities which will permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

20.                                 Votes to Govern - At all meetings of the Board of Directors, every question shall be decided by a majority of the votes cast on the question.

21.                                 Remuneration of Directors - The directors of the Corporation shall be paid such remuneration as may be determined by the Board of Directors. Any remuneration so payable to a director who is also an officer or any employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall be in addition to his salary as such office or his professional fees as the case may be. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them or their duties as the Board of Directors may from time to time determine.

22.                                 Transaction of Business by Signature - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors duly called, constituted and held for that purpose.

23.                                 One Director - Where a Corporation has only one director, the business and affairs of the Corporation shall be managed by such director and all business which may be transacted at a meeting of the Board of Directors shall be transacted by such director in the manner provided for in paragraph 22 hereof.

24.                                 Declaration of Interest - Every director or officer of the Corporation who is a party to a material contract or a proposed material contract for the Corporation or who is the director or an officer of or has a material interest in any person who is a party to a material contract, or a proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors, the nature and extent of his interest. All such disclosures shall be made at the time required by the applicable provisions of the Act and directors shall refrain from voting in respect of the material contract or proposed material contract if and when prohibited by the Act.

25.                                 Avoidance Standards - A material contract between the Corporation and one or more of its directors or officers or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest is neither void or voidable by reason only of that relationship or by reason only that a

4

director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors that authorized the contract, if the director disclosed his interest in accordance with paragraph 24 and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

26.                                 Protection of Directors and Officers - No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipts or other acts for conformity or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the order of the Board of Directors for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by the error of judgment or oversight on his part or for any loss, damage or misfortune, whatever which shall happen in the execution of the duties of his office or in relations thereto unless in or as a result of any action, suit or proceeding is adjudged to be in breach of any duty or responsibility imposed on him under the Act or under any other statute.

27.                                 Indemnity of Directors and Officers - The Corporation shall indemnify the directors or officers of the Corporation, former directors or officers of the Corporation or any person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including any amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of such Corporation or body corporate if:

(a)                                  he acted honestly and in good faith with a view to the best interest of the Corporation; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

28.                                 Insurance for Directors and Officers - The Corporation may purchase and maintain insurance for the benefit of any director of officer against liabilities, costs, charges and expenses sustained or incurred by such director or officer for failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

29.                                 Loans to Shareholders - The directors of the Corporation may from time to time give financial assistance by means of a loan, guarantee or otherwise:

(a)                                  on account of expenditures incurred or to be incurred on behalf of the Corporation;

5

(b)                                 to a holding body corporate if the Corporation is a wholly owned subsidiary of the holding body corporate;

(c)                                  to employees of the Corporation or any of its affiliates whether or not they are shareholders or directors;

(d)                                 to enable to assist them to purchase or erect living accommodation for their own occupation; or

(e)                                  in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee; and

(f)                                    in any other case, unless there are reasonable grounds for believing that:

(g)                                 the Corporation is or would after giving the financial assistance be unable to pay its liabilities as they become due or;

(h)                                 the realizable value of the Corporation’s assets excluding the amount of any financial assistance in the form of a loan and in the form of assets pledged or encumbered to secure a guarantee would, after giving the financial assistance, be less than the aggregate of the Corporation’s liabilities and stated capital of all classes.

OFFICERS

30.                                 Appointed Officers - At the first meeting of the Board of Directors after the election of directors, the directors shall appoint from among its members, the President. The prior incumbent, if a member of the Board of Directors shall continue to hold office until after the election at such meeting and, in default of such election, shall continue to hold office after such meeting. In case the office of President becomes vacant at any time, such vacancy may be filled by the board from among its members. The Board of Directors shall also appoint a Secretary and may appoint a Chairman of the Board, one or more Vice-Presidents, a General Manager, a Treasurer and such other officers as the Board of Directors may determine including one or more assistants to any of the officers so appointed. The officers so appointed, other than the President, may but need not be members of the Board of Directors. One person may hold more than one office and if the same person holds both the office of Secretary and the office of Treasurer, he may be known as the Secretary-Treasurer.

31.                                 Term of Office and Remuneration - In absence of a written agreement to the contrary, the Board of Directors may remove at its pleasure any officer of the Corporation. The terms of employment and remuneration of the President and other officers and appointed by it shall be settled from time to time by the Board of Directors.

32.                                 President - The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors shall be charged with the general supervision of the business and affairs of the Corporation. Except when the Board of Directors has appointed a general manager or managing director, the President shall also have the powers and be charged with the duties of that office.

6

33.                                 Chairman of the Board - During the absence or inability of the President, his duties may be performed and his powers may be exercised by the Chairman of the Board.

34.                                 Vice-President - During the absence or inability of the President, duties may be performed and powers may be exercised by the Vice-President, or if there are more than one, by the Vice-President in order of seniority (as determined by the Board of Directors) save that no Vice-President shall preside at a meeting of the Board of Directors or at a meeting of shareholders who is not qualified to attend the meeting as a director, as the case may be. If a Vice-President exercises any such duty or power, the absence or inability of the President and Chairman of the Board shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the board may prescribe.

35.                                 General Manager - The General Manager, if one be appointed, shall have the general management and direction, subject to the authority of the Board of Directors and the supervision of the President, of the Corporation’s business and affairs and the power to appoint and remove any and all officers, employees and agents of’ the Corporation not elected or appointed directly by the Board of Directors and to settle the terms of their employment and remuneration. If and so long as the general manager is a director, he may but need not be known as the managing director.

36.                                 Secretary - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the Board of Directors.

37.                                 Treasurer - The Treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, under the direction of the Board of Directors, shall control the deposit of money, the safekeeping of securities and the disbursements of the funds of the Corporation; he shall render to the Board of Directors at the meetings thereof, or whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the Board of Directors.

38.                                 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board of Directors requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board of Directors otherwise directs.

39.           Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer or officers.

7

40.                                 Agents and Attorneys - The Board of Directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

41.                                 Fidelity Bonds - The Board of Directors may require such officers, employees and agents of the Corporation as the Board of Directors deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the Board of Directors may from time to time prescribe.

SHARES

42.                                 Allotment - The Board of Directors may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares in the Corporation including any shares created by an amendment to the articles of the Corporation to such person or persons or class of persons as the Board of Directors shall by resolution determine.

43.                                 Payment of Commission - The directors acting in good faith and with a view to the best interest of the Corporation may authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person or procuring or agreeing to procure purchasers for any such shares.

44.                                 Share Certificates - Every shareholder shall be entitled, in the case of initial issuance without payment, and in the case of any subsequent transfer upon payment of a fee of not more than three dollars ($3.00) to a share certificate stating the number and class of shares held by him as shown by the books of the Corporation. Share certificates shall be in such form or form as the Board of Directors shall from time to time approve. Unless otherwise ordered by the Board of Directors, they shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent and registrar (which term shall include a branch transfer agent and registrar) have been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar. If authorized by resolution of the Board of Directors, the corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent and registrar have been appointed, the signatures of both signing officers, may be printed, engraved, lithographed, or otherwise mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

45.                                 Replacement of Share Certificates - The Board of Directors may by resolution prescribe, either generally or in a particular case, reasonable conditions upon which a new share certificate may be issued in lieu of and upon cancellation of the share certificate which has become mutilate or in substitution for a certificate which has been lost, stolen or destroyed.

8

46.                                 Central and Branch Registers - The Corporation shall maintain a central securities register and may from time to time maintain one or more branch securities registers. The Board of Directors may from time to time by resolution appoint a registrar to keep the register of security holders and a transfer agent to keep the register of transfers and may also appoint one or more branch registrars to keep branch registers of security holders and one or more branch transfer agents to keep branch registers of transfers. A registrar and transfer agent may but need not be the same individual or corporation.

47.                                 Transfer of Securities - Transfers of securities of the Corporation shall be registerable on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect thereof upon surrender of the security properly endorsed together with such additional assurance as the Corporation shall require and subject to the provisions of the Act and the restrictions on transfer set forth in the Articles of the Corporation.

48.                                 Dealings with Registered Holder - The Corporation may, subject to the Act, treat as absolute owner of the security the person in whose name the security is registered in a securities register as if that person had full legal capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description in its records or on the security certificate indicating a pledge, a representative or fiduciary relationship, a reference to any other instrument or the rights of any other person.

49.                                 Joint Holders - If two or more persons are registered as joint holders of any security, any one of such persons may give effectual receipts for the certificate in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issueable in respect of such security.

50.                                 Record Date - The directors may fix in advance a date preceding by not more than fifty (50) days or by less than twenty-one (21) days a record date for the determination of persons entitled to receive notice of a meeting of shareholders and notice of every general meeting shall specify the place, day and hour of the meeting, and when special business is to be considered, the general nature of such business, and shall be given to members entitled to be present at such meeting by notice sent by post or otherwise given in accordance with the provisions of the Act. The directors may also fix in advance a date as the record date for determination of shareholders entitled to receive payment of a dividend, entitled to participate in a liquidation distribution, or for any other purpose except the right to receive notice or the right to vote at a meeting, which such record date shall not precede by more than fifty (50) days, the date on which such particular action is to be taken.

SHAREHOLDERS

51.                                 Annual Meetings - The annual meeting of shareholders shall be held subject to the provisions of paragraph 66 hereof, at such place within Newfoundland and Labrador as the directors may determine or at such place outside of Newfoundland and Labrador as the directors may determine and all the shareholders entitled to vote at that meeting so agree at such time and on such date in each year as the directors may from time to time by resolution determine for the purpose of hearing and receiving the financial reports and

9

statements and any other documentation as required to be read and laid before the shareholders at any annual meeting, electing directors, appointing, if necessary, the auditor and fixing or authorizing the Board of Directors to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

52.                                 Special Meeting - The Board of Directors or the President or a Vice-President who is a director shall have the power at any time to call a special meeting of the shareholders of the Corporation to be held at such time and at such place within Canada as the directors may determine or at such place outside of Canada as the directors may determine and all the Shareholders entitled to vote at that meeting so agree. The phrase “meeting of shareholders” wherever it occurs in this by-law shall mean and include the annual meeting of shareholders and a special meeting of shareholders and shall also include a meeting of any class or classes of shareholders.

53.                                 Notices - No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given not less than twenty-one (21) days nor more than fifty (50) days before the date on which the meeting is to be held, to the auditor, if any, the directors and to each shareholder of record entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholder to form a reasoned judgment thereon together with the text of any special resolution to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present or represented by a proxy have waived notice, if all the directors are present or have waived notice and if the auditor, if any, is present or has waived such notice.

54.                                 Reports to Shareholders - Subject to the provisions of the Act, a copy of the financial statements and a copy of the auditor’s report, if any, shall be sent to each shareholder not less than twenty-one (21) days before each annual meeting of shareholders or before the transaction of the annual business of the Corporation pursuant to paragraph 66 hereof.

55.                                 Persons Entitled to be Present - Persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditor, if any, of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

56.                                 Quorum - Subject to paragraph 57, two (2) persons present in person and each entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

57.                                 Right to Vote - At such meeting of shareholders every shareholder shall be entitled to vote who is, subject to paragraph 49, entered on the books of the Corporation as a holder of one (1) or more shares carrying the right to vote at such meeting or where a record date has been fixed, satisfactory evidence is produced not later than two (2) days before the meeting that such person owns shares in the Corporation and demands that his name be included on the list of shareholders entitled to vote at the meeting; save that, if the share

10

or shares in question have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the Secretary of the meeting sufficient proof of the terms of such instrument.

58.                                 Representatives - An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any person duly appointed a proxy for such corporation, upon filing with the Secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of paragraph 59 shall apply.

59.                                 Proxies - Every shareholder, including a corporate shareholder, entitled to vote at meetings of shareholders may by instrument in writing appoint a proxy, who need not be a shareholder, to attend and act at the meeting in the same manner, to the same extent and with the same power as if the shareholder were present at the meeting in the manner, to the extent and with the power conferred by the proxy. The instrument appointing a proxy shall be in writing under the hand of the appointed or his attorney, authorized in writing, or if the appointed is a corporation, under the corporate seal or under the hand of an officer or attorney, authorized in writing, and shall cease to be valid after the expiration of one (1) year from the date thereof. The instrument appointing a proxy may be in such form as the directors may from time to time prescribed or in such other form as the chairman of the meeting may accept as sufficient, and shall be deposited with the Secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the Board of Directors may prescribe in accordance with the Act.

60.                                 Joint Shareholders - If shares are held jointly by two (2) or more persons, any one of them present or represented by proxy at a meeting of the shareholders of the Corporation, may, in the absence of the other or others vote thereon, but if more than one of them are present or represented by proxy they shall vote together as one on the shares jointly held by them.

61.                                 Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

62.                                 Votes to Govern - At all meetings of shareholders every question shall, unless otherwise required by articles or by-laws of the Corporation or by law, be decided by the majority of the votes duly cast on the question.

63.                                 Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the Chairman or be demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show

11

of hands every shareholder present in person and entitled to vote shall have one vote for each share held by such shareholder, but the shareholder represented by proxy shall have no vote. After a show of hands has been taken upon any question the Chairman may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon, and a majority of the votes recorded pursuant to any such request shall decide the question. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon be so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportions of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

64.                                 Polls - If a poll be required by the Chairman of the meeting or be duly demanded by any shareholder and the demand be not withdrawn, a poll upon the question shall be taken in such manner as the Chairman of the meeting shall direct. Upon a poll, each shareholder who is present in person or represented by proxy shall be entitled to vote for each share in respect of which he/she is entitled to vote at the meeting and the result of the poll shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question.

65.                                 Adjournment - The Chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

66.                                 Transaction of Business by Signature - Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting are as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

67.                                 One Shareholder - Where the Corporation has only one shareholder, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 66 hereof.

68.                                 Dividends - The Board of Directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the books of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to

12

the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid at par on due presentation. In the event of non-receipt of any cheques for dividends by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity be given to it, shall issue to such person a replacement cheque for a like amount. Any dividend which remains unclaimed after a period of twelve (12) years after the date on which it has been declared payable shall be forfeited and revert to the Corporation.

NOTICES

69.                                 Method of Giving - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his last address as recorded in the books of the Corporation or if mailed by prepaid ordinary or air mail in a sealed envelope addressed to him at his last address as recorded in the books of the Corporation or if sent by means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the books of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; and a notice, communication or document so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication company or agency or its representative for dispatch.

70.                                 Computation of Time - In computing the date when notice must be given under any provision of the Articles or By-Laws requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall be excluded.

71.                                 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise funded thereon.

72.                                 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

73.                                 Persons Entitled by Death or Operation of Law - Every person who by operation of law, transfer, death of a shareholder or by any means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person from whom he derives his title to such share or shares, previously to his name and address being entered on the books of the

13

Corporation (whether it be before or after the happening of the event upon which he became entitled).

74.                                 Waiver of Notice - Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under any provision of the articles or by-laws of the Corporation or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

INTERPRETATION

75.                                 In this by-law and all other by-laws of the Corporation, words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall also include companies, corporations, partnerships and any number or aggregate of persons; “resident Canadian” means an individual who is determined to be a resident Canadian as defined by the Act; “Articles” shall include the original or restated Articles of Incorporation, Articles of Amendment, Articles of Amalgamation, Articles of Continuance, Articles of Reorganization, Articles of Dissolution, Articles of Revival or any amendments thereto.

EFFECTIVE as of October 19, 2006.

/s/ John Zahary
JOHN ZAHARY, President

14

By-Law No. 2

A BY-LAW RELATING GENERALLY TO THE TRANSACTION
OF THE BUSINESS AND AFFAIRS OF

NORTH ATLANTIC REFINING LIMITED

BE IT ENACTED and it is hereby enacted as a by-law of

NORTH ATLANTIC REFINING LIMITED

(hereinafter called the “Corporation”)

BORROWING POWERS

The Directors on behalf of the Corporation may from time to time in their discretion:-

1.                                       Raise or borrow money for the purpose of the Corporation or any of them;

2.                                       Secure the repayment of monies so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular, by the execution and delivery of mortgages of the Corporation’s debentures or debenture stock of the Corporation secured by mortgage or other charge upon all or any part of the property of the Corporation, both present and future, including its uncalled capital for the time being, or unsecured;

3.                                       Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purpose aforesaid;

4.                                       Pledge debentures as security for loans;

5.                                       Assign bonds, debentures and other securities free from any equities between the Company and the person to whom such securities were issued;

6.                                       Issue bonds, debentures and other securities at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meeting of the Corporation, appointment of directors and other matters.

EFFECTIVE as of October 19, 2006.

/s/ John Zahary
JOHN ZAHARY, President

	BUSINESS CORPORATIONS ACT	FORM 1

Alberta		Articles of Incorporation

1.              Name of Corporation

1496965 ALBERTA LTD.

2.              The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

The attached Schedule of Share Capital is incorporated into and forms part of this form.

3.              Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.              Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.              If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.              Other rules or provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.              Dated: October 21, 2009

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature

Colin R. Perry	4500, 855 - 2nd Street S.W. Calgary, Alberta T2P 4K7	/s/ Colin R. Perry

REGISTERED ON THE ALBERTA REGISTRIES CORES SYSTEM OCT 21 2009

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)                                  One class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)                                 One class of shares, to be designated as “Preferred Shares”, issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

A.                                    Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)                                     the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)                                  subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)                               subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B.                                    Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)                                     the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)                                  subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares.

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

1496965 ALBERTA LTD.

BY-LAW NO. 1

OFFICERS	13
Appointment of Officers	13
Removal of Officers and Vacation of Office	13
Vacancies	14
Chairman of the Board	14
President	14
Vice-President	14
Secretary	14
Treasurer	14
Assistant Secretary and Assistant Treasurer	15
Managing Director	15
Duties of Officers may be Delegated	15

SHAREHOLDERS’ MEETINGS	15
Annual Meeting	15
Special Meetings	15
Meeting on Requisition of Shareholders	15
Notice	16
Waiver of Notice	16
Omission of Notice	16
Record Dates	16
Chairman of the Meeting	17
Votes	17
Right to Vote	18
Proxies	18
Telephone Participation	19
Adjournment	19
Quorum	20
Resolution in Lieu of Meeting	20

SHARES AND TRANSFERS	20
Issuance	20
Security Certificates	20
Agent	20
Dealings with Registered Holder	21
Surrender of Security Certificates	21
Defaced, Destroyed, Stolen or Lost Security Certificates	21
Enforcement of Lien for Indebtedness	21

DIVIDENDS	22

VOTING SECURITIES IN OTHER BODIES CORPORATE	22

NOTICES, ETC.	22
Service	22
Failure to Locate Shareholder	23
Shares Registered in More than one Name	23
Persons Becoming Entitled by Operation of Law	23
Deceased Shareholder	23

3

Signatures upon Notices	23
Computation of Time	23
Proof of Service	23

CUSTODY OF SECURITIES	24

EXECUTION OF CONTRACTS, ETC.	24

FISCAL PERIOD	25

4

1496965 ALBERTA LTD.

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of 1496965 Alberta Ltd. (hereinafter called the “Corporation”).

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

DEFINITIONS

1.                                                                                       In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)                                  “Act” means the Business Corporations Act (Alberta) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(b)                                 “board” means the board of directors of the Corporation;

(c)                                  “by-laws” means the by-laws of the Corporation from time to time in force and effect;

(d)                                 all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(e)                                  words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; and

(f)                                    the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2.                                                                                       The Corporation shall at all times have a registered office within Alberta. Subject to subsection (4) of section 20 of the Act, the directors of the Corporation may at any time:

(a)                                  change the address of the registered office within Alberta;

(b)                                 designate, or revoke or change a designation of, a records office within Alberta; or

(c)                                  designate, or revoke or change a designation of, a post office box within Alberta as the address for service by mail of the Corporation.

5

SEAL

3.                                                                                       The corporate seal of the Corporation shall be such as the directors may by resolution from time to time adopt.

DIRECTORS

4.                                                                                       Number. The number of directors shall be the number fixed by the articles, or where the articles specify a variable number, the number shall be not less than the minimum and not more than the maximum number so specified and shall be determined from time to time within such limits by resolution of the shareholders or the board of directors. At least 25% of the directors shall be resident Canadians.

5.                                                                                       Vacancies. Subject to section 111 of the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. If the shareholders have adopted an amendment to the articles to increase the number or minimum number of directors, and have not, at the meeting at which they adopted the amendment, elected an additional number of directors authorized by the amendment, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy.

A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

6.                                                                                       Powers. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not expressly directed or required to be done in some other manner by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute.

7.                                                                                       Duties. Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

(a)                                  act honestly and in good faith with a view to the best interests of the Corporation; and

(b)                                 exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

8.                                                                                       Qualification. The following persons are disqualified from being a director of the Corporation:

(a)                                  anyone who is less than 18 years of age;

(b)                                 anyone who

6

(i)                                     is a dependent adult as defined in the Dependent Adults Act or is the subject of a certificate of incapacity under that Act,

(ii)                                  is a formal patient as defined in the Mental Health Act,

(iii)                               is the subject of an order under The Mentally Incapacitated Persons Act appointing a committee of his person or estate or both, or

(iv)                              has been found to be a person of unsound mind by a court elsewhere than in Alberta;

(c)                                  a person who is not an individual; and

(d)                                 a person who has the status of bankrupt.

Unless the articles otherwise provide, a director of the Corporation is not required to hold shares issued by the Corporation.

9.                                                                                       Term of Office. A director’s term of office (subject to the provisions, if any, of the Corporation’s articles or any unanimous shareholder agreement, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the first annual meeting of shareholders following his election or appointment or until his successor is elected or appointed.

10.                                                                                 Election. Subject to sections 106 and 107 of the Act, shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election but, if qualified, is eligible for re-election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification or death of any candidate, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

11.                                                                                 Consent to Election. A person who is elected or appointed a director is not a director unless he was present at the meeting when he was elected or appointed and did not refuse to act as a director or, if he was not present at the meeting when he was elected or appointed, he consented to act as a director in writing before his election or appointment or within 10 days after it or he has acted as a director pursuant to the election or appointment.

12.                                                                                 Removal. Subject to sections 107 and 109 of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director from office before the expiration of his term of office and may, by a majority of votes cast at the meeting, elect any person in his stead for the remainder of his term.

13.                                                                                 Vacation of Office. A director of the Corporation ceases to hold office when:

7

(a)                                  he dies or resigns;

(b)                                 he is removed from office; or

(c)                                  he becomes disqualified.

A resignation of a director becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

14.                                                                                 Validity of Acts. An act of a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification. An act of the directors or a committee of directors is valid notwithstanding non-compliance with paragraphs 4, 21 or 23 hereof.

MEETINGS OF DIRECTORS

15.                                                                                 Place of Meeting. Unless the articles otherwise provide, meetings of directors and of any committee of directors may be held at any place. A meeting of directors may be convened by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

16.                                                                                 Notice. Notice of the time and place for the holding of any meeting of directors or of any committee of directors shall be sent to each director or each director who is a member of such committee, as the case may be, not less than forty-eight (48) hours before the time of the meeting; provided that a meeting of directors or of any committee of directors may be held at any time without notice if all the directors or members of such committee are present (except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors waive notice of the meeting. The notice of a meeting of directors shall specify any matter referred to in subsection (3) of section 115 of the Act that is to be dealt with at the meeting, but need not specify the purpose or the business to be transacted at the meeting.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

17.                                                                                 Waiver of Notice. Notice of any meeting of directors or of any committee of directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telecopy, telegram, cable or telex addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8

18.                                                                                 Omission of Notice. The accidental omission to give notice of any meeting of directors or of any committee of directors to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

19.                                                                                 Electronic Participation. A director may participate in a meeting of directors or of any committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to communicate with each other, and a director participating in a meeting by those means is deemed for the purposes of the Act and this by-law to be present at that meeting.

20.                                                                                 Adjournment. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

21.                                                                                 Quorum and Voting. Subject to the articles, a majority of the number of directors constitutes a quorum at any meeting of directors and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. Subject to subsections (3) and (4) of section 114 of the Act, directors shall not transact business at a meeting of directors unless a quorum is present and at least 25% of the directors present are resident Canadians. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting in addition to his original vote shall have a second or casting vote.

22.                                                                                 Resolution in Lieu of Meeting. Subject to the articles or a unanimous shareholder agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the Act and this by-law relating to meetings of directors.

COMMITTEES OF DIRECTORS

23.                                                                                 General. The directors may from time to time appoint from their number a managing director, who must be a resident Canadian, or a committee of directors, at least 25% of whom shall be resident Canadians, and may delegate to the managing director or such committee any of the powers of the directors, except that no managing director or committee shall have the authority to:

(a)                                  submit to the shareholders any question or matter requiring the approval of the shareholders;

9

(b)                                 fill a vacancy among the directors or in the office of auditor;

(c)                                  issue securities except in the manner and on the terms authorized by the directors;

(d)                                 declare dividends;

(e)                                  purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f)                                    pay a commission referred to in section 42 of the Act;

(g)                                 approve a management proxy circular;

(h)                                 approve any annual financial statements to be placed before the shareholders of the Corporation; or

(i)                                     adopt, amend or repeal by-laws of the Corporation.

Notwithstanding the foregoing and subject to the articles or any unanimous shareholder agreement, the directors may, by resolution, delegate to a director, managing director or committee of directors the power to:

(a)                                  borrow money on the credit of the Corporation;

(b)                                 issue, reissue, sell or pledge debt obligations of the Corporation;

(c)                                  subject to section 45 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)                                 mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

24.                                                                                 Audit Committee. Subject to subsection (3) of section 171 of the Act, if any of the issued shares of the Corporation, or securities of the Corporation which may or might be exchanged for or converted into shares of the Corporation, were part of a distribution to the public and the Corporation has more than fifteen shareholders, the directors shall elect annually from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat, and, if so

10

requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

25.                                                                                 Subject to the articles or any unanimous shareholder agreement, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

The aggregate remuneration paid to the directors and the aggregate remuneration paid to the five highest paid officers and employees, other than directors, shall be disclosed to the shareholders at every annual meeting.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

26.                                                                                 The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

CONFLICT OF INTEREST

27.                                                                                 A director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contract. If a material contract is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest, (i) the contract is neither void nor voidable by reason only of that

11

relationship, or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract, and (ii) a director or officer or former director or officer of the Corporation to whom a profit accrues as a result of the making of the contract is not liable to account to the Corporation for that profit by reason only of holding office as a director or officer, if the director or officer disclosed his interest in accordance with the provisions of the Act and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved. This paragraph is subject to any unanimous shareholder agreement.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

28.                                                                                 No director or officer for the time being of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him from liability under the Act. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

INDEMNITIES TO DIRECTORS AND OTHERS

29.                                                                                 (1)                                  Subject to section 124 of the Act, except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle

12

an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

(a)                                  he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2)                                  The Corporation shall, subject to the approval of a Court (as defined in the Act), indemnify a person referred to in subparagraph 29(1) hereof in respect of an action by or on behalf of the Corporation or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in subparagraph 29(1)(a) and (b) hereof.

(3)                                  Notwithstanding anything in this paragraph 29, a person referred to in subparagraph 29(1) shall be entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity:

(a)                                  was substantially successful on the merits of his defence of the action or proceeding; and

(b)                                 fulfills the conditions set out in subparagraph 29(1)(a) and (b) hereof.

OFFICERS

30.                                                                                 Appointment of Officers. Subject to the articles or any unanimous shareholder agreement, the directors annually or as often as may be required may appoint from among themselves a Chairman of the Board and shall appoint a President and a Secretary and if deemed advisable may appoint one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers except the Chairman of the Board need be a director of the Corporation although a director may be appointed to any office of the Corporation. Two or more offices of the Corporation may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer, employee or agent.

31.                                                                                 Removal of Officers and Vacation of Office. Subject to the articles or any unanimous shareholder agreement, all officers, employees and agents, in the absence of

13

agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

An officer of the Corporation ceases to hold office when he dies, resigns or is removed from office. A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

32.                                                                                 Vacancies. If the office of President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the directors pursuant to paragraph 30 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall, in the case of the President and Secretary, and may, in the case of any other officers, appoint an individual to fill such vacancy.

33.                                                                                 Chairman of the Board. The Chairman of the Board (if any) shall, if present, preside as chairman at all meetings of the board and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors.

34.                                                                                 President. The President shall be the chief executive officer of the Corporation (except as may otherwise be specified by the board of directors) and shall, subject to the direction of the board of directors, exercise general supervision and control over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside as chairman at all meetings of directors and shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

35.                                                                                 Vice-President. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or shareholders. The Vice-President or, if more than one, the Vice-Presidents shall sign such contracts, documents or instruments in writing as require his or their signatures and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or them by resolution of the directors.

36.                                                                                 Secretary. The Secretary shall give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so and shall, subject to the provisions of the Act, maintain the records referred to in subsections (1), (3) and (5) of section 21 of the Act. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

37.                                                                                 Treasurer. Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and

14

shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain adequate accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

38.                                                                                 Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall be vested with all the powers and shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or, if more than one, the Assistant Secretaries and the Assistant Treasurer or, if more than one, the Assistant Treasurers shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or them by resolution of the directors.

39.                                                                                 Managing Director. The directors may from time to time appoint from their number a Managing Director who must be a resident Canadian and may delegate to the Managing Director any of the powers of the directors subject to the limits on authority provided by subsection (3) of section 115 of the Act. The Managing Director shall conform to all lawful orders given to him by the directors and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the Managing Director shall be subject to discharge by the directors.

40.                                                                                 Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

SHAREHOLDERS’ MEETINGS

41.                                                                                 Annual Meeting. Subject to sections 131 and 132 of the Act, the annual meeting of shareholders shall be held at the registered office of the Corporation or at a place elsewhere within Alberta determined by the directors on such day in each year and at such time as the directors may determine.

42.                                                                                 Special Meetings. The directors of the Corporation may at any time call a special meeting of shareholders to be held on such day and at such time and, subject to section 131 of the Act, at such place within Alberta as the directors may determine.

43.                                                                                 Meeting on Requisition of Shareholders. The holders of not less than five percent (5%) of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the

15

requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. Subject to subsection (3) of section 142 of the Act, upon receipt of the requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition. If the directors do not within twenty-one days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting.

44.                                                                                 Notice. A notice in writing of a meeting of shareholders stating the day, hour and place of meeting and if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment on that business and (ii) the text of any special resolution to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or its transfer agent as a shareholder, to each director of the Corporation and to the auditor of the Corporation not less than 21 days and not more than 50 days (exclusive of the day of mailing and of the day for which notice is given) before the date of the meeting; provided that a meeting of shareholders may be held for any purpose on any day and at any time and, subject to section 131 of the Act, at any place without notice if all the shareholders and all other persons entitled to attend such meeting are present in person or represented by proxy at the meeting (except where a shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and all other persons entitled to attend such meeting and not present in person nor represented by proxy thereat waive notice of the meeting.

A director of the Corporation is entitled to receive notice of and to attend and be heard at every meeting of shareholders of the Corporation.

The auditor of the Corporation is entitled to receive notice of every meeting of shareholders of the Corporation and, at the expense of the Corporation, to attend and be heard at every meeting on matters relating to his duties as auditor.

45.                                                                                 Waiver of Notice. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by telecopy, telegram, cable or telex addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

46.                                                                                 Omission of Notice. The accidental omission to give notice of any meeting of shareholders to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

47.                                                                                 Record Dates. The directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation distribution or (iii) for any other purpose except the right to receive

16

notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

The directors may also fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held.

If no record date is fixed,

(a)                                  the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be

(i)                                               at the close of business on the last business day preceding the day on which the notice is sent; or

(ii)                                            if no notice is sent, the day on which the meeting is held; and

(b)                                 the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating to that purpose.

48.                                                                                 Chairman of the Meeting. In the absence of the Chairman of the Board (if any), the President and any Vice-President who is a director, the shareholders present entitled to vote shall elect another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall elect one of their number to be chairman.

49.                                                                                 Votes. Votes at meetings of shareholders may be given either personally or by proxy. Every question submitted to any meeting of shareholders shall be decided on a show of hands except when a ballot is required by the chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by show of hands. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a ballot at which he is entitled to vote every shareholder present in person or by proxy shall (subject to the provisions, if any, of the articles) have one (1) vote for every share registered in his name. In the case of an equality of votes the chairman of the meeting shall not, either on a show of hands or on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxyholder.

At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting a declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

17

If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

50.                                                                                 Right to Vote. Subject to section 139 of the Act or unless the articles otherwise provide, each share of the Corporation entitles the holder of it to one vote at a meeting of shareholders.

Where a body corporate or association is a shareholder of the Corporation, any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation is the person entitled to vote at all such meetings of shareholders in respect of the shares held by such body corporate or association.

Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

Where a person mortgages, pledges or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares so long as such person remains the registered owner of such shares unless, in the instrument creating the mortgage, pledge or hypothec, he has expressly empowered the person holding the mortgage, pledge or hypothec to vote in respect of such shares, in which case, subject to the articles, such holder or his proxy is the person entitled to vote in respect of the shares.

Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

51.                                                                                 Proxies. Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder and one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxyholder shall be in written or printed form and shall be executed by the shareholder or by his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting.

An instrument appointing a proxyholder may be in the following form or in any other form which complies with the requirements of the Act:

The undersigned shareholder of                                         hereby appoints                                         of                                         , whom failing,                                         of                                         as the

18

nominee of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the        day of      , 20       and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

Dated the                day of                   , 20        .

Signature of Shareholder

The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays, Sundays and holidays, preceding the meeting or an adjournment of the meeting before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

The chairman of the meeting of shareholders may in his discretion accept any written communication (including without limitation any telecopy, telegram, cable or telex) as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been deposited with the Corporation, and any votes given in accordance with such written communication accepted by the chairman of the meeting shall be valid and shall be counted.

52.                                                                                 Electronic Participation. A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to communicate with each other and a person participating in such a meeting by those means is deemed for the purposes of the Act and this by-law to be present at the meeting.

53.                                                                                 Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned by one or more adjournments for an aggregate of less than thirty (30) days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection (1) of section 149 of the Act does not apply.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

19

54.                                                                                 Quorum. Two (2) persons present and each holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum at any meeting of shareholders for the election of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but not for the transaction of any other business; for all other purposes two (2) persons present and holding or representing by proxy one-twentieth of the shares entitled to vote at the meeting shall be a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or one shareholder holding a majority of the shares entitled to vote at the meeting, that shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

55.                                                                                 Resolution in Lieu of Meeting. A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this Act or the by-law relating to meetings of shareholders.

SHARES AND TRANSFERS

56.                                                                                 Issuance. Subject to the articles, any unanimous shareholder agreement and to section 30 of the Act, shares in the Corporation may be issued at the times and to the persons and for the consideration that the directors determine; provided that a share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

57.                                                                                 Security Certificates. A security holder is entitled at his option to a security certificate that complies with the Act or a non-transferable written acknowledgment of his right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by him. Security certificates shall (subject to compliance with section 48 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture. Any signatures required on a security certificate may be printed or otherwise mechanically reproduced on it. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if he were a director or an officer at the date of its issue.

58.                                                                                 Agent. The directors may from time to time by resolution appoint or remove (i) one or more trust companies registered under the Trust Companies Act as its agent or agents to maintain a central securities register or registers or (ii) an agent or agents to maintain a branch securities register or registers for the Corporation.

20

59.                                                                                 Dealings with Registered Holder. Subject to the Act, the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

60.                                                                                 Surrender of Security Certificates. Subject to the Act, no transfer of a security issued by the Corporation shall be registered unless or until the security certificate representing the security to be transferred has been presented for registration or, if no security certificate has been issued by the Corporation in respect of such security, unless or until a duly executed transfer in respect thereof has been presented for registration.

61.                                                                                 Defaced, Destroyed, Stolen or Lost Security Certificates. In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or if there be an agent, hereinafter in this paragraph referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of a bond of a surety company (or other security approved by the directors) in such form as is approved by the directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any) against all loss, damage or expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such owner, and provided the Corporation or the Corporation’s agent does not have notice that the security has been acquired by a bona fide purchaser and before a purchaser described in section 67 of the Act has received a new, reissued or re-registered security, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the directors.

62.                                                                                 Enforcement of Lien for Indebtedness. Subject to subsection (8) of section 48 of the Act, if the articles of the Corporation provide that the Corporation has a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may sell any such shares in such manner as they think fit until the debt has been paid in full. No sale shall be made until such time as the debt ought to be paid and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell in default shall have been served on the holder or his legal representative of the shares subject to the lien and default shall have been made in payment of such debt for seven days after service of such notice. Upon any such sale, the proceeds shall be applied, firstly, in payment of all costs of such sale, and, secondly, in satisfaction of such debt and the residue (if any) shall be paid to such shareholder or his legal representative or as he shall direct. Upon any such sale, the directors may enter or cause to be entered the purchaser’s name in the securities register of the Corporation as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase

21

money, and after his name or the name of his legal representative has been entered in the securities register, the regularity and validity of the sale shall not be impeached by any person.

DIVIDENDS

63.                                                                                 The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation’s articles.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)                                  the Corporation is, or would be after the payment be, unable to pay its liabilities as they become due; or

(b)                                 the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 43 of the Act, the Corporation may pay a dividend in money or property.

64.                                                                                 In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments in respect of such securities.

VOTING SECURITIES IN OTHER BODIES CORPORATE

65.                                                                                 All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and arrange for the issuance of voting certificates or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

NOTICES, ETC.

66.                                                                                 Service. Any notice or document required by the Act, the articles or the by-laws to be sent to any shareholder or director of the Corporation may be delivered personally to or sent by mail addressed to:

(a)                                  the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

22

(b)                                 the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act.

Such notice or document shall be deemed to have been sent on the day of personal delivery or mailing. With respect to every notice or document sent by mail it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into a post office or into a post office letter box.

67.                                                                                 Failure to Locate Shareholder. If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

68.                                                                                 Shares Registered in More than one Name. All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be sent to whichever of such persons is named first in the records of the Corporation and any notice or document so sent shall be deemed to have been duly sent to all the holders of such shares.

69.                                                                                 Persons Becoming Entitled by Operation of Law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or document in respect of such shares which prior to his name and address being entered on the records of the Corporation in respect of such shares shall have been duly sent to the person or persons from whom he derives his title to such shares.

70.                                                                                 Deceased Shareholder. Any notice or document sent to any shareholder in accordance with paragraph 66 hereof shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly sent in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and shall be deemed to have been duly sent to his heirs, executors, administrators and legal representatives and all persons (if any) interested with him in such shares.

71.                                                                                 Signatures upon Notices. The signature of any director or officer of the Corporation upon any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

72.                                                                                 Computation of Time. All computations of time required to be made pursuant to the articles or by-laws of the Corporation shall be made (i) in accordance with the provisions of the Interpretation Act, to the extent such provisions are applicable, and (ii) in any other case, in accordance with the customary meaning ascribed to the words requiring such computation of time.

73.                                                                                 Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice or document to any shareholder, director, officer or auditor or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

23

CUSTODY OF SECURITIES

74.                                                                                           All securities (including without limitation warrants) owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

All securities (including without limitation warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

75.                                                                                           Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any director(s) or officer(s) or any person(s) authorized by resolution of the directors and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation may, when required, be affixed by any director or officer to contracts, documents or instruments in writing signed by him as aforesaid or by the person or persons appointed as aforesaid by resolution of the directors.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, cheques, drafts, orders for the payment of money, notes, acceptances, bills of exchange, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

The signature or signatures of any director, officer or any person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

24

FISCAL PERIOD

76.                                                                                 The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

ENACTED the 21st day of October, 2009.

/s/ Dr. Seong Hoon Kim
Dr. Seong Hoon Kim
President and Secretary

25

1496965 ALBERTA LTD.

BY-LAW NO. 2

A by-law respecting the borrowing of money, the giving of guarantees and the giving of security by 1496965 Alberta Ltd. (hereinafter called the “Corporation”).

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

The directors of the Corporation may from time to time:

(a)                             borrow money on the credit of the Corporation;

(b)                            issue, reissue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)                             give a guarantee on behalf of the Corporation to secure performance of an obligation of any individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

(d)                            mortgage, hypothecate, pledge or otherwise create an interest in or charge on all or any property of the Corporation, owned or subsequently acquired, to secure payment of a debt or performance of any other obligation of the Corporation;

(e)                             delegate to one or more directors, a committee of directors or one or more officers of the Corporation as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each such delegation.

In the event any provision of any other by-law of the Corporation now in force is inconsistent with or in conflict with any provision of this by-law, the provisions of this by-law shall prevail to the extent necessary to remove the inconsistency or conflict.

This by-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof until a copy, certified by the Secretary of the Corporation, of a by-law repealing or replacing this by-law shall have been received by such party and duly acknowledged in writing.

ENACTED the 21st day of October, 2009.
/s/ Dr. Seong Hoon Kim
Dr. Seong Hoon Kim
President and Secretary

HARVEST BREEZE TRUST NO. 1

AMENDED AND RESTATED TRUST INDENTURE
DATED OCTOBER 7, 2004

Burnet, Duckworth & Palmer LLP

i

(continued)

ii

(continued)

iii

HARVEST BREEZE TRUST NO. 1

This AMENDED AND RESTATED TRUST INDENTURE made the 7th day of October, 2004.

BETWEEN:

1115638 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta, with offices in the City of Calgary, in the Province of Alberta (hereinafter called the “Trustee”)

OF THE FIRST PART

and

HARVEST SASK ENERGY TRUST, a trust governed by the laws of Alberta (hereinafter called the “Initial Unitholder”), and all persons who after the date hereof become holders of Trust Units as herein provided

OF THE SECOND PART

WHEREAS the Trustee and the Initial Unitholder are parties to a trust indenture dated July 8, 2004, as amended and restated on August 31, 2004 (the “Original Trust Indenture”);

AND WHEREAS the Trustee and the Initial Unitholder wish to amend and restate the Original Trust Indenture;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustee declares and covenants and agrees with and in favour of the holders from time to time of the Trust Units as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Indenture, including the recitals, and in the Trust Certificates and schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)                                  “ABCA” means the Business Corporations Act (Alberta) as amended from time to time, including the regulations promulgated thereunder;

(b)                                 “Affiliate” has the meaning set forth in the Securities Act (Alberta), as amended from time to time, and for the purposes hereof includes a partnership of which the relevant person is a partner or a trust of which it is a beneficiary;

(c)                                  “ARTC” means Alberta Royalty Tax Credit within the meaning of the Alberta Corporate Tax Act;

(d)                                 “Associate” has the meaning set forth in the Securities Act (Alberta) as amended from time to time;

(e)                                  “Business Day” means a day other than a Saturday, Sunday or holiday in the City of Calgary in the Province of Alberta;

(f)                                    “Commodity Price and Currency Swaps” means swap, hedging and other arrangements in respect of commodity prices or rates of exchange of currencies, the purpose of which is to mitigate or eliminate exposure to fluctuations in prices of commodities or rates of exchange of one currency for another and any transactions, confirmations or other agreements arising therefrom or incidental thereto;

(g)                                 “Corporation” means Harvest Operations Corp., a corporation amalgamated under the ABCA;

(h)                                 “Counsel” means a law firm reasonably acceptable to the Trustee;

(i)                                     “Distribution Priority Amount” has the meaning set forth in Section 3.1(c);

(j)                                     “Distribution Record Date” means the last day of each calendar month or such other date as may be determined from time to time by the Trustee, except that December 31 shall in all cases be a Distribution Record Date;

(k)                                  “Indemnified Parties” has the meaning set forth in Section 7.9;

(l)                                     “Initial Unitholder” means Harvest Sask Energy Trust;

(m)                               “Interest Rate Swaps” means interest rate swap, hedging and other arrangements, the purpose of which is to mitigate or eliminate exposure to fluctuations in interest rates and any transactions, confirmations or other agreements arising therefrom or related thereto;

(n)                                 “Issue Expenses” means all expenses of an Offering payable by the Trust including legal fees, accounting fees and printing expenses and all other fees and expenses which may be described, whether generally or specifically, in any Offering Document relating to the particular Offering;

(o)                                 “Lender” means the lender or lenders (or any of its or their Affiliates) providing one or more credit or debt facilities, hedging or swap facilities or any other ancillary facilities to the Trust, the Partnership, Harvest Energy Trust or the Corporation or any of their Affiliates;

(p)                                 “Liquidation Priority Amount” has the meaning set forth in Section 3.1(c);

(q)                                 “Material Contracts” means this Trust Indenture, as amended, restated or replaced from time to time, and any loan agreement, credit agreement, royalty agreement, indenture or other agreement entered into by the Trust for the purpose of making any Subsequent Investment;

(r)                                    “NPI Agreement” means the Amended and Restated Net Profit Interest Agreement between the Corporation and Harvest Energy Trust dated effective September 27, 2002, including any amendments thereto;

(s)                                  “NPI Payment” has the meaning set forth in the NPI Agreement;

(t)                                    “Offering” means any issuance or offering of Trust Units or any rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units on a public or private basis in Canada or elsewhere;

(u)                                 “Offering Documents” means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document, or any understanding, commitment or agreement to issue or offer Trust Units;

(v)                                 “outstanding” in relation to Trust Units, has the meaning attributed thereto in Section 1.2 hereof;

(w)                               “Partnership” means Breezes Resources Partnership, a partnership organized under the laws of the
Province of Alberta;

2

(x)                                   “Payment Date” has the meaning set forth in Section 5.3;

(y)                                 “Permitted Investments” means:

(i)                                     loan advances or other forms of financial assistance to the Partnership, Harvest Energy Trust, the Corporation and any of their Affiliates, as the case may be;

(ii)                                  interest bearing accounts of certain financial institutions, including Canadian chartered banks;

(iii)                               obligations issued or guaranteed by the Government of Canada or any province of Canada or any agency or instrumentality thereof;

(iv)                              term deposits, guaranteed investment certificates or deposit or bankers’ acceptances of or guaranteed or accepted by any Canadian chartered bank or other financial institution, the short term debt or deposits of which have been rated at least A by Standard & Poor’s Corporation, or the equivalent by Moody’s Investors Service, Inc. or Dominion Bond Rating Service Limited;

(v)                                 commercial paper rated at least A by Standard & Poor’s Corporation, or the equivalent by Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited;

(vi)                              investments in any entity including without limitation, bodies corporate, partnerships (including the Partnership) or trusts engaged in the oil and natural gas business; and

(vii)                           such other investment as is approved by the Trustee;

(z)                                   “person” means an individual, partnership, body corporate, association or trust;

(aa)                            “Priority Unit” means a priority trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(bb)                          “Pro Rata Share” of any particular amount in respect of a Unitholder who holds Priority Units at any time shall be the amount obtained by dividing the number of Priority Units that are owned by that Unitholder at that time by the total number of all Priority Units that are issued and outstanding at that time and of any particular amount in respect of a Unitholder who holds Subordinated Units at any time shall be the amount obtained by dividing the number of Subordinated Units that are owned by that Unitholder at that time by the total number of all Subordinated Units that are issued and outstanding at that time;

(cc)                            “Properties” means the working, royalty or other interests of the Trust from time to time in any petroleum and natural gas rights, tangibles and miscellaneous interests acquired by the Trust from time to time;

(dd)                          “Resolution” means a resolution in writing executed by all Unitholders;

(ee)                            “Settled Amount” means the amount of one hundred dollars in lawful money of Canada paid by the Initial Unitholder to the Trustee for the purpose of settling the Trust;

(ff)                                “Subordinated Unit” means a subordinated trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(gg)                          “Subsequent Investment” means any of the investments which the Trust may make pursuant to Section 4.1;

(hh)                          “Swap Arrangements” means Commodity Price and Currency Swaps and Interest Rate Swaps;

(ii)                                  “Tax Act” has the meaning ascribed thereto in Section 1.3;

3

(jj)                                  “Transfer Agent” means the Trustee, its successors or assigns, in its capacity as transfer agent for the Trust Units, or such other company as may from time to time be appointed by the Trustee to act as transfer agent for the Trust Units;

(kk)                            “Trust” means Harvest Breeze Trust No. 1 and refers to the trust relationship between the Trustee and the Unitholders with respect to the Trust Fund, upon the terms and conditions set out herein from time to time and, if the context requires, may also refer to the Trust Fund;

(ll)                                  “Trust Certificate” or “Trust Unit Certificate” means a certificate, in the form approved by the Trustee, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

(mm)                      “Trust Expenses” means all expenses incurred by the Trustee or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Trust Units, including without limitation those amounts payable to the Trustee under Sections 7.6, 7.8 and 7.9;

(nn)                          “Trust Fund”, at any time, shall mean such of the following monies, properties and assets that are at such time held by the Trustee on behalf of the Trust for the purposes of the Trust under this Indenture:

(i)                                     the Settled Amount;

(ii)                                  all funds realized from the issuance of Trust Units;

(iii)                               any Permitted Investments in which funds may from time to time be invested;

(iv)                              all rights in respect of and income generated from Properties;

(v)                                 any Subsequent Investment;

(vi)                              any proceeds of disposition of any of the foregoing property; and

(vii)                           all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

(oo)                          “Trustee” means 1115633 Alberta Ltd., or its successor or successors for the time being as trustee hereunder;

(pp)                          “Trust Unit” means, as the context requires, a Priority Unit or a Subordinated Unit;

(qq)                          “Unitholders” means the holders from time to time of one or more Trust Units and on the date hereof means the Initial Unitholder; and

(rr)                                “year” means initially, the period commencing on the date hereof and ending on December 31, 2004, and thereafter means a calendar year.

1.2                                                                                         Meaning of “Outstanding”

Every Trust Unit created, issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided that when a new Trust Certificate has been issued in substitution for a Trust Certificate which has been lost, stolen or destroyed, only one of such Trust Certificates shall he counted for the purpose of determining the number of Trust Units outstanding.

4

1.3                          Income Tax Act

In this Indenture, any reference to the Tax Act shall refer to the Income Tax Act, Revised Statutes of Canada 1985, Chapter 1 (5th Supplement) and the Income Tax Regulations as amended from time to time applicable with respect thereto. Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustee may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

1.4                          Headings

The division of this Indenture into articles and sections, subsections, clauses, subclauses and paragraphs and the provision of headings is for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5                          Construction of Terms

Words importing the singular number only shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders. References in this Indenture to “this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions shall be deemed to refer to this instrument and not to any particular Article. Section or portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.6                          References to Acts Performed by the Trust

Any reference in this Indenture to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust.

1.7                          References to Acts Performed by the Trustee

Any reference in this Indenture to an act to be performed or decision made by the Trustee shall be construed and applied for all purposes as if it referred to an act to be performed by or a decision made by any one director or officer of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be directors, officers or employees of the Corporation).

ARTICLE 2
DECLARATION OF TRUST

2.1                          Settlement of Trust

The Initial Unitholder is paying concurrent with the execution of this Trust Indenture, the Settled Amount to the Trustee for the purpose of creating and settling the Trust and in consideration therefor the Initial Unitholder has been issued one hundred Subordinated Units in the Trust. Receipt of the Settled Amount is hereby acknowledged by the Trustee.

2.2                          Declaration of Trust

The Trustee hereby agrees to act as Trustee and that it does and shall hold the Trust Fund in trust for the use and benefit of the Unitholders, their permitted assigns and personal representatives upon the trusts and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

5

2.3                          Name

The Trust shall be known and designated as “Harvest Breeze Trust No. 1” and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name “Harvest Breeze Trust No. 1” is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name.

2.4                          Nature of the Trust

The Trust is an open-end unincorporated investment trust, established for the purposes specified in Section 4.1 hereof. The Trust is not and is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustee or the Unitholders or any of them (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. The Trustee shall not be, or be deemed to be, an agent of the Unitholders (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any). The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this indenture.

2.5                          Legal Entitlements and Restrictions of Unitholders

(a)           The rights of each Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustee are limited to those contained herein.

(b)           Subject to the terms and conditions of this Indenture, no Unitholder or Unitholders shall be entitled to interfere or give any direction to the Trustee with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee under this Indenture or the Material Contracts.

(c)           The legal ownership of the assets of the Trust and the right to conduct the business of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee and the Unitholders shall have no interest therein and they shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust. The Trust Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture. No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6                          Liability of Unitholders

No Unitholder, in its capacity as such, shall incur or be subject to any liability in contract or in tort or of any other kind whatsoever (nor any of their beneficiaries, if any, nor the beneficiaries of any of their beneficiaries, if any) to any person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other person hereunder or with respect to any transaction entered into by the Trustee or by any other person pursuant to this Indenture. No Unitholder (nor any of their beneficiaries, if any, nor the beneficiaries of any of their beneficiaries, if any) shall be liable to indemnify the Trustee or any such other person with respect to any such liability or liabilities incurred by the Trustee or by any such other person or persons or with respect to any taxes payable by the Trust or by the Trustee or by any other person on behalf of or in connection with the Trust. Notwithstanding the foregoing, to the extent that any Unitholders (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) are found by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the Trust Fund and the Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless any Unitholder (including its own beneficiaries, if any, and

6

the beneficiaries of any of their beneficiaries, if any) against any costs, damages, liabilities, expenses, charges or losses suffered by any Unitholder from or arising as a result of such Unitholder not having any such limited liability.

2.7                          Head Office of Trust

The head office of the Trust hereby created shall be located at 1900, 330 – 5th Avenue S.W., Calgary, Alberta T2P 0A or at such other place or places in Canada as the Trustee may from time to time designate.

ARTICLE 3
ISSUE AND SALE OF TRUST UNITS

3.1                          Nature and Ranking of Trust Units

(a)           The beneficial interests in the Trust shall be divided into interests of two classes of trust units, described and designated as Priority Units and as Subordinated Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein; and the interest of each Unitholder shall be determined by the number of Priority Units or Subordinated Units registered in the name of the Unitholder.

(b)           Each Trust Unit shall entitle the holder or holders thereof to one vote at any meeting of the Unitholders.

(c)           The holders of Priority Units as a class shall be entitled to receive, in priority to holders of Subordinated Units, distributions from the Trust in an amount (the “Distribution Priority Amount”) equal to, from time to time, the cumulative cost to such holders of the funds borrowed by them to subscribe for the Priority Units held by them (excluding funds borrowed by such holders which are deducted in determining the NPI Payment payable to Harvest Energy Trust pursuant to the NPI Agreement) plus 10 basis points. All Priority Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any distributions by the Trust of the Distribution Priority Amount. All Priority Units shall rank among themselves equally and rateably without discrimination, preference or priority. The holders of Priority Units as a class shall be entitled to receive, in priority to holders of Subordinated Units, net assets of the Trust in the event of termination or winding up of the Trust, in an amount (the “Liquidation Priority Amount”) equal to the total of (i) any portion of the Distribution Priority Amount which has not been paid to them and (ii) the amounts paid to the Trust by such holders to subscribe for the Priority Units held by them. All Priority Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any net assets of the Trust having a value equal to the Liquidation Priority Amount. All Priority Units shall rank among themselves equally and rateably without discrimination, preference or priority regardless of the actual date or terms of issue thereof.

(d)           Subject to the prior satisfaction of all preferential rights to distributions from the Trust and net assets of the Trust in the event of termination or winding up of the Trust attached to Priority Units, the holders of Subordinated Units as a class shall be entitled to receive distributions from the Trust (which amounts payable to the holders of Subordinated Units shall equal the net income of the Trust as computed in accordance with the Tax Act less the Distribution Priority Amount) and in the event of termination or winding up of the Trust the holders of Subordinated Units as a class shall be entitled to receive the remaining net assets of the Trust after payment to the holders of Priority Units of the Liquidation Priority Amount. All Subordinated Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any such distributions by the Trust and, in the event of termination or winding up of the Trust, in any such net assets of the Trust. All Subordinated Units shall rank among themselves equally and rateably without discrimination, preference or priority regardless of the actual date or terms of issue thereof.

3.2                          Authorized Number of Priority Units

The aggregate number of Priority Units which are authorized and may be issued hereunder unlimited.

7

3.3                          Authorized Number of Subordinated Units

The aggregate number of Subordinated Units which are authorized and may be issued hereunder is unlimited.

3.4                          No Fractional Trust Units

Fractions of Trust Units shall not be issued, except pursuant to distributions of additional Trust Units to all Unitholders who hold Subordinated Units pursuant to Section 5.4.

3.5                          Offerings of Trust Units and Indebtedness

(a)           Trust Units, including rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units, may be created, issued, sold and delivered pursuant to Offering Documents or otherwise, as the case may be, on terms and conditions and at such time or times as the Trustee may determine.

(b)           The Trustee may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust, which debentures, notes or other evidences of indebtedness may be created and issued from time to time on such terms and conditions, to such persons and for such consideration as the Trustee may determine.

3.6                          Trust Units Fully Paid and Non-Assessable

Trust Units shall be issued only when fully paid in money or property or past service, provided that property will include a promissory note or promise to pay given by the allottee. The Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

3.7                          No Conversion, Retraction, Redemption or Pre-Emptive Rights

No person shall be entitled, as a matter of right, to subscribe for or purchase any Trust Unit. There are no conversion, retraction, redemption or pre-emptive rights attaching to the Trust Units.

3.8                          Consolidation of Trust Units

Immediately after any pro rata distribution of additional Subordinated Units to all Unitholders who hold Subordinated Units pursuant to Article 5, the number of outstanding Subordinated Units will be consolidated such that each Unitholder who holds Subordinated Units will hold after the consolidation the same number of Subordinated Units as the Unitholder held before the distribution of additional Subordinated Units. In such case, each Trust Unit Certificate representing a number of Subordinated Units prior to the distribution of additional Subordinated Units is deemed to represent the same number of Subordinated Units after the distribution of additional Subordinated Units and the consolidation. Such consolidation shall not constitute a redemption or cancellation of the Subordinated Units so consolidated and a Unitholder whose Subordinated Units are consolidated shall not receive, and shall not be entitled to receive, any proceeds of disposition in respect thereof.

ARTICLE 4
INVESTMENTS OF TRUST FUND

4.1                          Purpose of the Trust

The Trust is hereby created for the following purposes:

(a)           investing in securities of or acquiring an interest in the Partnership;

8

(b)           acquiring or investing in the securities of any other entity, including without limitation bodies corporate, partnerships or trusts, through an acquisition of assets or an acquisition of shares or other form of ownership interest;

(c)           acquiring Properties, either directly or indirectly;

(d)           acquiring, holding, transferring, disposing of, investing in and otherwise dealing with Permitted Investments;

(e)           making loans to the Partnership, Harvest Energy Trust, the Corporation and any of their Affiliates;

(f)            acquiring royalties in respect of Canadian resource properties as defined in the Tax Act and making any deferred royalty purchase payments which may be required with respect to such royalties; provided however that in no event shall the Trust invest in any royalties which constitute an interest in land or a covenant running with the properties with respect to which such royalties relate;

(g)           disposing of any part of the Trust Fund, including, without limitation, any securities of or interest in the Partnership;

(h)           temporarily holding cash and investments for the purposes of paying the expenses and the liabilities of the Trust, making other investments as contemplated by Section 4.2 hereof and making distributions to Unitholders;

(i)            issuing Trust Units and rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units;

(j)            creating and issuing debentures, notes and other evidences of indebtedness, whether secured or unsecured, and repaying such indebtedness;

(k)           paying costs, fees and expenses associated with the foregoing purposes or incidental thereto;

(l)            borrowing funds, incurring indebtedness or otherwise obtaining credit for the purposes, directly or indirectly set forth in paragraphs (a) through (k) above and providing support, through the provision of guarantees, indemnities, agreeing to be bound on a joint and several basis or otherwise (which may include but is not limited to entering into any agreement related to the indebtedness, obligations and liabilities of, or borrowings by, others as hereinafter referred to) in respect of the indebtedness, obligations and liabilities of others, including, without limitation, Harvest Energy Trust, the Partnership, the Corporation and any of their Affiliates; and

(m)          engaging in activities ancillary or incidental to those activities set forth in paragraphs (a) through (l) above.

4.2                          Permitted Investments

Any funds within the Trust Fund that are not invested as provided in Section 4.1 shall be used by the Trust to acquire Permitted Investments or as otherwise permitted herein.

ARTICLE 5
DISTRIBUTIONS

5.1                          Determination of Distributions

The Trustee may, in its sole discretion, at any time and from time to time, declare a distribution to be payable, to holders of Priority Units or Subordinated Units of record as at the close of business on the Distribution Record Date for such distribution period, out of the net income of the Trust, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustee may determine. The share of

9

each Unitholder in the amount so payable shall be the Pro Rata Share of such Unitholder determined as at that Distribution Record Date; and such amount shall be payable on that Distribution Record Date. Notwithstanding the foregoing, all income of the Trust in an amount not less than the income of the Trust for any taxation year of the Trust computed in accordance with the provisions of the Tax Act shall be payable for such year.

Distributions or amounts payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of net income, net realized capital gains, trust capital or other items in such amounts as the Trustee shall, in its discretion, determine. Any amounts payable to holders of Subordinated Units pursuant to this Section 5.1 may, at the option of the Trustee, be paid through a distribution of additional Subordinated Units having a value equal to the amount payable. For the purposes of this Section 5.1, the value of the additional Subordinated Units issued shall be determined by the Trustee upon the recommendation of the Corporation.

5.2                          Enforcement

Each Unitholder shall have the right to enforce payment of any amount payable to the Unitholder under this Article 5 (or a distribution of additional Subordinated Units under Section 5.1, if applicable) at the time the amount became payable. Absent a demand from a Unitholder to enforce payment, such amount shall be paid to Unitholders on the Payment Date specified in Section 5.1.

5.3                          Payment of Amounts Payable

Amounts payable to Unitholders pursuant to Section 5.1 may be paid by the Trust on any date (the “Payment Date”) specified by the Trustee as the applicable Distribution Record Date, or a day within 30 days after the applicable Distribution Record Date and in the same calendar year.

5.4                          Distribution of Additional Subordinated Units

If on any Distribution Record Date the Trust does not have cash in an amount sufficient to pay the full distribution to be made to Unitholders who hold Subordinated Units on such Distribution Record Date in cash, the distribution payable to Unitholders who hold Subordinated Units on such Distribution Record Date may, at the option of the Trustee, include a distribution of additional Subordinated Units having a value equal to the cash shortfall, in which case the amount of cash to be distributed on the distribution shall be reduced by the amount of such cash shortfall. For the purposes of this Section 5.4, the value of the additional Subordinated Units to be issued shall be determined by the Trustee in its sole discretion.

5.5                          Withholding Taxes

For greater certainty, in the event that withholding taxes are exigible on any distributions or other amounts distributed under this Indenture, the Trustee shall withhold the withholding taxes required and shall promptly remit such taxes to the appropriate taxing authority. In the event that withholding taxes are exigible on any distributions or other amounts distributed under this Indenture and the Trustee is, or was, unable to withhold taxes from a particular distribution to a Unitholder or has not otherwise withheld taxes on past distributions to the Unitholder, the Trustee shall be permitted to withhold amounts from other distributions to satisfy the Trustee’s withholding tax obligations.

ARTICLE 6
APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEE

6.1                          Trustee’s Term of Office

Subject to Sections 6.2 and 6.3, 1115638 Alberta Ltd. is hereby appointed as Trustee hereunder for the term of this Indenture.

10

6.2                          Resignation of Trustee

The Trustee may resign from the office of trustee hereunder on giving not less than 60 days’ notice in writing to the Corporation or such lesser period of notice as is agreed to by the Corporation; provided that no such resignation shall be effective until (i) the appointment of, and acceptance of such appointment by, a new Trustee in the place of the resigning Trustee has been made in the manner set out in Section 6.4, and (ii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.3                          Removal of Trustee

The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements in Section 6.6, or shall be declared bankrupt or insolvent, or shall enter into liquidation, whether compulsory or voluntary (and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if the assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing, or shall fail in any material respect to perform its responsibilities under this Indenture. No decision to remove a Trustee under this Section 6.3 shall become effective until (i) approved by a Resolution of the Unitholders (ii) the appointment of, and acceptance of such appointment by, a new Trustee under Section 6.4 in the place of the Trustee to be removed, and (iii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.4                          Appointment of Successor to Trustee

(a)           A successor Trustee to a Trustee which has been removed by a Resolution of the Unitholders under Section 6.3, shall be appointed by a Resolution of the Unitholders, provided the successor meets the requirements of Section 6.6.

(b)           Subject to Section 6.6, the Corporation may appoint a successor to any Trustee which has been removed by a Resolution of the Unitholders under Section 6.3.

(c)           Subject to Section 6.6, the Corporation may appoint a successor to any trustee which has given a notice of resignation under Section 6.2.

No appointment of any successor Trustee shall be effective until such successor Trustee shall have complied with the provisions of Section 6.2(ii).

6.5                          Failure to Appoint Successor

In the event that no successor Trustee to a Trustee who has delivered a notice of resignation in accordance with Section 6.2, or who has received notice of removal in accordance with Section 6.3, has accepted an appointment within 120 days after the receipt by the Corporation of the notice of resignation, or 60 days after the receipt by the Trustee of the notice of removal, the Trustee, the Corporation or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

6.6                          Qualifications of Trustee

The Trustee and any successor to the Trustee or new Trustee appointed under this Article 6 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Tax Act.

11

ARTICLE 7
CONCERNING THE TRUSTEE

7.1                          Powers of the Trustee

The Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner thereof.

7.2                          Specific Powers and Authorities

In addition to any powers and authorities conferred by this Indenture (including, without limitation, Section 4.1 and 7.1 hereof) or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without an action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time or delegated by it, as herein provided, in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper:

(a)           to accept subscriptions for Trust Units received by the Trust and to issue Trust Units pursuant thereto;

(b)           to maintain books and records;

(c)           to provide timely reports to Unitholders in accordance with the provisions hereof;

(d)           to effect payment of distributions to Unitholders;

(e)           to apply for ARTC;

(f)            subject to section 7.3, to sell or dispose of all or any part of the assets of the Trust;

(g)           to deposit funds of the Trust in interest-bearing accounts in banks, the Alberta Treasury Branch or trust companies whose short term obligations constitute Permitted Investments, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more officers, agents or representatives) as the Trustee may determine;

(h)           to, directly or indirectly, borrow money from or incur indebtedness, liability or obligation to any person and to guarantee, indemnify, be jointly and severally liable for, or act as a surety with respect to payment or performance of any indebtedness, liabilities or obligation of any kind of any person, including, without limitation, the Partnership, the Corporation, Harvest Energy Trust and any of their Affiliates; to enter into any other obligations on behalf of the Trust; enter into any priority, subordination or postponement agreement on behalf of the Trust or any other person; and to assign, charge, pledge, hypothecate, convey, transfer, mortgage, subordinate, postpone and grant any security interest, mortgage or encumbrance over or with respect to all or any of the Trust Fund or to subordinate or postpone the interests of the Trust in the Trust Fund to any other person;

(i)            to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and power of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

(j)            where reasonably required, to engage or employ any persons as agents, representatives, employees, administrator, consultants or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

12

(k)           to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

(l)            to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

(m)          to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee, or except as prohibited by law, by and/or in the name of the Trust, or any other person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or the Trustee is interested therein, provided that should legal title to any of the assets of the Trust be held by and/or in the name of any person other than the Trustee or the Trust, the Trustee shall require such person to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

(n)           to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted;

(o)           to pay out of the Trust Fund the Trust Expenses;

(p)           except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to Harvest Energy Trust, the Corporation or any other Affiliate of the Trust or Harvest Energy Trust or the Corporation or to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee;

(q)           to guarantee or act as surety of or become jointly and severally liable for the obligations, liabilities and indebtedness of the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates pursuant to any debt for borrowed money or obligations resulting or arising from Swap Arrangements or other hedging obligations, liabilities or indebtedness incurred by the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates, as the case may be, and pledging securities issued by the Corporation or Harvest Energy Trust or any such Affiliate, as the case may be, as security for such guarantee or surety or joint and several liability;

(r)            notwithstanding any limitations contained in this Indenture or any other contracts or obligations of the Trustee or the Trust and the introductory proviso to this Section 7.2, to enter into on behalf of the Trust and observe and perform its obligations and the obligations of the Trust under any agreements with any Lender including, without limitation, compliance with any provisions thereof which may restrict the powers of the Trustee hereunder or preclude the Trustee from acting in certain circumstances on resolutions of the Unitholders as might otherwise he provided for hereunder, and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(s)           to enter into a priority, subordination, postponement or standstill agreement with any Lender pursuant to which the Trust agrees to subordinate or postpone its right to receive income (or any other obligations of the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates) to the right of any such Lender to be paid obligations owing to it by the Corporation or Harvest Energy Trust or any other Affiliates and which agreement may further provide, without limitation, that in the event of a default by the Trust, the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates to any of its Lenders, including any such default in connection with credit or debt facilities, Swap Arrangements or any other ancillary facilities, none of the Trust, the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates will make any further payments in respect of such obligations to the Trust and the Trust will

13

not make any further cash distributions to Unitholders, and each such subordination entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(t)            to advance any amount to the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates as a loan;

(u)           to enter into, perform and enforce the Material Contracts;

(v)           without limiting any of the provisions hereof, to pay out of the Trust Fund:

(i)            amounts in respect of Permitted Investments and Subsequent Investments; and

(ii)           Issue Expenses;

all as contemplated by the Offering Documents, this Indenture or the other Material Contracts;

(w)          to charge, mortgage, hypothecate and/or pledge on behalf of the Trust all or any of the currently owned or subsequently acquired monies, properties and assets comprising the Trust Fund to secure any liabilities, indebtedness or obligations of the Trust and to execute and deliver a guarantee, indemnity, surety or other assurance (including becoming jointly and severally liable) in favour of any Lender for the obligations of the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates and any security, deposit or offset agreements or arrangements in respect of any such guarantee, indemnity, surety or other assurance and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(x)            to form any subsidiary of the Trust for the purpose of making any Subsequent Investment and entering into or amending any unanimous shareholders agreement or other agreement on such terms as may be approved by the Trustee;

(y)           to provide indemnities for the directors and officers of the Trustee or any Affiliates;

(z)            to vote Subsequent Investments held by the Trust which carry voting rights in such manner as may be approved by the Trustee;

(aa)         without limit as to amount, cost, or conditions of reimbursement, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes of the Trust or for other expenses incurred in connection with the Trust and for such purposes may draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness, secure the payment of sums so borrowed or indebtedness incurred and mortgage, pledge, assign or grant a security interest in any money owing to the Trust or engage in any other means of financing the Trust;

(bb)         to do all such other acts and things as are incidental to this Section 7.2, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture; and

(cc)         to enter into, perform and enforce any Swap Arrangements.

7.3                          Restrictions on the Trustee’s Powers

Notwithstanding anything contained in this Indenture, the Trustee shall not authorize any sale, lease or other disposition of, or any interest in, all or substantially all of the assets of the Trust, except in conjunction with an internal reorganization of the direct or indirect assets of the Trust as a result of which the Trust has the same, or substantially similar, interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization, without the approval of the Unitholders by Resolution.

14

7.4                          Banking

The banking activities of the Trust, or any part thereof, shall be transacted with such financial institution or other person carrying on a financial services business as the Trustee may designate, appoint or authorize from time to time and all such financial services business, or any part thereof, shall be transacted on the Trust’s behalf by such one or more officers of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be officers or employees of the Corporation) including, but without restricting the generality of the foregoing, the operation of the Trust’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, bankers’ acceptances, bills of exchange, letters of credit and orders for the payment of money; the giving of receipts for and orders relating to any property of the Trust; the execution of any agreement relating to any property of the Trust, the execution of any agreement relating to any such financial services business and defining the rights and powers of the parties hereto; and the authorizing of any officer of such financial institution, or any trustee or agent thereof to do any act or thing on the Trust’s behalf to facilitate such banking business.

7.5                          Standard of Care

Except as otherwise provided herein, the Trustee shall exercise its powers and carry out its functions hereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, subject to compliance by the Trustee with any agreements contemplated hereby which may be binding on the Trustee or the Trust. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee, in its capacity as trustee, shall not be required to devote its entire time to the business and affairs of the Trust.

7.6                          Fees and Expenses

As part of the Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, lawyers, appraisers and other agents, consultants and advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, expenses and other amounts payable or reimbursable by the Trust to the Trustee.

7.7                          Limitations on Liability of Trustee

The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) or any other person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under this Indenture, including, without limitation, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by any appropriately qualified person, any reliance on any such evaluation, any action or failure to act of the Trustee, or any other person to whom the Trustee has delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure to perform its duties under or delegated to it under this Indenture or any other contract), unless such liabilities arise out of the negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders, or agents. If the Trustee has retained an appropriate expert or adviser or Counsel with respect to any matter connected with its duties under this Indenture or any other contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel, and the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or Counsel. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund.

15

7.8                          Indemnification of Trustee

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee and each of its directors, officers, employees, shareholders and agents in respect of:

(a)           any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, for or in respect of any act, omission or error in respect of the Trust and the Trustee’s execution of all duties and responsibilities and exercise of all powers and authorities pertaining thereto; and

(b)           all other costs, charges, taxes, penalties and interest in respect of unpaid taxes; and

(c)           all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

unless any of the foregoing arise out of the negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders or agents, in which case the provisions of this Section 7.8 shall not apply.

7.9                          Environmental Indemnity

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Trustee, its directors, officers, employees, shareholders and agents, and all of their successors and assigns (collectively, the “Indemnified Parties”) against any loss, expense, claim, charge, damage, penalty, liability or asserted liability (including strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties to third parties, including governmental agencies, in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)           the administration of the Trust created hereby; or

(b)           the exercise by the Trustee of any rights or obligations hereunder;

and which result from or relate, directly or indirectly, to:

(c)           the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust, the Corporation, Harvest Energy Trust or any Affiliate of the foregoing, or of a previous owner or operator of a Property;

(d)           any contaminant present on or released from any property adjacent to or in the proximate area of the Properties;

(e)           the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, bylaw, order, rule or permit by the Trust, Harvest Energy Trust, the Corporation or any Affiliate of the foregoing, or an owner or operator of a Property; or

(f)            any misrepresentation or omission of a known fact or condition made by the Trust, Harvest Energy Trust or the Corporation or any Affiliate of the foregoing, relating to any Property.

For the purpose of this Section 7.9, “liability” shall include: (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants; (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damage and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable

16

therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

Notwithstanding the foregoing, the Trust shall not be liable to indemnify an Indemnified Party against any loss, expense, claim, liability or asserted liability to the extent resulting from the negligence, wilful default or fraud of the Indemnified Party.

7.10                        Apparent Authority

No purchaser or other person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee or agent or make inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent. Any person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee or any other person to act for and on behalf and in the name of the Trust.

7.11                        Conditions Precedent to Trustee’s Obligations to Act

The obligation of the Trustee to commence to wind up the affairs of the Trust pursuant to Article 11 shall be conditional upon the Unitholders or another person furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof and the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Unitholders shall, if required by notice in writing by the Trustee, be subject to the same conditions as to funding and indemnity. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

7.12                        Survival of Indemnities

All indemnities, all limitations of liability and all other provisions for the protection of the Trustee provided for in this Indenture shall survive the termination of this Indenture under Article 11 and the removal or resignation of the Trustee under Article 6.

7.13                        Trustee May Have Other Interests

Subject to applicable securities laws, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in this Indenture, the Trustee is hereby expressly permitted to:

(a)           be an Associate or an Affiliate of a person from or to whom assets of the Trust have been or are to be purchased or sold;

(b)           be, or be an Associate or an Affiliate of, a person with whom the Trust, Harvest Energy Trust or the Corporation contracts or deals or which supplies services to the Trust, Harvest Energy Trust or the Corporation;

(c)           acquire, hold and dispose of any assets not constituting part of the Trust Fund and exercise all rights of an owner of such assets as if it were not a trustee;

(d)           carry on its business in the usual course while it is the Trustee; and

17

(e)           derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 7.13 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage.

Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee’s duties hereunder.

7.14                        Documents Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, or deposited for safekeeping with any such bank.

7.15                        General Delegation of Powers

Except as expressly prohibited by law, the Trustee may grant or delegate to the Corporation or any other person (the “Administrator”) such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Indenture, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the Administrator to administer and manage the day-to-day operations of the Trust Fund, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and general principles set forth herein or previously established by the Trustee. The Administrator shall have the powers and duties expressly provided for herein and in any other agreement providing for the management or administration of the Trust including, without limitation, the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform (and the Administrator shall notify the Trustee of the name of the person or persons retained or instructed and the terms and conditions thereof).

ARTICLE 8

AMENDMENT

8.1                          Amendment

Except as specifically provided otherwise herein, the provisions of this indenture may only be amended by the Trustee with the consent of the Unitholders by Resolution.

Any of the provisions of this Indenture may be amended by the Trustee at any time or times, without the consent, approval or ratification of any of the Unitholders or any other person for the purpose of:

(a)           ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

(b)           ensuring that such additional protection is provided for the interests of Unitholders as the Trustee may consider expedient;

(c)           removing or curing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture and any other agreement of the Trust or any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby;

(d)           curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby; and

18

(e)           making any modification in the form of Trust Unit Certificates to conform with the provisions of this Indenture, or any other modifications, provided the rights of the Trustee and of the Unitholders are not prejudiced thereby.

ARTICLE 9

VOTING RIGHTS OF UNITHOLDERS

9.1                          Voting Rights of Unitholders

Only Unitholders of record shall be entitled to approve and execute Resolutions.

9.2                          Resolutions

(a)           The Trustee shall in accordance with a Resolution approved by the Unitholders:

(i)            subject to Section 8.1, amend this Indenture;

(ii)           subdivide or consolidate Trust Units;

(iii)          sell or agree to sell the property of the Trust Fund as an entirety or substantially as an entirety;

(iv)          resign if removed pursuant to Section 6.3; and

(v)           commence to wind-up and wind-up the affairs of the Trust if requested pursuant to Section 11.2.

Except with respect to the above matters set out in this Section 9.2 and the matters set forth in Sections 6.3, 6.4 and 12.2 hereof, no action taken by the Unitholders or Resolution of the Unitholders shall in any way bind the Trustee.

9.3                          No Breach

Notwithstanding any provisions of this Indenture, Unitholders shall have no power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.

ARTICLE 10

CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS

10.1                        Nature of Trust Units

The nature of a Trust Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Sections 2.4 and Subsection 2.5(c) and the provisions of this Article 10 shall not in any way alter the nature of Trust Units or the said relationships of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of certificates evidencing the beneficial ownership of Trust Units and the recording of all such transactions whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other persons.

10.2                        Certificates

(a)           The form of certificate representing Trust Units shall be substantially as set out in the Schedule hereto or such other form as is authorized from time to time by the Trustee. Each such certificate shall bear an identifying serial number and shall be certified manually by the Trustee. The Trust Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

19

(b)           Any Trust Unit Certificate validly issued prior to the date hereof in accordance with the terms of this Indenture in effect at such time shall validly represent issued and outstanding Trust Units, notwithstanding that the form of such Trust Unit Certificate may not be in the form currently required by this Indenture.

10.3                        Register of Unitholders

A register shall be maintained at the principal office or, if applicable, principal office of the Trustee in the City of Calgary by the Trustee, which register shall contain the names and addresses of the Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of the certificates representing such Trust Units and a record of all transfers thereof.

Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustee shall have the right to treat the person registered as a Unitholder on the register of the Trust as the owner of such Trust Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to approve Resolutions and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Trust Unit or any attempt to transfer, pledge or dispose of a Trust Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Trust Unit shall have been transferred on the register of the Trust as herein provided.

The register referred to in this Section 10.3 shall at all reasonable times be open for inspection by the Unitholders.

10.4                        Transfer of Trust Units

(a)           Subject to the provisions of this Article 10, the Trust Units shall be fully transferable without charge as between persons, but no transfer of Trust Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register maintained by the Trustee. No transfer of a Trust Unit shall be recognized unless such transfer is of a whole Trust Unit.

(b)           Subject to the provisions of this Article 10, Trust Units shall be transferable on the register of Unitholders of the Trust only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents hereunto duly authorized in writing, and only upon delivery to the Trustee, of the certificate therefor, if certificates representing Trust Units are issued, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Trust Certificate for the residue thereof (if any) shall be issued to the transferor. Unless the Trustee agrees to assume liability for the transfer and exchange fees the Unitholder shall be responsible for such fees and expenses.

(c)           Any person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new Trust Certificate therefor only upon production of evidence satisfactory to the Trustee thereof and delivery of the existing Trust Certificate to the Trustee, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes whether or not the Trustee shall have actual or other notice of such death or other event.

10.5                        Trust Units Held Jointly or in a Fiduciary Capacity

The Trustee may treat two or more persons holding any Trust Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Trust Certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Trust Units; provided, however, that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Trust Certificate as a fiduciary

20

of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. Where any Trust Certificate is registered in more than one name, the distributions (if any) in respect thereof may be paid to the order of all such holders failing written instructions from them to the contrary and such payment shall be a valid discharge to the Trustee. In the case of the death of one or more joint holders, the distributions (if any) in respect of any Trust Units may be paid to the survivor or survivors of such holders and such payment shall be a valid discharge to the Trustee.

10.6                        Performance of Trust

The Trustee, the Unitholders and any director, officer, employee or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Trust Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Trust Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the person recorded as a Unitholder.

10.7                        Lost Certificates

In the event that any Trust Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Trust Certificate for the same number of Trust Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Trust Certificate, require the owner of the lost, stolen, destroyed or mutilated Trust Certificate, or the legal representative of the owner to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee may deem necessary, to surrender any mutilated Trust Certificate and may require the applicant to supply to the Trust a “lost certificate bond” or a similar bond in such reasonable sum as the Trustee may direct indemnifying the Trustee and its directors, officers, employees or agents for so doing. The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Trust Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Trust Certificate without further action or approval by the Trustee.

10.8                        Death of a Unitholder

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture nor give such Unitholder’s personal representative a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Trust Certificate for Trust Units in place of the Trust Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

10.9                        Unclaimed Interest or Distribution

In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current non-interest-bearing account pending payment to the person or persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate Government official or agency) whose receipt shall be a good discharge and release of the Trustee.

21

10.10                      Exchanges of Trust Certificates

Trust Certificates representing any number of Trust Units may be exchanged without charge for Trust Certificates representing an equivalent number of Trust Units in the aggregate. Any exchange of Trust Certificates may be made at the offices of the Trustee where registers are maintained for the Trust Certificates pursuant to the provisions of this Article 10. Any Trust Certificates tendered for exchange shall be surrendered to the Trustee shall be cancelled. The Corporation shall reimburse the Trustee for all exchange fees associated with any such exchange.

ARTICLE 11

TERMINATION

11.1                        Termination Date

Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2099.

11.2                        Termination by Resolution of Unitholders

The Unitholders may approve by Resolution to terminate the Trust, whereupon the Trustee shall commence to wind up the affairs of the Trust.

11.3                        Procedure Upon Termination

Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Trust Units for cancellation and the date at which the register of the Trust shall be closed.

11.4                        Powers of the Trustee upon Termination

After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as hereinafter provided and for these purposes, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

11.5                        Sale of Investments

After the date referred to in Section 11.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders in respect of a termination authorized under Section 11.2.

11.6                        Distribution of Proceeds

After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the Properties and other assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Share.

22

11.7                        Further Notice to Unitholders

In the event that all of the Unitholders shall not surrender their Trust Units for cancellation within six (6) months after the time specified in the notice referred to in Section 11.3, such remaining Trust Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Trust Units to receive their Pro Rata Share of the amounts referred to in Section 11.6 and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

11.8                        Responsibility of Trustee after Sale and Conversion

The Trustee shall be under no obligation to invest the proceeds of any sale of the Properties or other assets or cash forming part of the Trust Fund after the date referred to in Section 11.4 and, after such sale, the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 11.6.

ARTICLE 12

SUPPLEMENTAL INDENTURES

12.1                        Provision for Supplemental Indentures

From time to time the Trustee may, subject to the provisions hereof, and it shall, when so directed in accordance with the provisions hereof, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)           giving effect to any amendment as provided in Article 8;

(b)           giving effect to any Resolution approved by Unitholders as provided in Article 9;

(c)           making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders;

(d)           making any modification in the form of Trust Certificates which does not materially affect the substance thereof; and

(e)           for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, the rights of the Trustee and the Unitholders are not prejudiced thereby;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

12.2                        Provision for Amended and Restated Indenture

Notwithstanding Section 12.1, following any amendments to this Indenture, the parties to the Indenture may enter into an amended and restated version of the Indenture which shall include and give effect to all amendments to the Indenture in effect at the applicable time.

23

ARTICLE 13

NOTICES TO UNITHOLDERS

13.1                        Notices

Any notice required to be given under this Indenture to the Unitholders shall be given, at the discretion of the Trustee, by personal delivery or by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by personal delivery. Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by personal delivery, the day of the personal delivery. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

13.2                        Failure to Give Notice

The failure by the Trustee, by accident or omission or otherwise unintentionally, to give the Unitholders any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder for any such failure.

13.3                        Joint Holders

Service of a notice or document on any one of several joint holders of Trust Units shall be deemed effective service on the other joint holders.

13.4                        Service of Notice

Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons interested in the Trust Units concerned.

ARTICLE 14

ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

14.1                        Records

The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the assets of the Trust Fund from time to time and a copy of this Indenture.

14.2                        Annual Reporting to Unitholders

The Trustee will mail:

(a)           to each Unitholder, within 120 days after the end of each year, the unaudited consolidated financial statements of the Trust for the most recently completed year; and

(b)           to each person who received a distribution from the Trust during a year, within 90 days after the end of such year, the tax reporting information relating to such year as prescribed by the Tax Act.

24

14.3                                                                        Information Available to Unitholders

Each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Indenture and any indenture supplemental hereto or any Material Contract.

14.4                                                                        Income Tax: Obligation of the Trustee

The Trustee shall discharge all obligations and responsibilities of the Trustee under the Tax Act or any similar provincial legislation and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent with any such obligations or responsibilities.

14.5                                                                        Income Tax: Designations

In the return of its income under Part I of the Tax Act for each year the Trust shall make such designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the year including, without restricting the generality of the foregoing, designations pursuant to subsection 104(29) of the Tax Act and designations with respect to any taxable capital gains realized and distributed to Unitholders by the Trust in the year, as shall be permitted under the provisions of the Tax Act and as the Trustee in its sole discretion shall deem to be appropriate. In the first tax year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire year.

14.6                                                                        Income Tax: Deductions, Allowances and Credits

The Trustee shall determine the tax deductions, allowances and credits to be claimed by the Trust in any year, and the Trustee shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount payable by the Trust pursuant to the provisions of the Tax Act.

14.7                                                                        Fiscal Year

The fiscal year of the Trust shall end on December 31 of each year.

ARTICLE 15

MISCELLANEOUS

15.1                                                                        Successors and Assigns

The provisions of this Indenture shall enure to the benefit of and be binding upon the parties and their successors and assigns.

15.2                                                                        Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

15.3                                                                        Severability

If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

25

15.4                                                                        Day Not a Business Day

In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

15.5                                                                        Time of the Essence

Time shall be of the essence in this Indenture.

15.6                                                                        Governing Law

This Indenture and the Trust Certificates shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereby irrevocably submit to the jurisdiction of the Courts of the Province of Alberta.

15.7                                                                        Notices to Trustee and the Corporation

(a)                                  Any notice to the Trustee under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the attention of 1115638 Alberta Ltd. at 1900, 330 — 5th Avenue S.W., Calgary, Alberta T2P 0L4, Attention: President (Fax (403) 265-3490), or may be given by personal delivery or electronic or telecommunications device, and shall be deemed to have been given on the date of delivery or, if mailed, effective five days after deposit in the Canadian mail.

(b)                                 Any notice to the Trust under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the Trust c/o 1115638 Alberta Ltd. at 1900, 330 – 5th Avenue S.W., Calgary, Alberta T2P 0L4, Attention: President (Fax (403) 265-3490) may be given by personal delivery or electronic or telecommunications device, and shall be deemed to have been effectively given on the date of delivery or, if mailed, five days after deposit in the Canadian mail.

(c)                                  The Trust or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trust or the Trustee for all purposes of this Indenture.

(d)                                 lf, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section, by personal delivery or cable, telegram, electronic, telecommunications device or other means of prepaid, transmitted and recorded communication.

26

15.8                                                                        References to Agreements

Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

IN WITNESS WHEREOF each of the parties has caused these presents to be executed by its proper officers duly authorized on its behalf as of the 7th day of October, 2004.

1115638 ALBERTA LTD.
as Trustee

By:	/s/ [ILLEGIBLE]

HARVEST SASK ENERGY TRUST,
by Harvest Operations Corp.

By:	/s/ [ILLEGIBLE]

By:	/s/ [ILLEGIBLE]

27

SCHEDULE

To the annexed amended and restated indenture dated as of October 7, 2004 and made between

1115638 ALBERTA LTD. (AS TRUSTEE)
and
HARVEST SASK ENERGY TRUST

(Form of Certificate for the Trust
Units in the English Language)

[PRIORITY/SUBORDINATED] TRUST UNITS

HARVEST BREEZE TRUST NO. 1

(a trust created under the laws of the Province of Alberta)

No.	[Priority/Subordinated] Trust Units

THIS CERTIFIES THAT

                                                                                                        is the registered holder of                        fully paid [Priority/Subordinated] Trust Units issued by Harvest Breeze Trust No. 1 (the “Trust”) transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of an indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Trust Indenture”) dated July 8, 2004 and made between 1115638 Alberta Ltd. (the “Trustee”) and Harvest Sask Energy Trust which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Trust Indenture. Terms defined in the Trust Indenture have the same meaning when used herein.

A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

This certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register to be kept at the office of the Trustee in the City of Calgary and at such other place or places, if any, as the Trustee may designate, by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

The Trust Indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust Indenture.

The Trust Indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

IN WITNESS WHEREOF the Trustee has caused this certificate to be signed by its duly authorized officers.

DATED

HARVEST BREEZE TRUST NO. 1 by its Trustee,
1115638 Alberta Ltd.

By:
Authorized Officer

By:
Authorized Officer

2

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

                    [Priority/Subordinated] Trust Units of HARVEST BREEZE TRUST NO. 1 represented by this certificate and hereby irrevocable constitutes and appoints                                    Attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.

Dated
(SIGNATURE OF TRANSFEROR)

Harvest Breeze Trust No. I

SUPPLEMENTAL TRUST INDENTURE

THIS SUPPLEMENTAL TRUST INDENTURE is made the 22nd day of December 2009,

BETWEEN:

HARVEST ENERGY TRUST, a trust created and governed by the laws of the Province of Alberta, and all persons who after the date hereof become holders of trust units of the Trust

AND:

1496965 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta, with an office in the City of Calgary, in the Province of Alberta (“TrusteeCo”)

WHEREAS 1115638 Alberta Ltd. has submitted its resignation as the trustee of Harvest Breeze Trust No. 1 (the “Trust”) under the amended and restated trust indenture of the Trust made October 7, 2004 between 1115638 Alberta Ltd., as trustee, and Harvest Sask Energy Trust, as the initial unitholder (the “Trust Indenture”);

AND WHEREAS the removal of 1115638 Alberta Ltd. as trustee of the Trust, and the appointment of TrusteeCo as trustee of the Trust in substitution for, and as successor to, 1115638 Alberta Ltd., constitutes a step in the plan of arrangement under Section 193 of the Business Corporations Act (Alberta) involving, among others, Harvest Energy Trust, Harvest Operations Corp., Korea National Oil Corporation, KNOC Canada Ltd., the Trust, 1115638 Alberta Ltd., TrusteeCo and securityholders of the Trust (the “Arrangement”), which plan of arrangement was approved by the requisite majority of securityholders of the Trust at a special meeting held on December 15, 2009 and by the Court of Queen’s Bench of Alberta by final order dated December 16, 2009;

AND WHEREAS the Arrangement is effective the date hereof and this Supplemental Trust Indenture is intended to confirm the change of trustee contemplated thereby with effect at the Effective Time (as that term is defined in the Arrangement);

AND WHEREAS Harvest Energy Trust is the successor in interest to the trust units of the Trust formerly held by Harvest Sask Energy Trust;

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties acknowledge and agree as follows:

ARTICLE I

INTERPRETATION

1.1                               Incorporation in Trust Indenture

The parties acknowledge and agree that the Trust Indenture is and shall be amended as set out herein and that henceforth this Supplemental Indenture and the Trust Indenture shall form one and the same instrument.

ARTICLE II

TRUSTEE

2.1                               New Trustee

TrusteeCo is appointed, and TrusteeCo accepts such appointment, as trustee of Harvest Breeze Trust No. 1 pursuant to Section 6.4 of the Trust Indenture, and TrusteeCo assumes all obligations of the trustee related to the Trust Indenture.

ARTICLE III

GENERAL

3.1                               Confirmation

The Trust Indenture, as amended hereby, shall in all other respects remain in full force and effect.

3.2                               Counterparts

This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument which shall be sufficiently evidenced by any of such original counterparts.

3.3                               Governing Law

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. The parties hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

IN WITNESS WHEREOF, each of the parties has caused this Indenture to be duly executed as of the day and year first written above.

1496965 ALBERTA LTD.

Per:	/s/ Dr. Seong Hoon Kim
Dr. Seong Hoon Kim
President and Secretary

HARVEST ENERGY TRUST, by its
Administrator, Harvest Operations Corp.

Per:	/s/ John Zahary
John Zahary
President

2

HARVEST BREEZE TRUST NO. 2

AMENDED AND RESTATED TRUST INDENTURE
DATED OCTOBER 7, 2004

Burnet, Duckworth & Palmer LLP

i

(continued)

ii

(continued)

iii

HARVEST BREEZE TRUST NO. 2

This AMENDED AND RESTATED TRUST INDENTURE made the 7th day of October, 2004.

BETWEEN:

1115650 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta, with offices in the City of Calgary, in the Province of Alberta (hereinafter called the “Trustee”)

OF THE FIRST PART

and

HARVEST ENERGY TRUST, a trust governed by the laws of Alberta (hereinafter called the “Initial Unitholder”), and all persons who after the date hereof become holders of Trust Units as herein provided

OF THE SECOND PART

WHEREAS the Trustee and the Initial Unitholder are parties to a trust indenture dated July 8, 2004, as amended and restated on August 31, 2004 (the “Original Trust Indenture”); and

AND WHEREAS the Trustee and the Initial Unitholder wish to amend and restated the Original Trust Indenture;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustee declares and covenants and agrees with and in favour of the holders from time to time of the Trust Units as follows:

ARTICLE I
INTERPRETATION

1.1                                                                               Definitions

In this Indenture, including the recitals, and in the Trust Certificates and schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)                                  “ABCA” means the Business Corporations Act (Alberta) as amended from time to time, including the regulations promulgated thereunder;

(b)                                 “Affiliate” has the meaning set forth in the Securities Act (Alberta), as amended from time to time, and for the purposes hereof includes a partnership of which the relevant person is a partner or a trust of which it is a beneficiary;

(c)                                  “ARTC” means Alberta Royalty Tax Credit within the meaning of the Alberta Corporate Tax Act;

(d)                                 “Associate” has the meaning set forth in the Securities Act (Alberta) as amended from time to time;

(e)                                  “Business Day” means a day other than a Saturday, Sunday or holiday in the City of Calgary in the Province of Alberta;

(f)                                    “Commodity Price and Currency Swaps” means swap, hedging and other arrangements in respect of commodity prices or rates of exchange of currencies, the purpose of which is to mitigate or eliminate exposure to fluctuations in prices of commodities or rates of exchange of one currency for another and any transactions, confirmations or other agreements arising therefrom or incidental thereto;

(g)                                 “Corporation” means Harvest Operations Corp., a corporation amalgamated under the ABCA;

(h)                                 “Counsel” means a law firm reasonably acceptable to the Trustee;

(i)                                     “Distribution Priority Amount” has the meaning set forth in Section 3.1(c);

(j)                                     “Distribution Record Date” means the last day of each calendar month or such other date as may be determined from time to time by the Trustee, except that December 31 shall in all cases be a Distribution Record Date;

(k)                                  “Indemnified Parties” has the meaning set forth in Section 7.9;

(l)                                     “Initial Unitholder” means Harvest Energy Trust;

(m)                               “Interest Rate Swaps” means interest rate swap, hedging and other arrangements, the purpose of which is to mitigate or eliminate exposure to fluctuations in interest rates and any transactions, confirmations or other agreements arising therefrom or related thereto;

(n)                                 “Issue Expenses” means all expenses of an Offering payable by the Trust including legal fees, accounting fees and printing expenses and all other fees and expenses which may be described, whether generally or specifically, in any Offering Document relating to the particular Offering;

(o)                                 “Lender” means the lender or lenders (or any of its or their Affiliates) providing one or more credit or debt facilities, hedging or swap facilities or any other ancillary facilities to the Trust, the Partnership, Harvest Energy Trust or the Corporation or any of their Affiliates;

(p)                                 “Liquidation Priority Amount” has the meaning set forth in Section 3.1(c);

(q)                                 “Material Contracts” means this Trust Indenture, as amended, restated or replaced from time to time, and any loan agreement, credit agreement, royalty agreement, indenture or other agreement entered into by the Trust for the purpose of making any Subsequent Investment;

(r)                                    “NPI Agreement” means the Amended and Restated Net Profit Interest Agreement between the Corporation and Harvest Energy Trust dated effective September 27, 2002, including any amendments thereto;

(s)                                  “NPI Payment” has the meaning set forth in the NPI Agreement;

(t)                                    “Offering” means any issuance or offering of Trust Units or any rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units on a public or private basis in Canada or elsewhere;

(u)                                 “Offering Documents” means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document, or any understanding, commitment or agreement to issue or offer Trust Units;

(v)                                 “outstanding” in relation to Trust Units, has the meaning attributed thereto in Section 1.2 hereof;

(w)                               “Partnership” means Breezes Resources Partnership, a partnership organized under the laws of the Province of Alberta;

(x)                                   “Payment Date” has the meaning set forth in Section 5.3;

(y)                                 “Permitted Investments” means:

(i)                                     loan advances or other forms of financial assistance to the Partnership, Harvest Energy Trust, the Corporation and any of their Affiliates, as the case may be;

(ii)                                  interest bearing accounts of certain financial institutions, including Canadian chartered banks;

(iii)                               obligations issued or guaranteed by the Government of Canada or any province of Canada or any agency or instrumentality thereof;

(iv)                              term deposits, guaranteed investment certificates of deposit or bankers’ acceptances of or guaranteed or accepted by any Canadian chartered bank or other financial institution, the short term debt or deposits of which have been rated at least A by Standard & Poor’s Corporation, or the equivalent by Moody’s Investors Service, Inc. or Dominion Bond Rating Service Limited;

(v)                                 commercial paper rated at least A by Standard & Poor’s Corporation, or the equivalent by Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited;

(vi)                              investments in any entity including without limitation, bodies corporate, partnerships (including the Partnership) or trusts engaged in the oil and natural gas business; and

(vii)                           such other investment as is approved by the Trustee;

(z)                                   “person” means an individual, partnership, body corporate, association or trust;

(aa)                            “Priority Unit” means a priority trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(bb)                          “Pro Rata Share” of any particular amount in respect of a Unitholder who holds Priority Units at any time shall be the amount obtained by dividing the number of Priority Units that are owned by that Unitholder at that time by the total number of all Priority Units that are issued and outstanding at that time and of any particular amount in respect of a Unitholder who holds Subordinated Units at any time shall be the amount obtained by dividing the number of Subordinated Units that are owned by that Unitholder at that time by the total number of all Subordinated Units that are issued and outstanding at that time;

(cc)                            “Properties” means the working, royalty or other interests of the Trust from time to time in any petroleum and natural gas rights, tangibles and miscellaneous interests acquired by the Trust from time to time;

(dd)                          “Resolution” means a resolution in writing executed by all Unitholders;

(ee)                            “Settled Amount” means the amount of one hundred dollars in lawful money of Canada paid by the Initial Unitholder to the Trustee for the purpose of settling the Trust;

(ff)                                “Subordinated Unit” means a subordinated trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(gg)                          “Subsequent Investment” means any of the investments which the Trust may make pursuant to Section 4.1;

(hh)                          “Swap Arrangements” means Commodity Price and Currency Swaps and Interest Rate Swaps;

(ii)                                  “Tax Act” has the meaning ascribed thereto in Section 1.3;

(jj)                                  “Transfer Agent” means the Trustee, its successors or assigns, in its capacity as transfer agent for the Trust Units, or such other company as may from time to time be appointed by the Trustee to act as transfer agent for the Trust Units;

(kk)                            “Trust” means Harvest Breeze Trust No. 2 and refers to the trust relationship between the Trustee and the Unitholders with respect to the Trust Fund, upon the terms and conditions set out herein from time to time and, if the context requires, may also refer to the Trust Fund;

(ll)                                  “Trust Certificate” or “Trust Unit Certificate” means a certificate, in the form approved by the Trustee, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

(mm)                      “Trust Expenses” means all expenses incurred by the Trustee or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Trust Units, including without limitation those amounts payable to the Trustee under Sections 7.6, 7.8 and 7.9;

(nn)                          “Trust Fund”, at any time, shall mean such of the following monies, properties and assets that are at such time held by the Trustee on behalf of the Trust for the purposes of the Trust under this Indenture:

(i)                                     the Settled Amount;

(ii)                                  all funds realized from the issuance of Trust Units;

(iii)                               any Permitted Investments in which funds may from time to time be invested;

(iv)                              all rights in respect of and income generated from Properties;

(v)                                 any Subsequent Investment;

(vi)                              any proceeds of disposition of any of the foregoing property; and

(vii)                           all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

(oo)                          “Trustee” means 1115650 Alberta Ltd., or its successor or successors for the time being as trustee hereunder;

(pp)                          “Trust Unit” means, as the context requires, a Priority Unit or a Subordinated Unit;

(qq)                          “Unitholders” means the holders from time to time of one or more Trust Units and on the date hereof means the Initial Unitholder; and

(rr)                                “year” means initially, the period commencing on the date hereof and ending on December 31, 2004, and thereafter means a calendar year.

1.2                                                                               Meaning of “Outstanding”

Every Trust Unit created, issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided that when a new Trust Certificate has been issued in substitution for a Trust Certificate which has been lost, stolen or destroyed, only one of such Trust Certificates shall be counted for the purpose of determining the number of Trust Units outstanding.

1.3                                                                               Income Tax Act

In this Indenture, any reference to the Tax Act shall refer to the Income Tax Act, Revised Statutes of Canada 1985, Chapter I (5th Supplement) and the Income Tax Regulations as amended from time to time applicable with respect thereto. Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustee may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

1.4                                                                               Headings

The division of this Indenture into articles and sections, subsections, clauses, subclauses and paragraphs and the provision of headings is for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5                                                                               Construction of Terms

Words importing the singular number only shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders. References in this Indenture to “this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions shall he deemed to refer to this instrument and not to any particular Article, Section or portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.6                                                                               References to Acts Performed by the Trust

Any reference in this Indenture to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust.

1.7                                                                               References to Acts Performed by the Trustee

Any reference in this Indenture to an act to be performed or decision made by the Trustee shall be construed and applied for all purposes as if it referred to an act to be performed by or a decision made by any one director or officer of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be directors, officers or employees of the Corporation).

ARTICLE 2
DECLARATION OF TRUST

2.1                                                                               Settlement of Trust

The Initial Unitholder is paying concurrent with the execution of this Trust Indenture, the Settled Amount to the Trustee for the purpose of creating and settling the Trust and in consideration therefor the Initial Unitholder has been issued one hundred Subordinated Units in the Trust. Receipt of the Settled Amount is hereby acknowledged by the Trustee.

2.2                                                                               Declaration of Trust

The Trustee hereby agrees to act as Trustee and that it does and shall hold the Trust Fund in trust for the use and benefit of the Unitholders, their permitted assigns and personal representatives upon the trusts and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

2.3                                                                               Name

The Trust shall be known and designated as “Harvest Breeze Trust No. 2” and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name “Harvest Breeze Trust No. 2” is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name.

2.4                                                                               Nature of the Trust

The Trust is an open-end unincorporated investment trust, established for the purposes specified in Section 4.1 hereof. The Trust is not and is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustee or the Unitholders or any of them (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. The Trustee shall not be, or be deemed to be, an agent of the Unitholders (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any). The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Indenture.

2.5                                                                               Legal Entitlements and Restrictions of Unitholders

(a)                                  The rights of each Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustee are limited to those contained herein.

(b)                                 Subject to the terms and conditions of this Indenture, no Unitholder or Unitholders shall be entitled to interfere or give any direction to the Trustee with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee under this Indenture or the Material Contracts.

(c)                                  The legal ownership of the assets of the Trust and the right to conduct the business of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee and the Unitholders shall have no interest therein and they shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust. The Trust Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture. No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6                                                                               Liability of Unitholders

No Unitholder, in its capacity as such, shall incur or be subject to any liability in contract or in tort or of any other kind whatsoever (nor any of their beneficiaries, if any, nor the beneficiaries of any of their beneficiaries, if any) to any person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other person hereunder or with respect to any transaction entered into by the Trustee or by any other person pursuant to this Indenture. No Unitholder (nor any of their beneficiaries, if any, nor the beneficiaries of any of their beneficiaries, if any) shall be liable to indemnify the Trustee or any such other person with respect to any such liability or liabilities incurred by the Trustee or by any such other person or persons or with respect to any taxes payable by the Trust or by the Trustee or by any other person on behalf of or in connection with the Trust. Notwithstanding the foregoing, to the extent that any Unitholders (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) are found by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the Trust Fund and the Trust (to the extent of the Trust

Fund) is liable to, and shall indemnify and save harmless any Unitholder (including its own beneficiaries, if any, and the beneficiaries of any of their beneficiaries, if any) against any costs, damages, liabilities, expenses, charges or losses suffered by any Unitholder from or arising as a result of such Unitholder not having any such limited liability.

2.7                                                                               Head Office of Trust

The head office of the Trust hereby created shall be located at 1900, 330 – 5th Avenue S.W., Calgary, Alberta T2P 0L4 or at such other place or places in Canada as the Trustee may from time to time designate.

ARTICLE 3
ISSUE AND SALE OF TRUST UNITS

3.1                                                                               Nature and Ranking of Trust Units

(a)                                  The beneficial interests in the Trust shall be divided into interests of two classes of trust units, described and designated as Priority Units and as Subordinated Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein; and the interest of each Unitholder shall be determined by the number of Priority Units or Subordinated Units registered in the name of the Unitholder.

(b)                                 Each Trust Unit shall entitle the holder or holders thereof to one vote at any meeting of the Unitholders.

(c)                                  The holders of Priority Units as a class shall be entitled to receive, in priority to holders of Subordinated Units, distributions from the Trust in an amount (the “Distribution Priority Amount”) equal to, from time to time, the cumulative cost to such holders of the funds borrowed by them to subscribe for the Priority Units held by them (excluding funds borrowed by such holders which are deducted in determining the NPI Payment payable to Harvest Energy Trust pursuant to the NPI Agreement) plus 10 basis points. All Priority Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any distributions by the Trust of the Distribution Priority Amount. All Priority Units shall rank among themselves equally and rateably without discrimination, preference or priority. The holders of Priority Units as a class shall be entitled to receive, in priority to holders of Subordinated Units, net assets of the Trust in the event of termination or winding up of the Trust, in an amount (the “Liquidation Priority Amount”) equal to the total of (i) any portion of the Distribution Priority Amount which has not been paid to them and (ii) the amounts paid to the Trust by such holders to subscribe for the Priority Units held by them. All Priority Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any net assets of the Trust having a value equal to the Liquidation Priority Amount. All Priority Units shall rank among themselves equally and rateably without discrimination, preference or priority regardless of the actual date or terms of issue thereof.

(d)                                 Subject to the prior satisfaction of all preferential rights to distributions from the Trust and net assets of the Trust in the event of termination or winding up of the Trust attached to Priority Units, the holders of Subordinated Units as a class shall be entitled to receive distributions from the Trust (which amounts payable to the holders of Subordinated Units shall equal the net income of the Trust as computed in accordance with the Tax Act less the Distribution Priority Amount) and in the event of termination or winding up of the Trust the holders of Subordinated Units as a class shall be entitled to receive the remaining net assets of the Trust after payment to the holders of Priority Units of the Liquidation Priority Amount. All Subordinated Units outstanding from time to time represent an equal fractional undivided beneficial interest in and shall be entitled to equal shares in any such distributions by the Trust and, in the event of termination or winding up of the Trust, in any such net assets of the Trust. All Subordinated Units shall rank among themselves equally and rateably without discrimination, preference or priority regardless of the actual date or terms of issue thereof.

3.2                                                                               Authorized Number of Priority Units

The aggregate number of Priority Units which are authorized and may be issued hereunder is unlimited.

3.3                                                                               Authorized Number of Subordinated Units

The aggregate number of Subordinated Units which are authorized and may be issued hereunder is unlimited.

3.4                                                                               No Fractional Trust Units

Fractions of Trust Units shall not be issued, except pursuant to distributions of additional Trust Units to all Unitholders who hold Subordinated Units pursuant to Section 5.4.

3.5                                                                               Offerings of Trust Units and Indebtedness

(a)                                  Trust Units, including rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units, may be created, issued, sold and delivered pursuant to Offering Documents or otherwise, as the case may be, on terms and conditions and at such time or times as the Trustee may determine.

(b)                                 The Trustee may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust, which debentures, notes or other evidences of indebtedness may be created and issued from time to time on such terms and conditions, to such persons and for such consideration as the Trustee may determine.

3.6                                                                               Trust Units Fully Paid and Non-Assessable

Trust Units shall be issued only when fully paid in money or property or past service, provided that property will include a promissory note or promise to pay given by the allottee. The Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

3.7                                                                               No Conversion, Retraction, Redemption or Pre-Emptive Rights

No person shall be entitled, as a matter of right, to subscribe for or purchase any Trust Unit. There are no conversion, retraction, redemption or pre-emptive rights attaching to the Trust Units.

3.8                                                                               Consolidation of Trust Units

Immediately after any pro rata distribution of additional Subordinated Units to all Unitholders who hold Subordinated Units pursuant to Article 5, the number of outstanding Subordinated Units will be consolidated such that each Unitholder who holds Subordinated Units will hold after the consolidation the same number of Subordinated Units as the Unitholder held before the distribution of additional Subordinated Units. In such case, each Trust Unit Certificate representing, a number of Subordinated Units prior to the distribution of additional Subordinated Units is deemed to represent the same number of Subordinated Units after the distribution of additional Subordinated Units and the consolidation. Such consolidation shall not constitute a redemption or cancellation of the Subordinated Units so consolidated and a Unitholder whose Subordinated Units are consolidated shall not receive, and shall not be entitled to receive, any proceeds of disposition in respect thereof.

ARTICLE 4
INVESTMENTS OF TRUST FUND

4.1                                                                               Purpose of the Trust

The Trust is hereby created for the following purposes:

(a)                                  investing in securities of or acquiring an interest in the Partnership;

(b)                                 acquiring or investing in the securities of any other entity, including without limitation bodies corporate, partnerships or trusts, through an acquisition of assets or an acquisition of shares or other form of ownership interest;

(c)                                  acquiring Properties, either directly or indirectly;

(d)                                 acquiring, holding, transferring, disposing of, investing in and otherwise dealing with Permitted Investments;

(e)                                  making loans to the Partnership, Harvest Energy Trust, the Corporation and any of their Affiliates;

(f)                                    acquiring royalties in respect of Canadian resource properties as defined in the Tax Act and making any deferred royalty purchase payments which may be required with respect to such royalties; provided however that in no event shall the Trust invest in any royalties which constitute an interest in land or a covenant running with the properties with respect to which such royalties relate:

(g)                                 disposing of any part of the Trust Fund, including, without limitation, any securities of or interest in the Partnership;

(h)                                 temporarily holding cash and investments for the purposes of paying the expenses and the liabilities of the Trust, making other investments as contemplated by Section 4.2 hereof and making distributions to Unitholders;

(i)                                     issuing Trust Units and rights, warrants, special warrants or other securities to purchase, to convert into or exchange into Trust Units;

(j)                                     creating and issuing debentures, notes and other evidences of indebtedness, whether secured or unsecured, and repaying such indebtedness;

(k)                                  paying costs, fees and expenses associated with the foregoing purposes or incidental thereto;

(l)                                     borrowing funds, incurring indebtedness or otherwise obtaining credit for the purposes, directly or indirectly set forth in paragraphs (a) through (k) above and providing support, through the provision of guarantees, indemnities, agreeing to be bound on a joint and several basis or otherwise (which may include but is not limited to entering into any agreement related to the indebtedness, obligations and liabilities of, or borrowings by, others as hereinafter referred to) in respect of the indebtedness, obligations and liabilities of others, including, without limitation, Harvest Energy Trust, the Partnership, the Corporation and any of their Affiliates; and

(m)                               engaging in activities ancillary or incidental to those activities set forth in paragraphs (a) through (l) above.

4.2                                                                               Permitted Investments

Any funds within the Trust Fund that are not invested as provided in Section 4.1 shall be used by the Trust to acquire Permitted investments or as otherwise permitted herein.

ARTICLE 5
DISTRIBUTIONS

5.1                                                                               Determination of Distributions

The Trustee may, in its sole discretion, at any time and from time to time, declare a distribution to be payable, to holders of Priority Units or Subordinated Units of record as at the close of business on the Distribution Record Date for such distribution period, out of the net income of the Trust, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustee may determine. The share of each Unitholder in the amount so payable shall be the Pro Rata Share of such Unitholder determined as at that Distribution Record Date; and such amount shall be payable on that Distribution Record Date. Notwithstanding the foregoing, all income of the Trust in an amount not less than the income of the Trust for any taxation year of the Trust computed in accordance with the provisions of the Tax Act shall be payable for such year.

Distributions or amounts payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of net income, net realized capital gains, trust capital or other items in such amounts as the Trustee shall, in its discretion, determine. Any amounts payable to holders of Subordinated Units pursuant to this Section 5.1 may, at the option of the Trustee, be paid through a distribution of additional Subordinated Units having a value equal to the amount payable. For the purposes of this Section 5.1, the value of the additional Subordinated Units issued shall be determined by the Trustee upon the recommendation of the Corporation.

5.2                                                                               Enforcement

Each Unitholder shall have the right to enforce payment of any amount payable to the Unitholder under this Article 5 (or a distribution of additional Subordinated Units under Section 5.1, if applicable) at the time the amount became payable. Absent a demand from a Unitholder to enforce payment, such amount shall be paid to Unitholders on the Payment Date specified in Section 5.1.

5.3                                                                               Payment of Amounts Payable

Amounts payable to Unitholders pursuant to Section 5.1 may be paid by the Trust on any date (the “Payment Date”) specified by the Trustee as the applicable Distribution Record Date, or a day within 30 days after the applicable Distribution Record Date and in the same calendar year.

5.4                                                                               Distribution of Additional Subordinated Units

If on any Distribution Record Date the Trust does not have cash in an amount sufficient to pay the full distribution to be made to Unitholders who hold Subordinated Units on such Distribution Record Date in cash, the distribution payable to Unitholders who hold Subordinated Units on such Distribution Record Date may, at the option of the Trustee, include a distribution of additional Subordinated Units having a value equal to the cash shortfall, in which case the amount of cash to be distributed on the distribution shall be reduced by the amount of such cash shortfall. For the purposes of this Section 5.4, the value of the additional Subordinated Units to be issued shall be determined by the Trustee in its sole discretion.

5.5                                                                               Withholding Taxes

For greater certainty, in the event that withholding taxes are exigible on any distributions or other amounts distributed under this Indenture, the Trustee shall withhold the withholding taxes required and shall promptly remit such taxes to the appropriate taxing authority. In the event that withholding taxes are exigible on any distributions or other amounts distributed under this Indenture and the Trustee is, or was, unable to withhold taxes from a particular distribution to a Unitholder or has not otherwise withheld taxes on past distributions to the Unitholder, the Trustee shall be permitted to withhold amounts from other distributions to satisfy the Trustee’s withholding tax obligations.

ARTICLE 6

APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEE

6.1                                                                               Trustee’s Term of Office

Subject to Sections 6.2 and 6.3, 1115650 Alberta Ltd. is hereby appointed as Trustee hereunder for the term of this indenture.

6.2                                                                               Resignation of Trustee

The Trustee may resign from the office of trustee hereunder on giving not less than 60 days’ notice in writing to the Corporation or such lesser period of notice as is agreed to by the Corporation; provided that no such resignation shall be effective until (i) the appointment of, and acceptance of such appointment by, a new Trustee in the place of the resigning Trustee has been made in the manner set out in Section 6.4, and (ii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.3                                                                               Removal of Trustee

The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements in Section 6.6, or shall be declared bankrupt or insolvent, or shall enter into liquidation, whether compulsory or voluntary (and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if the assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing, or shall fail in any material respect to perform its responsibilities under this Indenture. No decision to remove a Trustee under this Section 6.3 shall become effective until (i) approved by a Resolution of the Unitholders (ii) the appointment of, and acceptance of such appointment by, a new Trustee under Section 6.4 in the place of the Trustee to be removed, and (iii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.4                                                                               Appointment of Successor to Trustee

(a)                                  A successor Trustee to a Trustee which has been removed by a Resolution of the Unitholders under Section 6.3, shall be appointed by a Resolution of the Unitholders, provided the successor meets the requirements of Section 6.6.

(b)                                 Subject to Section 6.6, the Corporation may appoint a successor to any Trustee which has been removed by a Resolution of the Unitholders under Section 6.3.

(c)                                  Subject to Section 6.6, the Corporation may appoint a successor to any trustee which has given a notice of resignation under Section 6.2.

No appointment of any successor Trustee shall be effective until such successor Trustee shall have complied with the provisions of Section 6.2(ii).

6.5                                                                               Failure to Appoint Successor

In the event that no successor Trustee to a Trustee who has delivered a notice of resignation in accordance with Section 6.2, or who has received notice of removal in accordance with Section 6.3, has accepted an appointment within 120 days after the receipt by the Corporation of the notice of resignation, or 60 days after the receipt by the Trustee of the notice of removal, the Trustee, the Corporation or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

6.6                                                                               Qualifications of Trustee

The Trustee and any successor to the Trustee or new Trustee appointed under this Article 6 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Tax Act.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1                                                                               Powers of the Trustee

The Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner thereof.

7.2                                                                               Specific Powers and Authorities

In addition to any powers and authorities conferred by this Indenture (including, without limitation, Section 4.1 and 7.1 hereof) or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time or delegated by it, as herein provided, in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper:

(a)                                  to accept subscriptions for Trust Units received by the Trust and to issue Trust Units pursuant thereto;

(b)                                 to maintain books and records;

(c)                                  to provide timely reports to Unitholders in accordance with the provisions hereof;

(d)                                 to effect payment of distributions to Unitholders;

(e)                                  to apply for ARTC;

(f)                                    subject to section 7.3, to sell or dispose of all or any part of the assets of the Trust;

(g)                                 to deposit funds of the Trust in interest-bearing accounts in banks, the Alberta Treasury Branch or trust companies whose short term obligations constitute Permitted Investments, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more officers, agents or representatives) as the Trustee may determine;

(h)                                 to, directly or indirectly, borrow money from or incur indebtedness, liability or obligation to any person and to guarantee, indemnify, be jointly and severally liable for, or act as a surety with respect to payment or performance of any indebtedness, liabilities or obligation of any kind of any person, including, without limitation, the Partnership, the Corporation, Harvest Energy Trust and any of their Affiliates; to enter into any other obligations on behalf of the Trust; enter into any priority, subordination or postponement agreement on behalf of the Trust or any other person; and to assign, charge, pledge, hypothecate, convey, transfer, mortgage, subordinate, postpone and grant any security interest, mortgage or encumbrance over or with respect to all or any of the Trust Fund or to subordinate or postpone the interests of the Trust in the Trust Fund to any other person;

(i)                                     to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and power of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

(j)                                     where reasonably required, to engage or employ any persons as agents, representatives, employees, administrator, consultants or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

(k)                                  to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

(l)                                     to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

(m)                               to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee, or except as prohibited by law, by and/or in the name of the Trust, or any other person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or the Trustee is interested therein, provided that should legal title to any of the assets of the Trust be held by and/or in the name of any person other than the Trustee or the Trust, the Trustee shall require such person to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

(n)                                 to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted;

(o)                                 to pay out of the Trust Fund the Trust Expenses;

(p)                                 except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to Harvest Energy Trust, the Corporation or any other Affiliate of the Trust or Harvest Energy Trust or the Corporation or to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee;

(q)                                 to guarantee or act as surety of or become jointly and severally liable for the obligations, liabilities and indebtedness of the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates pursuant to any debt for borrowed money or obligations resulting or arising from Swap Arrangements or other hedging obligations, liabilities or indebtedness incurred by the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates, as the case may be, and pledging securities issued by the Corporation or Harvest Energy Trust or any such Affiliate, as the case may be, as security for such guarantee or surety or joint and several liability;

(r)                                    notwithstanding any limitations contained in this Indenture or any other contracts or obligations of the Trustee or the Trust and the introductory proviso to this Section 7.2, to enter into on behalf of the Trust and observe and perform its obligations and the obligations of the Trust under any agreements with any Lender including, without limitation, compliance with any provisions thereof which may restrict the powers of the Trustee hereunder or preclude the Trustee from acting in certain circumstances on resolutions of the Unitholders as might otherwise be provided for hereunder, and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(s)                                  to enter into a priority, subordination, postponement or standstill agreement with any Lender pursuant to which the Trust agrees to subordinate or postpone its right to receive income (or any other obligations of the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates) to the right of any such Lender to be paid obligations owing to it by the Corporation or Harvest Energy Trust or any other Affiliates and which agreement may further provide, without limitation, that in the event of a default by the Trust, the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates to any of its Lenders, including any such default in connection with credit or debt facilities, Swap Arrangements or any other ancillary facilities, none of the Trust, the Partnership, the Corporation or Harvest Energy Trust or any of their Affiliates will make any further payments in respect of such obligations to the Trust and the Trust will not make any further cash distributions to Unitholders, and each such subordination entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(t)                                    to advance any amount to the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates as a loan;

(u)                                 to enter into, perform and enforce the Material Contracts;

(v)                                 without limiting any of the provisions hereof, to pay out of the Trust Fund:

(i)                                     amounts in respect of Permitted investments and Subsequent Investments: and

(ii)                                  Issue Expenses;

all as contemplated by the Offering Documents, this indenture or the other Material Contracts;

(w)                               to charge, mortgage, hypothecate and/or pledge on behalf of the Trust all or any of the currently owned or subsequently acquired monies, properties and assets comprising the Trust Fund to secure any liabilities, indebtedness or obligations of the Trust and to execute and deliver a guarantee, indemnity, surety or other assurance (including becoming jointly and severally liable) in favour of any Lender for the obligations of the Partnership, the Corporation, Harvest Energy Trust or any of their Affiliates and any security, deposit or offset agreements or arrangements in respect of any such guarantee, indemnity, surety or other assurance and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(x)                                   to form any subsidiary of the Trust for the purpose of making any Subsequent Investment and entering into or amending any unanimous shareholders agreement or other agreement on such terms as may be approved by the Trustee;

(y)                                 to provide indemnities for the directors and officers of the Trustee or any Affiliates;

(z)                                   to vote Subsequent Investments held by the Trust which carry voting rights in such manner as may be approved by the Trustee;

(aa)                            without limit as to amount, cost, or conditions of reimbursement, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes of the Trust or for other expenses incurred in connection with the Trust and for such purposes may draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness, secure the payment of sums so borrowed or indebtedness incurred and mortgage, pledge, assign or grant a security interest in any money owing to the Trust or engage in any other means of financing the Trust;

(bb)                          to do all such other acts and things as are incidental to this Section 7.2, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture; and

(cc)         to enter into, perform and enforce any Swap Arrangements.

7.3                          Restrictions on the Trustee’s Powers

Notwithstanding anything contained in this Indenture, the Trustee shall not authorize any sale, lease or other disposition of, or any interest in, all or substantially all of the assets of the Trust, except in conjunction with an internal reorganization of the direct or indirect assets of the Trust as a result of which the Trust has the same, or substantially similar, interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization, without the approval of the Unitholders by Resolution.

7.4                         Banking

The banking activities of the Trust, or any part thereof, shall be transacted with such financial institution or other person carrying on a financial services business as the Trustee may designate, appoint or authorize from time to time and all such financial services business, or any part thereof, shall be transacted on the Trust’s behalf by such one or more officers of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be officers or employees of the Corporation) including, but without restricting the generality of the foregoing, the operation of the Trust’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, bankers’ acceptances, bills of exchange, letters of credit and orders for the payment of money; the giving of receipts for and orders relating to any property of the Trust; the execution of any agreement relating to any property of the Trust; the execution of any agreement relating to any such financial services business and defining the rights and powers of the parties hereto; and the authorizing of any officer of such financial institution, or any trustee or agent thereof to do any act or thing on the Trust’s behalf to facilitate such banking business.

7.5                         Standard of Care

Except as otherwise provided herein, the Trustee shall exercise its powers and carry out its functions hereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, subject to compliance by the Trustee with any agreements contemplated hereby which may be binding on the Trustee or the Trust. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee, in its capacity as trustee, shall not be required to devote its entire time to the business and affairs of the Trust.

7.6                         Fees and Expenses

As part of the Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, lawyers, appraisers and other agents, consultants and advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, expenses and other amounts payable or reimbursable by the Trust to the Trustee.

7.7                         Limitations on Liability of Trustee

The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder (or any of their beneficiaries, if any, or the beneficiaries of any of their beneficiaries, if any) or any other person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under this Indenture, including, without limitation, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by any appropriately qualified person, any reliance on any such evaluation, any action or failure to act of the Trustee, or any other person to whom the Trustee has delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure to perform its duties under or delegated to it under this Indenture or any other contract), unless such liabilities arise out of the negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders, or agents. If the Trustee has retained an appropriate expert or adviser or Counsel with respect to any matter connected with its duties under this Indenture or any other contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel, and the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or Counsel. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund.

7.8                          Indemnification of Trustee

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee and each of its directors, officers, employees, shareholders and agents in respect of:

(a)           any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, for or in respect of any act, omission or error in respect of the Trust and the Trustee’s execution of all duties and responsibilities and exercise of all powers and authorities pertaining thereto; and

(b)           all other costs, charges, taxes, penalties and interest in respect of unpaid taxes; and

(c)           all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

unless any of the foregoing arise out of the negligence, wilful default or fraud of the Trustee or any of its directors, officers, employees, shareholders or agents, in which case the provisions of this Section 7.8 shall not apply.

7.9                          Environmental Indemnity

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Trustee, its directors, officers, employees, shareholders and agents, and all of their successors and assigns (collectively, the “Indemnified Parties”) against any loss, expense, claim, charge, damage, penalty, liability or asserted liability (including strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties to third parties, including governmental agencies, in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)           the administration of the Trust created hereby; or

(b)           the exercise by the Trustee of any rights or obligations hereunder;

and which result from or relate, directly or indirectly, to:

(c)           the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust, the Corporation, Harvest Energy Trust or any Affiliate of the foregoing, or of a previous owner or operator of a Property;

(d)           any contaminant present on or released from any property adjacent to or in the proximate area of the Properties;

(e)           the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, bylaw, order. rule or permit by the Trust, Harvest Energy Trust, the Corporation or any Affiliate of the foregoing, or an owner or operator of a Property; or

(f)            any misrepresentation or omission of a known fact or condition made by the Trust, Harvest Energy Trust or the Corporation or any Affiliate of the foregoing, relating to any Property.

For the purpose of this Section 7.9, “liability” shall include: (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants; (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damage and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

Notwithstanding the foregoing, the Trust shall not be liable to indemnify an Indemnified Party against any loss, expense, claim, liability or asserted liability to the extent resulting from the negligence, wilful default or fraud of the Indemnified Party.

7.10                        Apparent Authority

No purchaser or other person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee or agent or make inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent. Any person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee or any other person to act for and on behalf and in the name of the Trust.

7.11                        Conditions Precedent to Trustee’s Obligations to Act

The obligation of the Trustee to commence to wind up the affairs of the Trust pursuant to Article 11 shall be conditional upon the Unitholders or another person furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof and the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Unitholders shall, if required by notice in writing by the Trustee, be subject to the same conditions as to funding and indemnity. None of the provisions contained in this indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

7.12.                       Survival of Indemnities

All indemnities, all limitations of liability and all other provisions for the protection of the Trustee provided for in this Indenture shall survive the termination of this Indenture under Article 11 and the removal or resignation of the Trustee under Article 6.

7.13                        Trustee May Have Other Interests

Subject to applicable securities laws, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in this Indenture, the Trustee is hereby expressly permitted to:

(a)           be an Associate or an Affiliate of a person from or to whom assets of the Trust have been or are to be purchased or sold;

(b)           be, or be an Associate or an Affiliate of, a person with whom the Trust, Harvest Energy Trust or the Corporation contracts or deals or which supplies services to the Trust, Harvest Energy Trust or the Corporation;

(c)           acquire, hold and dispose of any assets not constituting part of the Trust Fund and exercise all rights of an owner of such assets as if it were not a trustee;

(d)           carry on its business in the usual course while it is the Trustee; and

(e)           derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 7.13 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage.

Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee’s duties hereunder.

7.14                        Documents Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, or deposited for safekeeping with any such bank.

7.15                        General Delegation of Powers

Except as expressly prohibited by law, the Trustee may grant or delegate to the Corporation or any other person (the “Administrator”) such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Indenture, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the Administrator to administer and manage the day-to-day operations of the Trust Fund, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and general principles set forth herein or previously established by the Trustee. The Administrator shall have the powers and duties expressly provided for herein and in any other agreement providing for the management or administration of the Trust including, without limitation, the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform (and the Administrator shall notify the Trustee of the name of the person or persons retained or instructed and the terms and conditions thereof).

ARTICLE 8
AMENDMENT

8.1                          Amendment

Except as specifically provided otherwise herein, the provisions of this Indenture may only be amended by the Trustee with the consent of the Unitholders by Resolution.

Any of the provisions of this Indenture may be amended by the Trustee at any time or times, without the consent, approval or ratification of any of the Unitholders or any other person for the purpose of:

(a)           ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

(b)           ensuring that such additional protection is provided for the interests of Unitholders as the Trustee may consider expedient;

(c)           removing or curing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture and any other agreement of the Trust or any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby;

(d)           curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby; and

(e)           making any modification in the form of Trust Unit Certificates to conform with the provisions of this Indenture, or any other modifications, provided the rights of the Trustee and of the Unitholders are not prejudiced thereby.

ARTICLE 9
VOTING RIGHTS OF UNITHOLDERS

9.1                          Voting Rights of Unitholders

Only Unitholders of record shall be entitled to approve and execute Resolutions.

9.2                          Resolutions

(a)           The Trustee shall in accordance with a Resolution approved by the Unitholders:

(i)         subject to Section 8.l, amend this Indenture;

(ii)        subdivide or consolidate Trust Units;

(iii)       sell or agree to sell the property of the Trust Fund as an entirety or substantially as an entirety;

(iv)       resign if removed pursuant to Section 6.3; and

(v)        commence to wind-up and wind-up the affairs of the Trust if requested pursuant to Section 11.2.

Except with respect to the above matters set out in this Section 9.2 and the matters set forth in Sections 6.3, 6.4 and 12.2 hereof, no action taken by the Unitholders or Resolution of the Unitholders shall in any way bind the Trustee.

9.3                          No Breach

Notwithstanding any provisions of this Indenture, Unitholders shall have no power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.

ARTICLE 10
CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS

10.1                        Nature of Trust Units

The nature of a Trust Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Sections 2.4 and Subsection 2.5(c) and the provisions of this

Article 10 shall not in any way alter the nature of Trust Units or the said relationships of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of certificates evidencing the beneficial ownership of Trust Units and the recording of all such transactions whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other persons.

10.2                        Certificates

(a)           The form of certificate representing Trust Units shall be substantially as set out in the Schedule hereto or such other form as is authorized from time to time by the Trustee. Each such certificate shall bear an identifying serial number and shall be certified manually by the Trustee. The Trust Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

(b)           Any Trust Unit Certificate validly issued prior to the date hereof in accordance with the terms of this Indenture in effect at such time shall validly represent issued and outstanding Trust Units, notwithstanding that the form of such Trust Unit Certificate may not be in the form currently required by this Indenture

10.3                        Register of Unitholders

A register shall be maintained at the principal office or, if applicable, principal office of the Trustee in the City of Calgary by the Trustee, which register shall contain the names and addresses of the Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of the certificates representing such Trust Units and a record of all transfers thereof.

Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustee shall have the right to treat the person registered as a Unitholder on the register of the Trust as the owner of such Trust Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to approve Resolutions and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Trust Unit or any attempt to transfer, pledge or dispose of a Trust Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Trust Unit shall have been transferred on the register of the Trust as herein provided.

The register referred to in this Section 10.3 shall at all reasonable times be open for inspection by the Unitholders.

10.4                        Transfer of Trust Units

(a)           Subject to the provisions of this Article 10, the Trust Units shall be fully transferable without charge as between persons, but no transfer of Trust Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register maintained by the Trustee. No transfer of a Trust Unit shall be recognized unless such transfer is of a whole Trust Unit.

(b)           Subject to the provisions of this Article 10, Trust Units shall be transferable on the register of Unitholders of the Trust only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents hereunto duly authorized in writing, and only upon delivery to the Trustee, of the certificate therefor, if certificates representing Trust Units are issued, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Trust Certificate for the residue thereof (if any) shall be issued to the transferor. Unless the Trustee agrees to assume liability for the transfer and exchange fees the Unitholder shall be responsible for such fees and expenses.

(c)           Any person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new Trust Certificate therefor only upon production of evidence satisfactory to the Trustee thereof and delivery of the existing Trust Certificate to the Trustee, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes whether or not the Trustee shall have actual or other notice of such death or other event.

10.5                        Trust Units Held Jointly or in a Fiduciary Capacity

The Trustee may treat two or more persons holding any Trust Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Trust Certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Trust Units; provided, however, that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Trust Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. Where any Trust Certificate is registered in more than one name, the distributions (if any) in respect thereof may be paid to the order of all such holders failing written instructions from them to the contrary and such payment shall be a valid discharge to the Trustee. In the case of the death of one or more joint holders, the distributions (if any) in respect of any Trust Units may be paid to the survivor or survivors of such holders and such payment shall be a valid discharge to the Trustee.

10.6                        Performance of Trust

The Trustee, the Unitholders and any director, officer, employee or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Trust Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Trust Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the person recorded as a Unitholder.

10.7                        Lost Certificates

In the event that any Trust Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Trust Certificate for the same number of Trust Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Trust Certificate, require the owner of the lost, stolen, destroyed or mutilated Trust Certificate, or the legal representative of the owner to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee may deem necessary, to surrender any mutilated Trust Certificate and may require the applicant to supply to the Trust a “lost certificate bond” or a similar bond in such reasonable sum as the Trustee may direct indemnifying the Trustee and its directors, officers, employees or agents for so doing. The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Trust Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Trust Certificate without further action or approval by the Trustee.

10.8                        Death of a Unitholder

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture nor give such Unitholder’s personal representative a right to an accounting or take any action in court or otherwise against other Unitholders or the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Trust Certificate for Trust Units in place of the

Trust Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

10.9                        Unclaimed Interest or Distribution

In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current non-interest-bearing account pending payment to the person or persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate Government official or agency) whose receipt shall be a good discharge and release of the Trustee.

10.10                      Exchanges of Trust Certificates

Trust Certificates representing any number of Trust Units may be exchanged without charge for Trust Certificates representing an equivalent number of Trust Units in the aggregate. Any exchange of Trust Certificates may be made at the offices of the Trustee where registers are maintained for the Trust Certificates pursuant to the provisions of this Article 10. Any Trust Certificates tendered for exchange shall be surrendered to the Trustee shall be cancelled. The Corporation shall reimburse the Trustee for all exchange fees associated with any such exchange.

ARTICLE 11
TERMINATION

11.1                        Termination Date

Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2099.

11.2                        Termination by Resolution of Unitholders

The Unitholders may approve by Resolution to terminate the Trust, whereupon the Trustee shall commence to wind up the affairs of the Trust.

11.3                        Procedure Upon Termination

Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Trust Units for cancellation and the date at which the register of the Trust shall be closed.

11.4                        Powers of the Trustee upon Termination

After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as hereinafter provided and for these purposes, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

11.5                        Sale of investments

After the date referred to in Section 11.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders in respect of a termination authorized under Section 11.2.

11.6                        Distribution of Proceeds

After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the Properties and other assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Share.

11.7                        Further Notice to Unitholders

In the event that all of the Unitholders shall not surrender their Trust Units for cancellation within six (6) months after the time specified in the notice referred to in Section 11.3, such remaining Trust Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Trust Units to receive their Pro Rata Share of the amounts referred to in Section 11.6 and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

11.8                        Responsibility of Trustee after Sale and Conversion

The Trustee shall he under no obligation to invest the proceeds of any sale of the Properties or other assets or cash forming part of the Trust Fund after the date referred to in Section 11.4 and, after such sale, the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 11.6.

ARTICLE 12
SUPPLEMENTAL INDENTURES

12.1                        Provision for Supplemental Indentures

From time to time the Trustee may, subject to the provisions hereof, and it shall, when so directed in accordance with the provisions hereof, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)           giving effect to any amendment as provided in Article 8;

(b)           giving effect to any Resolution approved by Unitholders as provided in Article 9;

(c)           making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders;

(d)           making any modification in the form of Trust Certificates which does not materially affect the substance thereof; and

(e)           for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, the rights of the Trustee and the Unitholders are not prejudiced thereby;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

12.2                        Provision for Amended and Restated Indenture

Notwithstanding Section 12.1, following any amendments to this Indenture, the parties to the Indenture may enter into an amended and restated version of the Indenture which shall include and give effect to all amendments to the Indenture in effect at the applicable time.

ARTICLE 13
NOTICES TO UNITHOLDERS

13.1                        Notices

Any notice required to be given under this Indenture to the Unitholders shall be given, at the discretion of the Trustee, by personal delivery or by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by personal delivery. Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by personal delivery, the day of the personal delivery. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

13.2                        Failure to Give Notice

The failure by the Trustee, by accident or omission or otherwise unintentionally, to give the Unitholders any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder for any such failure.

13.3                        Joint Holders

Service of a notice or document on any one of several joint holders of Trust Units shall be deemed effective service on the other joint holders.

13.4                        Service of Notice

Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons interested in the Trust Units concerned.

ARTICLE 14
ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

14.1                        Records

The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the assets of the Trust Fund from time to time and a copy of this Indenture.

14.2                        Annual Reporting to Unitholders

The Trustee will mail:

(a)           to each Unitholder, within 120 days after the end of each year, the unaudited consolidated financial statements of the Trust for the most recently completed year; and

(b)                                 to each person who received a distribution from the Trust during a year, within 90 days after the end of such year, the tax reporting information relating to such year as prescribed by the Tax Act.

14.3                                                                        Information Available to Unitholders

Each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Indenture and any indenture supplemental hereto or any Material Contract.

14.4                                                                        Income Tax: Obligation of the Trustee

The Trustee shall discharge all obligations and responsibilities of the Trustee under the Tax Act or any similar provincial legislation, and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent with any such obligations or responsibilities.

14.5                                                                        Income Tax: Designations

In the return of its income under Part I of the Tax Act for each year the Trust shall make such designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the year including, without restricting the generality of the foregoing, designations pursuant to subsection 104(29) of the Tax Act and designations with respect to any taxable capital gains realized and distributed to Unitholders by the Trust in the year, as shall be permitted under the provisions of the Tax Act and as the Trustee in its sole discretion shall deem to be appropriate. In the first tax year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire year.

14.6                                                                        Income Tax: Deductions, Allowances and Credits

The Trustee shall determine the tax deductions, allowances and credits to be claimed by the Trust in any year, and the Trustee shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount payable by the Trust pursuant to the provisions of the Tax Act.

14.7                                                                        Fiscal Year

The fiscal year of the Trust shall end on December 31 of each year.

ARTICLE 15
MISCELLANEOUS

15.1                                                                        Successors and Assigns

The provisions of this Indenture shall enure to the benefit of and be binding upon the parties and their successors and assigns.

15.2                                                                        Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

15.3                                                                        Severability

If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

15.4                                                                        Day Not a Business Day

In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

15.5                                                                        Time of the Essence

Time shall be of the essence in this Indenture.

15.6                                                                        Governing Law

This Indenture and the Trust Certificates shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereby irrevocably submit to the jurisdiction of the Courts of the Province of Alberta.

15.7                                                                        Notices to Trustee and the Corporation

(a)                      Any notice to the Trustee under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the attention of 1115650 Alberta Ltd. at 1900, 330 - 5th Avenue S.W., Calgary, Alberta T2P 0L4, Attention: President (Fax (403) 265-3490), or may be given by personal delivery or electronic or telecommunications device, and shall be deemed to have been given on the date of delivery or, if mailed, effective five days after deposit in the Canadian mail.

(b)                     Any notice to the Trust under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the Trust c/o 1115650 Alberta Ltd. at 1900, 330 - 5th Avenue S.W., Calgary, Alberta T2P 0L4, Attention: President (Fax (403) 265-3490) may be given by personal delivery or electronic or telecommunications device, and shall be deemed to have been effectively given on the date of delivery or, if mailed, five days after deposit in the Canadian mail.

(c)                      The Trust or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trust or the Trustee for all purposes of this Indenture.

(d)                     If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section, by personal delivery or cable, telegram, electronic, telecommunications device or other means of prepaid, transmitted and recorded communication.

15.8                                                                        References to Agreements

Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

IN WITNESS WHEREOF each of the parties has caused these presents to be executed by its proper officers duly authorized on its behalf as of the 7th day of October, 2004.

1115650 ALBERTA LTD.
as Trustee

By:	/s/ [ILLEGIBLE]

HARVEST ENERGY TRUST,
by Harvest Operations Corp.

By:	/s/ [illegible]

By:	/s/ [ILLEGIBLE]

SCHEDULE

To the annexed amended and restated indenture dated as of October 7, 2004 and made between

1115650 ALBERTA LTD. (AS TRUSTEE)
and
HARVEST ENERGY TRUST

(Form of Certificate for the Trust
Units in the English Language)

[PRIORITY/SUBORDINATED] TRUST UNITS

HARVEST BREEZE TRUST NO. 2

(a trust created under the laws of the Province of Alberta)

No.	[Priority/Subordinated] Trust Units

THIS CERTIFIES THAT

                                                                             is the registered holder of                                         fully paid [Priority/Subordinated] Trust Units issued by Harvest Breeze Trust No. 2 (the “Trust”) transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of an indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Trust Indenture”) dated July 8, 2004 and made between 1115650 Alberta Ltd. (the “Trustee”) and Harvest Energy Trust which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Trust Indenture. Terms defined in the Trust Indenture have the same meaning when used herein.

A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

This certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register to be kept at the office of the Trustee in the City of Calgary and at such other place or places, if any, as the Trustee may designate, by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

The Trust indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust Indenture.

The Trust Indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

IN WITNESS WHEREOF the Trustee has caused this certificate to be signed by its duly authorized officers.

DATED

HARVEST BREEZE TRUST NO. 2 by its Trustee,
1115650 Alberta Ltd.

By:
Authorized Officer

By:
Authorized Officer

2

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

                        [Priority/Subordinated] Trust Units of HARVEST BREEZE TRUST NO. 2 represented by this certificate and hereby irrevocable constitutes and appoints                                     Attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.

Dated
(SIGNATURE OF TRANSFEROR)

HARVEST BREEZE TRUST NO. 2

TRUST INDENTURE AMENDING AGREEMENT NO. 1

THIS AGREEMENT MADE as of the 31st day of August, 2004.

BETWEEN:

1115650 Alberta Ltd., a body corporate incorporated under the laws of Alberta (hereinafter referred to as the “Trustee”)

OF THE FIRST PART

AND

HARVEST ENERGY TRUST, a trust established under the laws of Alberta (hereinafter referred to as “Harvest”)

OF THE SECOND PART

WHEREAS the Trustee and Harvest (or their predecessors in interest) are parties to a trust indenture dated July 8, 2004 (the “Trust Indenture”);

AND WHEREAS the sole unitholder of Harvest Breeze Trust No. 2 (the “Trust”) has resolved to approve certain amendments to the Trust Indenture;

NOW THEREFORE THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.                                                                                       The Trust Indenture be and is hereby amended by replacing it with the amended and restated trust indenture attached to this Agreement (the “Amended and Restated Trust Indenture”).

2.                                                                                       Notwithstanding the amendments made to the Trust Indenture by this Agreement, the Trust remains in full force and effect on the terms provided in the Amended and Restated Trust Indenture.

3.                                                                                       The parties hereto acknowledge that the Trustee is entering into this Agreement solely in its capacity as Trustee on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any of the unitholders of the Trust and that any recourse against the Trustee or any unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or other tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture.

4.                                                                                       This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each party, all counterparts together shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

1115650 Alberta Ltd. as Trustee

Per:	/s/ [ILLEGIBLE]

HARVEST ENERGY TRUST
by Harvest Operations Corp.

Per:	/s/ [ILLEGIBLE]

Per:	/s/ [ILLEGIBLE]

2

SCHEDULE “A”

Harvest Breeze Trust No. 2

SUPPLEMENTAL TRUST INDENTURE

THIS SUPPLEMENTAL TRUST INDENTURE is made the 22nd day of December 2009,

BETWEEN:

HARVEST ENERGY TRUST, a trust created and governed by the laws of the Province of Alberta, and all persons who after the date hereof become holders of trust units of the Trust

AND:

1496965 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta, with an office in the City of Calgary, in the Province of Alberta (“TrusteeCo”)

WHEREAS 1115650 Alberta Ltd. has submitted its resignation as the trustee of Harvest Breeze Trust No. 2 (the “Trust”) under the amended and restated trust indenture of the Trust made October 7, 2004 between 1115650 Alberta Ltd., as trustee, and Harvest Energy Trust, as the initial unitholder (the “Trust Indenture”);

AND WHEREAS the removal of 1115650 Alberta Ltd. as trustee of the Trust, and the appointment of TrusteeCo as trustee of the Trust in substitution for, and as successor to, 1115650 Alberta Ltd., constitutes a step in the plan of arrangement under Section 193 of the Business Corporations Act (Alberta) involving, among others, Harvest Energy Trust, Harvest Operations Corp., Korea National Oil Corporation, KNOC Canada Ltd., the Trust, 1115650 Alberta Ltd., TrusteeCo and securityholders of the Trust (the “Arrangement”), which plan of arrangement was approved by the requisite majority of securityholders of the Trust at a special meeting held on December 15, 2009 and by the Court of Queen’s Bench of Alberta by final order dated December 16, 2009;

AND WHEREAS the Arrangement is effective the date hereof and this Supplemental Trust Indenture is intended to confirm the change of trustee contemplated thereby with effect at the Effective Time (as that term is defined in the Arrangement);

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties acknowledge and agree as follows:

ARTICLE I
INTERPRETATION

1.1          Incorporation in Trust Indenture

The parties acknowledge and agree that the Trust Indenture is and shall be amended as set out herein and that henceforth this Supplemental Indenture and the Trust Indenture shall form one and the same instrument.

ARTICLE II
TRUSTEE

2.1          New Trustee

TrusteeCo is appointed, and TrusteeCo accepts such appointment, as trustee of Harvest Breeze Trust No. 2 pursuant to Section 6.4 of the Trust Indenture, and TrusteeCo assumes all obligations of the trustee related to the Trust Indenture.

ARTICLE III
GENERAL

3.1          Confirmation

The Trust Indenture, as amended hereby, shall in all other respects remain in full force and effect.

3.2          Counterparts

This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument which shall be sufficiently evidenced by any of such original counterparts.

3.3          Governing Law

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. The parties hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

IN WITNESS WHEREOF, each of the parties has caused this Indenture to be duly executed as of the day and year first written above.

1496965 ALBERTA LTD.

Per:	/s/ Dr. Seong Hoon Kim
Dr. Seong Hoon Kim President and Secretary

HARVEST ENERGY TRUST, by its Administrator, Harvest Operations Corp.

Per:	/s/ John Zahary
John Zahary
President

2

PARTNERSHIP AGREEMENT

Providing for the formation of

BREEZE RESOURCES PARTNERSHIP

Between

ENCANA WEST LTD.

- and -

ENCANA OIL & GAS PARTNERSHIP

Made as of

June 30, 2004

		Page

ARTICLE 1 INTERPRETATION

1.1	Definitions	1
1.2	References	3
1.3	Canadian Dollars	3
1.4	Extended Meanings	3
1.5	Entire Agreement	4
1.6	Conflicts	4
1.7	Accounting References	4
1.8	Computation of Time Periods	4
1.9	Headings	4
1.10	Schedules	4

ARTICLE 2
THE PARTNERSHIP

2.1	Formation of the Partnership	5
2.2	Rights in Respect of Partnership Interest	5
2.3	Redetermination of Partnership Interest	5
2.4	Additional Partners	5

ARTICLE 3
NAME, OFFICE AND ADDRESSES

3.1	Name	5
3.2	Principal Office	5

ARTICLE 4
BUSINESS OF THE PARTNERSHIP

4.1	Purpose and Business	6
4.2	Powers	6

ARTICLE 5
CAPITAL CONTRIBUTIONS

5.1	Initial Capital Contributions	6
5.2	Partner’s Interest in the Partnership	6
5.3	Additional Capital Contributions	6
5.4	Capital Accounts	6
5.5	Principles Applying to Asset Contributions	7

ARTICLE 6
FISCAL PERIOD; TERM

6.1	Fiscal Period	8
6.2	Term of Partnership	8

ARTICLE 7
POWER, RIGHTS AND OBLIGATIONS OF MANAGING PARTNER

7.1	Management by Managing Partner	8

i

(continued)

ii

PARTNERSHIP AGREEMENT

This Agreement made as of June 30, 2004.

BETWEEN:

ENCANA WEST LTD., a corporation under the laws of Alberta (“EnCana”)

OF THE FIRST PART

- and -

ENCANA OIL & GAS PARTNERSHIP, a partnership formed under the laws of the Province of Alberta (“ECOG”)

OF THE SECOND PART

WHEREAS the Parties wish to record and evidence their agreement with respect to the formation of a partnership under the laws of Alberta for the purposes and on the terms and conditions herein prescribed;

WHEREAS prior to the date hereof the Partnership has not conducted any business or acquired any assets and the parties hereto have not made any contributions to the Partnership; and

WHEREAS the parties have agreed to make contributions to the Partnership concurrent with the execution hereof;

NOW THEREFORE in consideration of the mutual covenants herein contained, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Agreement, including the recitals and any schedules hereto, unless otherwise stated or unless there is something in the subject matter or context inconsistent therewith:

(a)                                  “Agreement” means this partnership agreement and includes any agreement amending this agreement or any agreement or instrument which is supplemental or ancillary thereof, and the expressions “above”, “below”, “herein”, “hereto”, “hereof” and similar expressions refer to this agreement.

(b)                                 “Applicable Law” means, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives, published guidelines, standards, codes of practice (regardless of whether such guidelines, standards and codes of practice have been promulgated by statute or regulation) and orders of and the terms of all judgments, orders and decrees issued by any Authorized Authority by which such Person is bound or having application to the transaction or event in question.

(c)                                  “Authorized Authority” means, in relation to any Person, transaction or event, any: (i) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign; (ii) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government; (iii) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions; and (iv) any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including securities exchanges, in each case having jurisdiction over such Person, transaction or event.

(d)                                 “Business Day” means a day on which banks are generally open for the transaction of commercial business in Calgary, Alberta but does not in any event include a Saturday, Sunday or statutory holiday under Applicable Law.

(e)                                  “Capital Account” in respect of a Partner means the capital account maintained pursuant to Section 5.4.

(f)                                    “Capital Contribution” at any particular time means, in the singular, the amount contributed by a Partner to the capital of the Partnership at that time, and means, in the plural, the aggregate of all amounts each of which is an amount contributed as capital by a Partner to the capital of the Partnership at or before that time.

(g)                                 “Contribution Date” means the effective date of the contribution of Partnership Property to the Partnership pursuant to this Agreement, and such other dates as the Partners shall agree upon.

(h)                                 “Costs” of the Partnership for a particular period means the expenses incurred during that period by the Partnership or the Managing Partner on behalf of the Partnership.

(i)                                     “Distribution” at any particular time means, in the singular, the amount paid or distributed to a Partner by the Partnership at that time in respect of the income or capital of the Partnership, and means, in the plural, the aggregate of all amounts each of which is an amount paid or distributed to a Partner at or before that time in respect of the income or capital of the Partnership.

(j)                                     “Fiscal Period” means the fiscal period of the Partnership under Section 6.1.

(k)                                  “GAAP” or “Generally Accepted Accounting Principles” means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which date such calculation is made or required to be made in accordance with generally accepted accounting principles applied on a basis consistent with preceding years.

(l)                                     “ITA” means the Income Tax Act (Canada), as amended.

(m)                               “Managing Partner” means ECOG, or such other Partner designated as Managing Partner by written agreement of the Partners.

2

(n)                                 “Parties” means parties to this Agreement and “Party” means one of them as the context requires.

(o)                                 “Partner” means a partner of the Partnership from time to time, as listed on Schedule 1, as updated from time to time.

(p)                                 “Partnership” means Breeze Resources Partnership, the partnership formed by this Agreement.

(q)                                 “Partnership Act” means the Partnership Act (Alberta), as now enacted or as may be amended, re-enacted or replaced from time to time.

(r)                                    “Partnership Business” means holding securities or similar interests in corporations, partnerships, limited partnerships, trusts, or unincorporated entities, resource exploration, development, production, processing and marketing, and such other business or activity as the Partners may from time to time agree, including without limitation, investment in, holding of, or disposition of, any Partnership Property.

(s)                                  “Partnership Property” means all rights, properties, assets and interests, real and personal, of whatever nature and kind, including choses in action, contributed to the Partnership by the Partners and otherwise acquired by the Partnership or by the Partners on behalf of the Partnership, whether in the course of managing the business of the Partnership or otherwise.

(t)                                    “Partnership Interest” means, in respect of each Partner, the percentage interest of such Partner in the Partnership from time to time, as determined in accordance with this Agreement and set forth in Schedule 1, as updated from time to time, which entitles or subjects the holder thereof to all the rights, benefits and obligations of a Partner hereunder.

(u)                                 “Person” includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual.

1.2                               References

References to Articles, Sections, Subsections or Schedules refer to articles, sections, subsections or schedules of this Agreement.

1.3                               Canadian Dollars

All dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise indicated herein. All payments contemplated herein shall be by cheque or bank draft issued by a Canadian bank or wire transfers or such other transfer of immediately available funds or notes or other consideration as may be acceptable to the Parties.

1.4                               Extended Meanings

In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; the use of the word “include” or

3

“including” shall be deemed to mean “include, without limitation”, or “including, without limitation”, as applicable; and references to any statute shall extend to and include orders-in-council or regulations passed under and pursuant thereto, any amendment or re-enactment of such statute, orders-in-council or regulations, and any statute, orders-in-council or regulations substantially in replacement thereof.

1.5                               Entire Agreement

Except for the agreements specifically contemplated herein, this Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.6                               Conflicts

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of any Schedule, the provision of the body of this Agreement shall prevail. If any term or condition of this Agreement conflicts with Applicable Law, Applicable Law shall prevail, and this Agreement shall be deemed to be amended to the extent required to eliminate such conflict.

1.7                               Accounting References

Where the character or amount of any asset, liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with Generally Accepted Accounting Principles except where the application of such principles is inconsistent with, or limited by, the terms of this Agreement or Applicable Law.

1.8                               Computation of Time Periods

Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day. To the extent that interest is calculated for a period ending on a day that is not a Business Day, the last day of such period, for the purposes of calculating interest, shall extend to the next following Business Day.

1.9                               Headings

Headings and the table of contents are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents hereof.

1.10                        Schedules

Appended hereto are the following Schedules, which are incorporated into this Agreement by reference and are deemed to be a part hereof:

4

Schedule	1	List of Partners and Partnership Interest

Schedule	2	Counterpart Execution by assignee

ARTICLE 2
THE PARTNERSHIP

2.1                               Formation of the Partnership

The Partners hereby constitute themselves a general partnership for the purpose of carrying on the Partnership Business. The Partnership shall have the power and authority, without limitation, to carry on such other business or activity as the Partners may from time to time agree. To the extent not otherwise provided for herein, the Partnership shall be governed by the provisions of the Partnership Act.

2.2                               Rights in Respect of Partnership Interest

Except as otherwise provided herein, no Partner shall, in respect of any Partnership Interest held by such Partner, have any preference, priority or right in any circumstance over any other Partner in respect of any Partnership Interest held by any other Partner.

2.3                               Redetermination of Partnership Interest

Subject to Section 2.4, in the event of a contribution of capital to the Partnership in accordance with the terms of this Agreement, the relative Partnership Interest, expressed as a percentage, of each Partner shall be redetermined from time to time based on the amount of: (a) the consideration that the Partnership receives from each of the contributing Partners, in the form of money, assets, property (including, without limitation, a debt security or note given by a Partner) or service, plus (b) the fair market value of the Partnership Interest held by that Partner immediately prior to such contribution, divided by (c) the fair market value of the Partnership immediately after all such contributions.

2.4                               Additional Partners

Additional Partners may be added to the partnership only with the consent of all of the existing Partners and provided such additional Partners execute and deliver to the Managing Partner a counterpart of this Agreement. The Parties hereby authorize the Managing Partner to revise and update Schedule 1 hereto from time to time as required to reflect any changes to the Partners and their Partnership Interest.

ARTICLE 3
NAME, OFFICE AND ADDRESSES

3.1                               Name

The name of the Partnership shall be “Breeze Resources Partnership” or such other name or names as the Managing Partner may, from time to time, deem advisable.

3.2                               Principal Office

The principal office of the Partnership shall at all times be the principal office of the Managing Partner which, for the time being shall be 1800, 855-2nd Street S.W., Calgary, Alberta, T2P 4Z5. The

5

Partnership may maintain such other offices at such other places as the Managing Partner deems advisable.

ARTICLE 4
BUSINESS OF THE PARTNERSHIP

4.1                               Purpose and Business

The purpose of the Partnership is to operate the Partnership Business.

4.2                               Powers

The Partnership, or the Managing Partner on behalf of the Partnership, shall have the power, without limitation, to do any and every act and thing necessary, proper, convenient or incidental to the accomplishment of its purposes and the furtherance of the Partnership Business and without limiting the foregoing, the Partnership shall have all the powers set forth in Section 7.1 hereof and the power to do any act or thing which is approved or consented to in writing by all of the Partners.

ARTICLE 5
CAPITAL CONTRIBUTIONS

5.1                               Initial Capital Contributions

EnCana shall contribute the sum of $9,900.00 to the capital of the Partnership, which amount shall be allocated to the Capital Account of EnCana, and EnCana shall become entitled to a 99% Partnership Interest at such time. ECOG shall contribute the sum of $100 to the capital of the Partnership, which amount shall be allocated to the Capital Account of ECOG and ECOG shall become entitled to a 1% Partnership Interest at such time. The contribution of EnCana shall be a demand promissory note and the initial contribution of ECOG shall be by way of cash.

5.2                               Partner’s Interest in the Partnership

At any particular time, a Partner’s interest in the Partnership shall be determined with reference to such Partner’s Partnership Interest, expressed as a percentage.

5.3                               Additional Capital Contributions

The Partners shall make from time to time such additional Capital Contributions to the capital of the Partnership as are unanimously agreed upon in writing by the Partners. Such additional Capital Contributions may result in the redetermination of Partnership Interests of the Partners based on each Partner’s relative Capital Contributions pursuant to the provisions of Section 2.3.

5.4                               Capital Accounts

A Capital Account shall be maintained in the records of the Partnership for each Partner, which Capital Account shall be:

(a)                                  credited with:

(i)                                     each Capital Contribution by a Partner to the Partnership; and

6

(ii)                                  any income or profits of the Partnership allocated to such Partner pursuant to Section 8.1 hereof; and

(b)                                 debited with:

(i)                                     any Distributions to a Partner; and

(ii)                                  any losses or expenses of the Partnership allocated to such Partner pursuant to Section 8.1 hereof.

Except as determined by the Managing Partner in its sole discretion, from time to time, no Partner shall be entitled to withdraw capital or to receive Distributions of capital.

5.5                               Principles Applying to Asset Contributions

With regard to the contribution of assets to the Partnership from time to time, unless otherwise agreed, the following principles shall apply:

(a)                                  to the extent that the consent of any Person is required for the transfer to the Partnership of any contractual benefits or rights and that consent is not obtained by the Contribution Date, the Partner to whom such benefits and rights belong shall hold and exercise the benefits and rights under such contractual benefit or right, shall observe and perform all of its obligations thereunder for and on behalf of the Partnership, and the Partnership shall reimburse the Partner for all costs incurred by the Partner in the performance of such obligations until the earlier of such consent being obtained and the assignment completed, the termination or expiration of such benefits and rights, or the termination of this Partnership;

(b)                                 to the extent that a Partner holds rights pursuant to any licence, permit, approval, exemption certificate or any other right granted pursuant to government or regulatory authority which rights form part of the assets to be contributed by such Partner to the Partnership, are required in order to carry on the business of the Partnership, and are not assignable to the Partnership such Partner agrees in accordance with Applicable Law to hold and to exercise the same and observe and perform the obligations arising therefrom for and on behalf of the Partnership for so long as the Partnership may require, and the Partnership shall reimburse such Partner for all costs incurred in the performance of such obligations;

(c)                                  to the extent that legal or registered title to any property, including land, buildings and equipment the beneficial interest in or the ownership of which is contributed to the Partnership, is retained in the name of a Partner such Partner agrees to hold such legal or registered title as nominee and agent for the Partnership and agrees, upon the request of the Managing Partner and at the expense of the Partnership, to convey such legal or registered title in accordance with the directions of the Managing Partner and to take any such other steps and execute all such documents as the Managing Partner may reasonably require to evidence or secure the beneficial interest or the ownership of the Partnership therein;

(d)                                 to the extent that legal or registered title to any property, including land, buildings and equipment the beneficial interest in or ownership of which is contributed to the

7

Partnership, is retained in the name of any other Person for the benefit of a Partner, such Partner agrees to cause such Person to hold such legal or registered title for the benefit of the Partnership and agrees that upon the request of the Managing Partner and at the expense of the Partnership, to cause such Person to convey such legal or registered title in accordance with the directions of the Managing Partner and take any such other steps and execute all such documents as the Managing Partner may reasonably require to evidence or secure the beneficial interest or the ownership of the Partnership therein; and

(e)                                  to the extent that, subsequent to a contribution of assets to the Partnership by a Partner, such Partner receives any amount or property in relation to such assets to which amount or property the Partnership is entitled, such Partner agrees that it receives such amount or property as Partnership Property and that it shall promptly remit such amount or property to the Partnership.

ARTICLE 6
FISCAL PERIOD; TERM

6.1                               Fiscal Period

The fiscal period of the Partnership (the “Fiscal Period”) shall end on the 31st day of August, provided that in the event of dissolution of the Partnership, the date of dissolution shall be deemed to be the end of the fiscal period. The Partnership’s first Fiscal Period end will be August 31, 2004.

6.2                               Term of Partnership

The Partnership shall continue indefinitely unless terminated under the provisions of Article 9 hereof.

ARTICLE 7
POWER, RIGHTS AND OBLIGATIONS OF MANAGING PARTNER

7.1                               Management by Managing Partner

Subject to the express provisions of this Agreement, the Managing Partner shall have full, exclusive and complete discretion in the management and control of the Partnership Business and shall make all decisions affecting the Partnership Business. In carrying out the foregoing functions and in operating the Partnership Business, the Managing Partner shall use its efforts to act in accordance with the purposes set forth in Article 4 hereof and in connection therewith the Managing Partner shall manage, control and co-ordinate the Partnership Business and do or cause to be done any and all acts necessary, appropriate or incidental to the Partnership Business and without limiting the generality of the foregoing the Managing Partner:

(a)                                  may borrow funds, incur debt obligations, guarantee the obligations of any Person, or grant security interests in any or all Partnership Property;

(b)                                 may apply for or maintain any approvals, permits or licences in connection with the Partnership Business or the Partnership Property;

8

(c)                                  may delegate to another party or parties the management duties and responsibilities of the Partnership and shall have the right to appoint any other Partner as a co-managing Partner for the purposes of assisting the Managing Partner to perform its duties hereunder;

(d)                                 may execute, on behalf of the Partnership, any and all documents, agreements or instruments of any kind which the Managing Partner may deem appropriate in carrying out the purpose and business of the Partnership;

(e)                                  may enter into for and on behalf of the Partnership, or cause the Partnership to enter into, any leases or similar agreements whereby the Partnership leases the real property required for the operation of the Partnership Business from the Partners or such other Persons as the Managing Partner may determine;

(f)                                    may acquire, hold, and/or maintain Partnership Property in the Partnership name, in the name of the Managing Partner or in the name of a nominee chosen by the Managing Partner;

(g)                                 may execute, on behalf of the Partnership, any and all income tax elections and filings as the Managing Partner may deem appropriate;

(h)                                 shall provide for accounting, maintenance of records, maintenance and safekeeping of all Partnership documents, the provision of all clerical services required for the operations and activities of the Partnership, and the preparation and forwarding to the Partners of annual financial statements as of the end of each fiscal year and any other financial statements as may be required by the Partners in order to comply with any regulatory and/or exchange listing requirements;

(i)                                     shall make all filings necessary to register the Partnership and maintain such registration in all jurisdictions in which the Partnership carries on business in accordance with Applicable Law in such jurisdiction;

(j)                                     may make available to the Partnership the services of certain of the employees of the Managing Partner;

(k)                                  may provide for the redetermination of the Partnership Interest of each Partner in accordance with Section 2.3;

(l)                                     may sell any or all of the Partnership Property on such terms as the managing Partner considers appropriate;

(m)                               may initiate, maintain, or defend any litigation or other actions in the name of the Partnership; and

(n)                                 shall manage, control and operate the Partnership Business and shall cause to be done any and all acts necessary, appropriate or incidental to the Partnership Business and shall do so honestly, in good faith and in the best interests of the Partnership and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

9

7.2                               Authority of Managing Partner

No Person with whom the Partnership deals shall be required to determine the authority of the Managing Partner to give any undertaking or enter into any commitment on behalf of the Partnership, or to see to the application or distribution of revenues or proceeds paid to the Managing Partner.

7.3                               Periodic Reporting by Managing Partner

The Managing Partner shall prepare, or cause to be prepared, and transmit on a timely basis to each Partner financial statements of the Partnership which shall include a balance sheet, statements of income, Partners’ equity and changes in financial position.

7.4                               Partnership Records

The Managing Partner shall maintain all accounts, books and other relevant Partnership records and documents.

7.5                               Expenses of Managing Partner

The Partnership shall reimburse the Managing Partner for all reasonable professional, legal, accounting and administrative costs incurred by the Managing Partner in the performance of its duties hereunder, including reasonable costs directly incurred for the benefit of the Partnership, but specifically excluding expenses of any action, suit or other proceedings in which or in relation to which the Managing Partner is adjudged to be in breach of any duty or responsibility imposed on it hereunder.

7.6                               Provision and Compensation of Personnel

The Managing Partner may, from time to time, identify all staff, employees and field and other personnel employed by the Managing Partner which it deems necessary to operate the Partnership Business.

7.7                               Banking

The bank of the Partnership shall be such bank or banks as may be determined from time to time by the Managing Partner, or at such bank or banks at which the Managing Partner maintains accounts. All monies received by the Partnership shall be deposited to the credit of the Partnership’s account maintained at such bank or banks or at such other places as the Managing Partner may designate from time to time in the name of the Partnership.

7.8                               Signing of Cheques

All cheques drawn on the Partnership’s bank account shall be signed by such person or persons as shall from time to time be designated by the Managing Partner. For the purposes of this Agreement, for so long as ECOG is a Partner, any director or officer of ECOG shall, without requiring further authority, be considered a designee of the Managing Partner for the purposes of this section.

7.9                               Signing of Agreements

All contracts, agreements and other documents shall be signed on behalf of the Partnership by such person or persons as shall from time to time be designated by the Managing Partner.

10

ARTICLE 8
ALLOCATIONS

8.1                               Allocations

In respect of each Fiscal Period of the Partnership, the income and loss of the Partnership for income tax purposes, any assistance or incentive payments received by the Partnership or which the Partnership is entitled to receive and any other expense, credit or other amount which is allocable for income tax purposes shall be allocated among the Partners on the last day of the Fiscal Period of the Partnership in accordance with their Partnership Interest on that day.

Notwithstanding any provision herein to the contrary, allocations of proceeds of disposition (net of selling outlays or expenses) of Canadian resource properties from the Partnership to a Partner shall be made at the time of such disposition to the Partner to whom the distribution was made; and for greater certainty allocations of any income or loss realized on the distribution of non-cash assets which arc not Canadian resource properties from the Partnership to a Partner shall be made at the end of the Fiscal Period of the Partnership to the Partner to whom the distribution was made or the successor partner(s) of such Partner, as the case may be.

The Partnership will, in computing its income or loss for income tax purposes, claim all expenses, deductions and reserves to the maximum extent permitted by the Income Tax Act (Canada).

ARTICLE 9
DISTRIBUTIONS, DISSOLUTIONS, LIQUIDATIONS

9.1                               Distribution of Property

Subject to the requirements of Applicable Law, Distributions of Partnership Property shall be made at such times and in such amounts as determined by the Managing Partner. All Distributions, when made, shall be distributed to the Partners pro rata in accordance with their respective Partnership Interest, unless otherwise agreed to in writing by all of the Partners at the time of the Distribution. The Managing Partner may, in its sole discretion make advances to Partners in respect of income or Partnership property in such amounts and at such times as the Managing Partner may determine.

9.2                               Dissolution

Subject to Section 10.9, the Partnership shall be dissolved on the happening of any of the following events:

(a)                                  the disposition of all of the Partnership Property;

(b)                                 the written consent of the Partners; or

(c)                                  any other event which would cause the dissolution of the Partnership under Applicable Law.

11

9.3                               Effective Date of Dissolution

The dissolution of the Partnership pursuant to Section 9.2 shall be effective on the day on which the event giving rise to the dissolution occurs. Notwithstanding the effective date of the dissolution of the Partnership, the Partnership shall not terminate until the Partnership Property has been distributed.

9.4                               Receiver

The Managing Partner shall serve as the receiver of the Partnership charged with the responsibility of liquidating the Partnership upon its dissolution. If the Managing Partner is unable or unwilling to act in such capacity, the other Partner may appoint some other appropriate Person or party to act as the receiver of the Partnership. During the course of such liquidation, the receiver shall operate the properties and undertaking of the Partnership and in so doing shall be vested with all the powers and authority of the Managing Partner in relation to the Partnership under the terms of this Agreement. The receiver shall be paid its reasonable fees and disbursements incurred in carrying out its duties hereunder.

9.5                               Liquidation

The receiver shall settle the Partnership accounts as expeditiously as possible and shall pay or compromise the liabilities (both absolute and contingent, matured and unmatured) of the Partnership and, if necessary or desirable, sell or liquidate such of the Partnership Property as is required to be sold or liquidated to do so. Thereupon, the remaining Partnership Property shall be distributed to the Partners, in specie, each Partner to receive, in proportion to the relative balances of the Capital Accounts of the Partners at the time of dissolution, its undivided interest in each item of the Partnership Property. If any Partner has a negative Capital Account balance, such Partner shall make a contribution of capital to the Partnership to eliminate such negative capital account balance prior to the dissolution of the Partnership. A negative balance in a Partner’s Capital Account shall not be considered a debt owed to the Partnership or any Person for any purpose whatsoever.

ARTICLE 10
MISCELLANEOUS

10.1                        Other Businesses

Any Partner may engage in or possess an interest in other business ventures of any nature and neither the Partnership nor the other Partners shall, by virtue of this Agreement, have any rights in or to such other business ventures.

10.2                        Time of the Essence

Time shall be of the essence of this Agreement.

10.3                        Governing Law

This Agreement shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Each Party accedes and submits to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom in connection with this Agreement.

12

10.4                        Counterparts

This Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each Party, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

10.5                        Delivery of Notices

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be properly provided if delivered in any of the following modes:

(a)                                  personally, by delivering the notice to the Party on which it is to be served at that Party’s address for notices as set forth in Section 10.6. Personally delivered notices shall be deemed to be received by the addressee when actually delivered as aforesaid; provided that, such delivery shall be during normal business hours on any Business Day. If a notice is not delivered on a Business Day or is delivered after the addressee’s normal business hours, such notice shall be deemed to have been received by such Party at the commencement of the addressee’s first Business Day next following the time of the delivery; or

(b)                                 by facsimile (or by any other like method by which a written message may be sent) directed to the Party on which it is to be delivered at that Party’s facsimile number as set forth in Section 10.6. A notice so served shall be deemed to be received by the addressee when transmitted by the Party delivering the notice (provided such Party obtains confirmation from its facsimile of successful transmission), if transmitted during the addressee’s normal business hours on any Business Day or at the commencement of the next ensuing Business Day following transmission if such notice is not transmitted during business hours on a Business Day.

10.6                        Notices

The address and facsimile number for delivery of notices hereunder of each of the Parties shall be as follows:

(a)	if to EnCana at:

1800, Bankers Hall
855 - 2nd Street SW
Calgary, AB T2P 4Z5
Canada

	Fax:	403-645-4617
	Attention:	Secretary

13

(b)	if to ECOG at:

1800, Bankers Hall 855 - 2nd Street SW Calgary, AB T2P 4Z5 Canada

	Fax:	403-645-4617
	Attention:	Secretary

A Party may change its address and facsimile number for delivery of notices by giving notice to the other Party in the manner set forth herein, and such changed address and facsimile number for notices shall, thereafter, be effective for all purposes of this Agreement. The address and facsimile number for a Person which becomes a Partner in accordance with Section 10.9 shall be as set out in the counterpart execution page to this Agreement executed by such Person.

10.7                        Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties, their respective heirs, successors and permitted assigns.

10.8                        Further Assurances

The Parties shall from time to time, on and after the date hereof, execute and deliver all such other additional instruments, notices, releases, acquittances and other documents and shall do all such other acts and things as may be reasonably necessary to carry out the terms and conditions of this Agreement in accordance with their true intent.

10.9                        Assignment of Partnership Interests

The assignment by a Partner of all or part of its interest in the Partnership shall not result in the dissolution of the Partnership. Any Partner may assign all or part of its interest in the Partnership by execution of a form of assignment agreement substantially in the form of Schedule 2 hereto and upon receiving the written consent of the Managing Partner, provided that such assignment shall not be valid until the assignee executes a counterpart to this Agreement agreeing to be bound by the terms hereof. Upon such assignment, the assigning Partner shall be released of all of its obligations under this Agreement and the assignee shall execute and deliver all releases and other documents reasonably required by the assigning Partner in connection with such assignment.

14

10.10                 Addition and Withdrawal of Partners

Additional Partners may be added to the Partnership with the consent of all existing Partners. Subject to Section 9.2 hereof, the Partnership shall not be dissolved or terminated, nor shall a new partnership be deemed to be created, by the admission of any new Partner or by the withdrawal, removal, death, mental incompetence or other similar disability, insolvency, bankruptcy or the other disability of a Partner.

IN WITNESS WHEREOF this Agreement is executed as of the day and year first above written.

ENCANA WEST LTD.			ENCANA OIL & GAS PARTNERSHIP

By:	/s/ Kerry D. Dyte		By:	/s/ Kerry D. Dyte
	Name:	Kerry D. Dyte	Name:	Kerry D. Dyte
	Title:	Secretary	Title:	Secretary

By:	/s/ Jeff E. Wojahn		By:	/s/ Jeff E. Wojahn
	Name:	Jeff E. Wojahn	Name:	Jeff E. Wojahn
	Title:	Vice President	Title:	President Canadian Plains Region

15

Schedule 1 to the Partnership Agreement for Breeze Resources Partnership between EnCana West Ltd. and EnCana Oil & Gas Partnership made effective as of June 30, 2004 (the “Partnership Agreement”).

LIST OF PARTNERS AND PARTNERSHIP INTEREST

List of Partners	Date	Partnership Interests (%)

EnCana West Ltd.	June 30, 2004	99

EnCana Oil & Gas Partnership	June 30, 2004	1

Schedule 2 to the Partnership Agreement for Breeze Resources Partnership between EnCana West Ltd. and EnCana Oil & Gas Partnership made effective as of June 30, 2004 (the “Partnership Agreement”).

TO:                            [•] (the “Assignor”), the Partnership, and [existing Partners]

RE:                              Partnership agreement for the Partnership between EnCana Corporation and EnCana Oil & Gas Partnership made as of June 30, 2004 (the “Partnership Agreement”)

PREAMBLE:

A.                                   The Assignor has agreed to assign all of its rights under the Partnership Agreement to [•] (the “Assignee”).

B.                                     In accordance with Section 10.9 of the Partnership Agreement, the Assignor is released of all of its obligations under the Partnership Agreement effective the date of execution of this counterpart.

C.                                     As of the date hereof the Partners of the Partnership are [•].

D.                                    Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignee hereby:

(a)                                  acknowledges receipt of a copy of the Partnership Agreement;

(b)                                 agrees to be bound by the Partnership Agreement as a Partner thereof;

(c)                                  agrees to assume the obligations of the Assignor under the Partnership Agreement;

(d)                                 releases the Assignor of its obligations under the Partnership Agreement, effective as of the date of execution of this counterpart to the Partnership Agreement;

(e)                                  represents and warrants to the Assignor, the other Partners and the Partnership that:

(i)                                     the Assignee [is duly incorporated as a corporation/duly formed as a general partnership];

(ii)                                  the Assignee is and will continue to be resident in Canada for the purposes of the ITA so long as it retains a Partnership Interest;

(iii)                               the Assignee is validly existing and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation;

(iv)                              if required by applicable law, the Assignee is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation;

(v)                                 the Assignee has full power and authority to execute and deliver this counterpart to the Partnership Agreement and to perform its obligations hereunder and under the Partnership Agreement;

(vi)                              all necessary actions by the board of directors, shareholders, managers, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, and delivery of this counterpart to the Partnership Agreement and performance of its obligations under the Partnership Agreement have been duly taken by the Assignee;

(vii)                           the Partnership Agreement and any other documents contemplated thereby constitute legal, valid and binding obligations of the Assignee enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

(viii)                        the Assignee’s authorization, execution, and delivery of this counterpart to the Partnership Agreement and performance of its obligations under the Partnership Agreement do not and will not conflict with, or result in a breach, default or violation of, the organizational documents of the Assignee, any contract or agreement to which the Assignee is a party or is otherwise subject, or any law, order, judgment, decree, writ, injunction or arbitral award to which the Assignee is subject, or require any consent, approval or authorization from, filing or registration with, or notice to any governmental authority or other Person, unless such requirement has already been satisfied;

(f)                                    agrees to execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to complete the assignments referenced in this counterpart to the Partnership Agreement; and

(g)                                 agrees that the address and facsimile number for delivery of notices for the Assignee under the Partnership Agreement shall be as follows:

[INSERT ADDRESS AND FAX NUMBER]

This counterpart to the Partnership Agreement is executed this       day of                        ,          .

[ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

2

The undersigned, being all of the Partners of the Partnership immediately prior to execution of this counterpart to the Partnership Agreement, hereby acknowledge receipt of this executed counterpart and consent to the assignment herein described, effective the date above written.

ENCANA WEST LTD.

By:
Name:
Title:

By:
Name:
Title:

ENCANA OIL & GAS PARTNERSHIP

By:
Name:
Title:

By:
Name:
Title:

3

Revision #2 — September 1, 2004

Schedule 1 to the Partnership Agreement for Breeze Resources Partnership between EnCana West Ltd. and EnCana Oil & Gas Partnership made effective as of June 30, 2004 (the “Partnership Agreement”).

LIST OF PARTNERS AND PARTNERSHIP INTEREST

List of Partners	Date	Partnership Interests (%)

Harvest Breeze Trust No. 1	September 1, 2004	99

Harvest Breeze Trust No. 2	September 1, 2004	1

APPOINTMENT OF MANAGING PARTNER

RE:                              Reference is made to the Partnership Interest Purchase and Sale Agreement (the “Purchase Agreement”) dated July 15, 2004 between EnCana Corporation, EnCana Oil & Gas Partnership, Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Purchase Agreement.

The undersigned, being the partners of Breeze Resources Partnership, hereby appoint Harvest Breeze Trust No. 2 as the managing partner of the Partnership.

HARVEST BREEZE TRUST NO. 1, by its authorized trustee, 1115638 ALBERTA LTD.

Per:	/s/ B. Chernoff
B. Chernoff, Chairman

HARVEST BREEZE TRUST NO. 2, by its authorized trustee, 1115650 ALBERTA LTD.

Per:
B. Chernoff, Chairman

FORM 204

PARTNERSHIP ACT

Alberta	AMENDMENT TO DECLARATION
Registries	OF PARTNERSHIP

REGISTRATION NUMBER: PT11165388

NAME OF PARTNERSHIP: BREEZE RESOURCES PARTNERSHIP

WE, the partners named as partners in the Declaration, HEREBY DECLARE:

1.	That the name of the partnership has been changed to:
from
.

2.	That the current partners are:

NAME:             HARVEST BREEZE TRUST NO. 1

SIGNATURE:	/s/ [ILLEGIBLE]
By its authorized trustee, 1115638 ALBERTA LTD.

RESIDENT ADDRESS: 1900, 330 – 5th Avenue S.W., Calgary, Alberta

NAME:              HARVEST BREEZE TRUST NO. 2

SIGNATURE:	/s/ [ILLEGIBLE]
By its authorized trustee, 115650 ALBERTA LTD.

RESIDENT ADDRESS: 1900, 330 – 5th Avenue S.W., Calgary, Alberta

3.             Do the names above reflect a change of partners and/or resident address of a partner?

Yes  ☒                                   No  ☐

4. Date of Declaration: September 1, 2004	ELECTRONICALLY FILED WITH ALBERTA REGISTRIES ON SEP 02 2004 by BLAKE, CASSELS & GRAYDON LLP Corporate Services

TO:        EnCana Oil & Gas Partnership and, EnCana Corporation collectively (the “Assignor”), Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2 (Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2 collectively the “Assignees”)

RE:         Partnership agreement for the Breeze Resources Partnership made as of June 30, 2004, as amended (the “Partnership Agreement”)

PREAMBLE:

A.           The Assignors have agreed to assign all of their rights under the Partnership Agreement to the Assignees, by virtue of a Partnership Interest Purchase and Sale Agreement between Assignors and Assignees dated July 15, 2004.

B.           In accordance with Section 10.9 of the Partnership Agreement, the Assignor is released of all of its obligations under the Partnership Agreement effective the date of execution of this counterpart.

C.           As of the date hereof the Partners of the Partnership are the Assignees.

D.           Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignees and each of them, hereby:

(a)   acknowledge receipt of a copy of the Partnership Agreement;

(b)   agree to be bound by the Partnership Agreement as Partners thereof;

(c)   agree to assume the obligations of the Assignors under the Partnership Agreement;

(d)   release the Assignors and each of them of their obligations under the Partnership Agreement, effective as of the date of execution of this counterpart to the Partnership Agreement;

(e)   represent and warrant to the Assignors and each of them and the Partnership that;

(i)    the Assignees are each daily formed as trusts;

(ii)   the Assignees and each of them are and will continue to be resident in Canada for the purpose of the ITA so long as either of them retains a Partnership Interest;

(iii)  the Assignees and each of them are validly existing and (if applicable) in good standing under the law of the jurisdictions of their incorporation, organization or formation;

(iv) if required by applicable law, the Assignees and each of them are duly qualified and in good standing in the jurisdictions of their principal place of business, if different from their jurisdictions of incorporation, organization or formation;

(v)   the Assignees have full power and authority to execute and deliver this counterpart to the Partnership Agreement and to perform their obligations hereunder and under the Partnership Agreement;

(vi)  all necessary actions by the board of directors, shareholders, managers, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, and delivery of this counterpart to the Partnership

Agreement and performance of its obligations under the Partnership Agreement have been duly taken by the Assignees and each of them;

(vii)  the Partnership Agreement and any other documents contemplated thereby constitute legal, valid and binding obligations of the Assignees and each of them enforceable against them in accordence with their terms (except as may be limited by bankrupicy, insolvency or similar laws of general application and by the effect of general principle of equity, regardless of whether considered at law or in equity); and

(viii) the Assignees’ authorization, execution, and delivery of this counterpart to the Partnership Agreement and performance of their obligations under the Partnership Agreement do not and will not conflict with, or result in a breach, default or violation of, the organizational documents of the Assignees, any contract or agreement to which the Assignees or either of them is a party or is otherwise subject, or any law, order, judgment, decree, writ, injunction or arhival award to which the Assignees or either of them are subject, or require any consent, approval or authorization from, filing or registration with, or notice to any governmental authority or other Person, unless such requirement has already been satisfied;

(f)    agrees to execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to complete the assignments referenced in this counterpart to the Partnership Agreement; and

(g)   agrees that the address and facsimile number for delivery of notices for the Assignees under the Partnership Agreement shall be as follows:

Harvest Breeze Trust No. 1 1900, 330 — 5th Avenue SW Calgary, AB T2P 0L4	Harvest Breeze Trust No. 2 1900, 330 — 5th Avenue SW Calgary, AB T2P 0L4

This counterpart to the Partnership Agreement is executed this 1st day of September, 2004.

HARVEST BREEZE TRUST NO. 1 By its authorized trustee, 1115638 Alberta Ltd.	HARVEST BREEZE TRUST NO. 2 By its authorized trustee, 1115650 Alberta Ltd.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:		Title:

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:		Name:
Title:		Title:

The undersigned, being all of the Partners of the Partnership immediately prior to execution of this counterpart to the Partnership Agreement, hereby acknowledge receipt of this executed counterpart and consent to the assignment herein described, effective the date above written.

ENCANA CORPORATION

By:	/s/ Kerry D. Dyte
	Name:	Kerry D. Dyte
	Title:	Corporate Secretary

ENCANA OIL & GAS PARTNERSHIP

By:	/s/ Kerry D. Dyte
	Name:	Kerry D. Dyte
	Title:	Secretary

The undersigned, being the Managing Partner of the Partnership hereby consents to the assignment herein described, effective the date above written.

ENCANA OIL & GAS PARTNERSHIP

By:	/s/ Kerry D. Dyte
	Name:	Kerry D. Dyte
	Title:	Secretary

Amend Partnership - Proof of Filing

Amendment Date: 2004/09/02

The change to the Partners of BREEZE RESOURCES PARTNERSHIP - PT11165388 is filed as of 2004/09/02

Service Request
Number:	6434299
Registration Date:	2004/07/06
Registration Number:	PT11165388
Partnership Name:	BREEZE RESOURCES PARTNERSHIP
Type of Business:	OIL AND GAS / EXPLORATION PRODUCTION AND RELATED ACTIVITIES
Business Location:	CALGARY
Commencement Date:	2004/06/30

Partner

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	2110923303
Last Name/Legal Entity Name:	ENCANA CORPORATION
Street:	1800, 855 - 2ND STREET SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 2S5

Partner Status:	Inactive
Partner Type:	Other
Last Name/Legal Entity Name:	ENCANA OIL & GAS PARTNERSHIP
Street:	1800, 855 - 2ND STREET SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 2S5

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	205767858
Last Name/Legal Entity Name:	ENCANA WEST LTD.
Street:	1800, 855 - 2ND STREET SW
City:	CALGARY

1

Province:	ALBERTA
Postal Code:	T2P 2S5

Partner Status:	Active
Partner Type:	Other
Last Name/Legal Entity Name:	HARVEST BREEZE TRUST NO. 1
Street:	1900, 330 - 5 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0L4

Partner Status:	Active
Partner Type:	Other
Last Name/Legal Entity Name:	HARVEST BREEZE TRUST NO. 2
Street:	1900, 330 - 5 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0L4

Registration Authorized By:	M. BRUCE CHERNOFF
AGENT OF TRADE NAME/PARTNERSHIP

2

NEXEN CANADA NO. 1 PARTNERSHIP AGREEMENT

THIS AGREEMENT made effective as of and from 12:01 a.m. (Mountain Standard Time) the 20th day of December, 2004

BETWEEN:

NEXEN PETROLEUM CANADA, a general partnership under the laws of Saskatchewan, the partners of which are at the date hereof Nexen Inc., a corporation under the laws of Canada, and Nexen Canada Ltd., a corporation under the laws of Canada (“NPC”)

OF THE FIRST PART

- and -

CANADIAN NEXEN YEMEN LTD., a corporation under the laws of Alberta (“CNYL”)

OF THE SECOND PART

WHEREAS the parties are desirous of forming a partnership for the purpose of carrying on the business of owning and operating certain assets and deem it advisable to enter into this Agreement for the purpose of setting forth their respective rights and obligations in relation to the Partnership and the matters set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1                                                                                 Definitions - In this Agreement and the Schedules attached hereto, unless the context otherwise requires, the following words shall have the following meanings:

(a)                    “Act” means The Partnership Act, R.S.A. 2000, chapter P-3, as amended from time to time;

(b)                   “Affiliated Entity(ies)” means, with respect to a Party hereto, any corporation which is associated with such Party for the purposes of the

1

Income Tax Act, as amended, or which would be associated if any reference to corporation included a partnership, applied mutatis mutandis;

(c)                    “Agreement” means this agreement as amended from time to time;

(d)                   “Asset Contribution Agreement(s)” means an agreement in the form of Schedule “B”, with such changes as the Parties may agree upon;

(e)                    “Business” means, subject to Section 3.4 herein, Canadian petroleum and natural gas acquisition, exploration, development, processing and production and all related operations and such other business so required to carry on the business of the Partnership or as the Partners may agree;

(f)                      “Contribution Date” has the meaning given to the term “Effective Time” in the Asset Contribution Agreement(s);

(g)                   “Election” means any agreement, designation or election referred to under Subsections 96(3) or 98(3) of the Income Tax Act, any consequential agreements, designations or elections pursuant to provincial taxing statutes required to effect the same purpose as the agreements, designations or elections referred to under Subsections 96(3) or 98(3) of the income Tax Act and any agreements, designations or elections pursuant to any amended, revised, replacement, substituted, successor or other provisions from time to time required to effect the same purpose as any such election. For greater certainty, “Election” shall also refer to any amendment or revocation of an Election already made;

(h)                   “Fair Market Value” means the price a willing purchaser would pay to a willing vendor for a particular asset in an open and unrestricted market, where both the purchaser and vendor are under no compulsion to act;

(i)                       “Fiscal Year” has the meaning assigned thereto in section 2.5 hereof;

(j)                       “Income Tax Act” means the income Tax Act (Canada), R.S.C. 1985, c. 1, as amended from time to time;

(k)                    “Managing Partner” has the meaning assigned thereto in section 2.8 hereof;

(l)                       “Ordinary Resolution” means a resolution approved by one or more Partners holding a majority of the Partnership Interests of all Partners or as set forth in a written resolution signed by one or more Partners holding a majority of the Partnership Interests of all Partners;

(m)                 “Partner” means a member of the partnership formed and carrying on business pursuant to this Agreement and “Partners” means all of such members collectively;

2

(n)                   “Partnership” means the general partnership formed in accordance with the laws of Alberta pursuant to this Agreement;

(o)                   “Partnership Interest” means for each Partner, the percentage interest in Partnership Property and in Partnership Profit or Partnership Loss from time to time as determined in accordance with this Agreement and set forth in Schedule “A” hereto;

(p)                   “Partnership Loss” means the net loss, if any, of the Partnership for a particular period determined in accordance with generally accepted accounting principles;

(q)                   “Partnership Profit” means the net profit, if any, of the Partnership for a particular period determined in accordance with generally accepted accounting principles;

(r)                      “Partnership Property” means, at the relevant time, all continuing property and rights and interests in property contributed into the Partnership pursuant to an Asset Contribution Agreement or any other agreements with a Partner or Partners, or acquired, whether by purchase or otherwise, on account of the Partnership or for the purposes and in the course of the Partnership Business;

(s)                    “Party” means any party to this Agreement, and Parties means one or more Party as the context requires; and

(t)                      “Schedule” means any schedule attached to and forming part of this Agreement.

1.2                                                                                 Schedules - The following additional schedules are attached to and made a part of this Agreement:

Schedule “A” - List of Partners and Partnership Interests

Schedule “B” - Asset Contribution Agreement

Schedule “C” - Elections

1.3                                                                                 Headings - The headings contained in this Agreement are inserted for convenience of reference only and are not to be taken into consideration when interpreting the terms and provisions hereof.

1.4                                                                                 Interpretation - The words “herein”, “hereof”, “hereunder” and “hereinbefore” when used in this Agreement refer to this Agreement in its entirety and not only to the Article or Section in which the words may be used.

1.5                                                                                 Genders - In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing any of the masculine, feminine or neuter

3

genders shall include the others and words importing persons shall include firms, partners and corporations and vice versa.

1.6                                                                                 Dollars - All dollar amounts referred to in this Agreement are in Canadian funds.

ARTICLE 2

FORMATION OF PARTNERSHIP AND TERM

2.1                                                                                 Formation of Partnership - The Parties hereto hereby form a Partnership for the purpose of carrying on in common the Business as herein specified for their mutual profit. The rights and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided.

2.2                                                                                  Partnership Name - Subject to the terms of any trademark license and registered users agreement binding on the Partnership pursuant to Section 4.7, the name of the Partnership shall be the “Nexen Canada No. 1” or such other name as determined by the Managing Partner.

2.3                                                                                 Office - The principal office of the Partnership shall be the head office of the Managing Partner (or such person that has the authority, rights and obligations of the Managing Partner as provided herein) which at the date hereof is 1777 Victoria Avenue, Regina, Saskatchewan, S4P 3C4, or such other address as shall be designated by the Managing Partner.

2.4                                                                                 Books and Records - Books of account and records of the Partnership, including all accounting and financial records, shall be kept at the offices of the Partnership unless the Parties otherwise mutually agree, and shall be made available for inspection by the Partners in accordance with Section 6.2.

2.5                                                                                  Fiscal Year - The Fiscal Year of the Partnership shall end, subject to the provisions of the Income Tax Act, on such date as shall be determined by the Managing Partner.

2.6                                                                                 Additional Partners - Additional Partners may be added to the Partnership, with the consent of the Partners pursuant to Section 5.6, provided such additional Partners shall execute and deliver to the Managing Partner a counterpart of this Agreement and any revised Schedule “C” prepared by the Managing Partner from time to time. Notwithstanding Section 5.6, where a Partner is itself a partnership and that partnership is dissolved and terminated and where an interest in the Partnership is distributed on the dissolution of the Partnership, the partners of that partnership shall become Partners of the Partnership and such Partners shall execute and deliver to the Managing Partner a counterpart of this Agreement and any revised Schedule “C” prepared by the Managing Partner from time to time. The Parties hereby authorize the Managing Partner to revise and update Schedule “A” hereto from time to time as required to reflect any changes in the Partners and their Partnership Interests.

4

2.7                                                                                 Termination - Unless earlier terminated in accordance with this Agreement or the Act, or extended by agreement of the Partners, the Partnership hereby created shall terminate on March 31, 2058.

2.8                                                                                 Managing Partner – Nexen Petroleum Canada shall be the designated Managing Partner of the Partnership. The managing partner of Nexen Petroleum Canada at the date hereof is Nexen Canada Ltd. Where the designated Managing Partner of the Partnership is itself a partnership, then the managing partner of that partnership, or a partner of that partnership similarly authorized to carry out the activities of the managing partner of that partnership, shall have the authority, rights and obligations of the Managing Partner provided herein, and notwithstanding that a partnership may be designated the Managing Partner, the managing partner of that partnership, or a partner of that partnership similarly authorized to carry out the activities of the managing partner of that partnership shall be the designated Managing Partner of the Partnership. Accordingly, at the date hereof Nexen Canada Ltd. shall have all the authority, rights and obligations of the Managing Partner of the Partnership. The authority, rights and obligations of the Managing Partner (or where the Managing Partner of the Partnership is itself a partnership, then the managing partner of that partnership, or a partner of that partnership similarly authorized to carry out the activities of the managing partner of that partnership) shall enure to any successor or permitted assigns. Where the designated Managing Partner of the Partnership is itself a partnership, and that partnership is dissolved and terminated and that partnerships’ Partnership Interest is distributed to its partners, then upon that termination of that partnership the partner that was the managing partner of that partnership, or that was a partner of that partnership similarly authorized to carry out the activities of the managing partner of that partnership, immediately before that partnership is dissolved and terminated shall become the designated Managing Partner of the Partnership.

ARTICLE 3

PURPOSE OF PARTNERSHIP

3.1                                                                                 Commencement - Commencing upon the initial Contribution Date, as set forth in Section 4.1, the Partners, through the Partnership, will carry on the Business in common with a view to profit for the mutual benefit of all the Partners.

3.2                                                                                 Purpose - The purposes of the Partnership shall include the following business activities:

(a)                    to explore for, drill for and develop petroleum and natural gas and all other minerals;

(b)                   to develop reserves of petroleum, natural gas and other minerals by production, drilling and development;

(c)                    subject to Section 3.5 to transport to market, sell and market petroleum and natural gas production and all other minerals;

5

(d)                   to construct and operate facilities for the treatment, production, collection, storage, transportation, delivery and sale of petroleum and natural gas and other minerals;

(e)                    to purchase, farm in, sell or farm out interests in petroleum and natural gas reserves, leasehold estates, royalties, production payments and overriding royalty interests, or rights in respect of any of the foregoing and to engage in such operations by itself, in association with others, or through wholly-owned corporations or through interests in other partnerships or entities;

(f)                      to conduct geophysical, geological and other exploratory or developmental work, and install and operate pressure maintenance and secondary recovery systems of all kinds; and

(g)                   to undertake such other business or effect such other transactions as:

(i)                      may be incidental to or arise from the foregoing purposes and as may be reasonably determined by the Managing Partner; or

(ii)                   may be approved by all of the Partners.

3.3                                                                                 Financing and Operations - In order to accomplish the purposes of the Partnership the Partnership and the Managing Partner in its name in trust for the Partnership, or directly for the account of the Partnership shall have full and irrevocable authority to:

(a)                    borrow money for any purpose;

(b)                   make, issue and endorse promissory notes, bills of exchange, guarantees and evidence of indebtedness of all kinds (including, without limitation, guarantees of indebtedness of a Partner), without limit as to amount;

(c)                    secure such guarantees, promissory notes, bills of exchange, guarantees and other evidences of indebtedness by mortgage, assignment, pledge or otherwise, of all or any part of the properties, assets and undertakings of the Partnership;

(d)                   provide security for the indebtedness or loans to or advances to any person, firm or corporation;

(e)                    to invest funds not immediately required for the operations of the Partnership;

(f)                      employ personnel;

(g)                   purchase and maintain equipment and materials;

(h)                   carry insurance; and

6

(i)                       to do all other things necessary or advisable for the Business of the Partnership or as may be approved by all of the Partners.

The Partners hereby expressly agree that the provisions of section 21 of the Act shall be superseded by the provisions of this Section 3.3(b).

3.4                                                                                 No Limitation - The Partnership shall have the power and authority, without limitation, to carry on such other business or activity as the Partners may from time to time agree.

3.5                                                                                 Other Activities of a Partner - Notwithstanding Section 3.4 hereof, each of the Partners has the right to carry on outside the Partnership such business or activities as such Partner may determine it being explicitly acknowledged that the Partners, and where a Partner is itself a partnership then the partners of that partnership, may conduct activities as set out in 3.2 in separate partnerships, and further it being agreed that this paragraph shall be construed as a consent for the purposes of section 34 of the Act.

ARTICLE 4

PARTNERS’ CONTRIBUTIONS

4.1                                                                                 Initial Contributions - On December 20, 2004 Nexen Petroleum Canada did contribute $999.00 and Canadian Nexen Yemen Ltd. did contribute $1.00 as their initial capital of the Partnership by the issuance to the Partnership of promissory notes in such amounts.

4.2                                                                                 Additional Contributions - Any Partner or person becoming a Partner may subsequently contribute assets to the Partnership, including cash or property, and any such contribution shall be made in accordance with the provisions of this Agreement and, unless the Managing Partner otherwise agrees, on terms similar to those contained in the Asset Contribution Agreements.

4.3                                                                                 Principles of Contribution - With regard to the contribution of assets to the Partnership from time to time, unless otherwise agreed by the Parties the following principles shall apply:

(a)                    to the extent that the consent of any person is required for the transfer to the Partnership of any contractual benefits and rights and that consent is not obtained by the Contribution Date, the Partner to whom such benefits and rights belong shall hold and exercise the benefits and rights under such contract and will observe and perform all of its obligations thereunder for and on behalf of the Partnership, and the Partnership will reimburse the Partner for all costs incurred by the Partner in the performance of such obligations, until such consent is obtained and the assignment can be completed, the termination or expiration of such benefits and rights, or the termination of this Partnership, whichever first occurs;

7

(b)                   to the extent that a Partner holds rights pursuant to any license, permit, approval, exemption certificate or any other right granted pursuant to government or regulatory authority, which rights form part of the assets to be contributed by such Partner to the Partnership and are required in order to carry on the business of the Partnership, and such rights are not assignable to the Partnership such Partner agrees, to the extent it may do so without breaching any requirement of law, to hold and to exercise the same and observe and perform the obligations arising therefrom for and on behalf of the Partnership for so long as the Partnership may require, and the Partnership will reimburse such Partner for all costs incurred in the performance of such obligations;

(c)                    each Partner shall be separately responsible for any litigation, and for all amounts payable, in respect of its assets contributed to the Partnership where such litigation has been commenced, or such amounts have accrued and are ascertainable, on or before the related Contribution Date, and, subject to the terms of the related Asset Contribution Agreement(s), the Partnership shall assume and, as between the Partners and the Partnership, be responsible for all other liabilities and obligations in respect of such assets. To the extent that the consent of any third party is required for the transfer to the Partnership of liabilities and obligations under any contract, and such consent is not obtained, the Partners acknowledge and agree that the assumption of such liabilities and obligations by the Partnership is not intended to relieve the Partner from any obligations it may have to any other parties to such contracts with respect to any failure of performance. The Partnership shall indemnify and save each of the Partners harmless from and against all costs, liabilities, damages and expenses of any nature whatsoever, suffered by any Partner as a result of the failure of the Partnership to perform any such liabilities and obligations so assumed; and

(d)                   to the extent that, subsequent to a contribution of assets to the Partnership by a Partner, such Partner receives any amount or property in relation to such assets to which amount or property the Partnership is entitled, such Partner agrees that it receives such amount or property as Partnership Property and that it will promptly remit such amount or property to the Partnership.

4.4                                                                                 Valuation of Contribution - The Partners agree that for purposes of establishing their Partnership Interests pursuant to this Agreement assets, including associated liabilities, shall be valued on a consistent basis having regard to Fair Market Value as the Partners may agree.

4.5                                                                                 Calculation of Partnership Interest

(a)                    The Partnership Interest of each Partner determined immediately after any contribution by a Partner or distribution to a Partner shall be the quotient of:

(i)                      the aggregate of:

8

A.                          the fair market value of net assets contributed by the Partner less the fair market value of net assets distributed to the Partner; and

B.                            the fair market value of the Partner’s interest in the net assets of the Partnership immediately before the contribution or distribution; and

(ii)                   the aggregate of:

A.                          the fair market value of net assets contributed by any Partner less the fair market value of net assets distributed to any Partner; and

B.                            the fair market value of the net assets of the Partnership immediately before the contribution or distribution.

(b)                       For the purpose of paragraph 4.5(a) above “fair market value of net assets contributed” means the fair market value of the assets contributed less all liabilities assumed by the Partnership; “net assets of the Partnership” means the assets of the Partnership less the liabilities of the Partnership; and “fair market value of net assets distributed” means the fair market value of the assets distributed less the liabilities assumed by the Partner.

4.6                                                                                 Partnership Interest

(a)                        Any Partner may request a re-determination of the Partnership Interests of the Partners as a result of:

(i)                       a further contribution of assets to the Partnership by a Partner; or

(ii)                    a distribution of assets as a return of capital to a Partner other than pursuant to a dissolution of the Partnership;

(b)                       Upon receipt by the Managing Partner of a request from a Partner pursuant to Section 4.6(a) the Managing Partner shall determine, on a consistent basis in accordance with Section 4.5 as of the date of such request, the value of the assets so contributed by or capital returned to a Partner or Partners as a proportion or proportions of the total current value of all Partnership Property immediately prior to such contribution or return. The Managing Partner shall then calculate revised Partnership Interests for each of the Partners so that the Partnership Interests following such contribution of assets or return of capital shall reflect the value of the Partnership Interest of each Partner prior to such contribution or return as adjusted by the value of such contribution or return by each Partner as so determined. Provided such re-determination is agreed to by all of the Partners, the Partnership Interests of each of the Partners shall be adjusted accordingly to have effect from the

9

date of the request made pursuant to Section 4.6(a) and the Managing Partner shall revise and update Schedule “A” hereto to reflect such changes.

4.7                                                                                 Intellectual Property - Each of the Partners agrees to enter into trademark license agreements with the Partnership to allow such Partner’s trademarks relating to its Business, if any, to be used in the business of the Partnership. Such use shall be non-exclusive and shall be terminable at will by the Partner that owns such trademarks or by the Partnership. Neither the use of such trademarks by the Partnership nor the cessation of such use shall constitute a disposition or an acquisition of any trademark or any property right or interest therein, except as may be specifically provided in a registered user agreement, nor shall any trademarks, by virtue of such use, be considered to have become Partnership Property or part of the Partnership stock or to have been acquired, by purchase or otherwise, on account of the Partnership.

4.8                                                                                 Reimbursements of, or Contributions to, Partnership Costs - The Partners may, from time to time, by Ordinary Resolution, require each of the Partners to pay to the Partnership, in accordance with each such Partner’s Partnership Interest (such Partners and such Partnership Interests determined as of the Fiscal Year end of the Partnership), an amount as a reimbursement of, or as a contribution to, such expenses paid or payable by the Partnership, as the Partners may determine and designate. For greater certainty, such payments shall not be considered to be contributions of the Partners for the purpose of Sections 4.1 through 4.6, and Sections 4.1 through 4.6 shall not apply to amounts paid or payable by the Partners pursuant to this Section 4.8.

ARTICLE 5

MANAGEMENT OF THE PARTNERSHIP

5.1                                                                                 Managing Partner - Subject to the overriding direction of the Partners pursuant to Section 5.2, the Managing Partner shall have charge and control of the management, conduct and operation of the Partnership in all respects and in all matters and, except as otherwise agreed by the Partners, shall, at its discretion, either incur, or cause to be incurred in the name of the Partnership, all necessary expenses in the running and management of the Partnership Business. Except as expressly provided in this Agreement, any other agreement of the Partners, or the Act, the Managing Partner is hereby granted the right, power and authority to do, and to cause its employees to do, on behalf of the Partnership all things which, in the Managing Partner’s sole determination, are necessary, proper or desirable to carry out the these duties and responsibilities. The Managing Partner shall devote such time and attention to the Partnership as shall be necessary to conduct the Partnership business in an efficient manner, but shall not he obligated to devote its exclusive time and attention to the business of the Partnership, and may engage in other businesses.

5.2                                                                                 Partnership Governance - The Managing Partner may consult with the Partners as it sees fit with regard to the management of the business and affairs of the Partnership. The Managing Partner or any other Partner may call a general meeting of the Partners at any time on reasonable notice to consider Partnership business, including matters otherwise left to the

10

discretion of the Managing Partner. The Managing Partner shall comply with the directions of the Partners approved by one or more Partners holding a majority of the Partnership Interests of all Partners or as set forth in a written resolution signed by one or more Partners holding a majority of the Partnership Interests of all partners. The Partners may, by unanimous agreement, establish administrative by-laws and resolutions to govern the conduct of Partnership meetings, including provisions for notice and the establishment of quorum requirements. Notwithstanding the foregoing, no decision of the Partners that is inconsistent with the terms of this Agreement shall be binding on any Partner unless incorporated in a written amendment signed by all Partners.

5.3                                                                                 Credit Facilities & Bank Accounts — Subject to Section 5.9, the Managing Partner, at its discretion, shall be responsible for causing one or more bank accounts to be maintained for the payment of the expenditures incurred by or on behalf of the Partnership and in which shall be deposited any and all cash and other monetary receipts of the Partnership. All such amounts shall be and remain the property of the Partnership. There shall not be deposited in any of the accounts any funds other than funds belonging to the Partnership. The Managing Partner may cause the Partnership to become party to any consolidated banking or central accounts agreements to which the Managing Partner is itself a party. The Managing Partner may enter into credit facilities for the purpose of providing funds to the Partnership to conduct its Business for which the Partnership will fully indemnify and reimburse the Managing Partner for such obligations incurred.

5.4                                                                                 Partnership Indemnity - The Partnership shall indemnify and hold harmless the Managing Partner, or any other Partner providing services to the Partnership, its officers, directors, employees and agents from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions arising out of its activities on behalf of the Partnership, including but not limited to any judgment, award, settlement, reasonable legal fees and other costs or expenses incurred in connection with the defence of any actual or threatened action, proceeding or claim and including any payments made by any such Partner to any of its officers, employees or directors pursuant to an indemnification agreement no broader than this Section 5.4 provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not performed or omitted fraudulently or in bad faith or as a result of wanton and willful misconduct or recklessness of the Partner, its officers, directors, employees or agents.

5.5                                                                                 Partners’ Indemnity - Except as otherwise provided in Section 5.4, each Partner shall indemnify the other Partners and hold them harmless against and from all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be clone by such Partner (directly or through or by agents, employees or other representatives) outside the scope of, or in breach of the terms of this Agreement; provided that the Partner called upon to provide indemnification shall be promptly notified of the existence of the claim, demand, action or right of action, and shall be given a reasonable opportunity to participate (at such Partner’s own expense) in the defence thereof, and further provided that failure to give such notice shall not affect the others’ obligations hereunder, except to the extent of any actual prejudice resulting therefrom.

11

5.6                                                                                 Certain Approvals - Without otherwise limiting the rights of Partners, the unanimous approval of the Partners shall be required upon the following matters:

(a)                        the sale, lease, exchange or other disposition of all or substantially all of the Partnership Property or Business;

(b)                       the dissolution and winding-up of the Partnership except upon the expiration of this Agreement;

(c)                        the substitution of a new Managing Partner upon the withdrawal, bankruptcy, dissolution or winding-up of the Managing Partner;

(d)                       except as otherwise provided in Section 11.1, the admission to the Partnership of any additional or substitute Partners; and

(e)                        an allocation of profits pursuant to Section 7.2, where the allocation is not pro-rata among all the Partners in proportion to the Partnership Interests at the end of the Fiscal Year.

5.7                                                                                 Affiliated Entities - Affiliated Entities, including other Partners, may be employed by or retained by the Managing Partner, at its discretion, either directly or on behalf of the Partnership to provide such goods or services to the Partnership as the Managing Partner may determine. Similarly, the Partnership may provide to a Partner, or to Affiliated Entities of a Partner, such goods and services as the Managing Partner may determine by agreement with such Partner or Affiliated Entity. The validity of any transaction, agreement or payment involving the Partnership and an Affiliated Entity otherwise permitted by the terms of this Agreement shall not be affected by reason only of the relationship between the Managing Partner and such Affiliated Entity, or the approval of the transaction, agreement or payment by directors or officers of the Managing Partner, all or some of whom are directors or officers of such Affiliated Entity.

5.8                                                                                 Charges for Services - The Managing Partner, and any other Partner providing services or the use of non-Partnership assets to the Partnership from time to time, shall be entitled to charge the Partnership such amounts for the services or for the use of non-Partnership assets provided as reflect, at the discretion of the Managing Partner, either the cost or the fair market value of the services rendered or assets provided.

5.9                                                                                 Partnership Loans - Subject to any direction of the Partners pursuant to Section 5.2, Partnership receipts or funds may be loaned by the Partnership to a Partner on such terms and conditions as the Managing Partner may approve. Any such loan outstanding from time to time shall constitute an asset of the Partnership and a debt of the Partner, shall not affect such Partner’s Partnership Interest, and the proceeds of any such loan shall constitute Partnership funds. Subject to any direction of the Partners pursuant to Section 5.2, a Partner may loan funds to the Partnership, provide goods or services to the Partnership in consideration for a loan or other amount payable by the Partnership to the Partner, or incur expenditures on behalf of the Partnership in consideration for a loan or other amount payable by the Partnership to the Partner,

12

on such terms and conditions as the Managing Partner may approve. Any such loan or amount payable outstanding from time to time shall constitute an asset of the Partner and a debt of the Partnership, and shall not affect such Partner’s Partnership Interest.

5.10                                                                           Reimbursement of Expenses Incurred by a Partner. Subject to any expenses required to be paid by the Partners pursuant to Section 4.8, and notwithstanding that the Partners may have previously agreed that the Managing Partner would incur certain expenses relating to the Partnership Business, on and for its own account, the Partners, at the request of the Managing Partner (or if such arrangements were agreed upon by the Partners for another Partner, then for the Partner having paid such expense) may from time to time by Ordinary Resolution require the Partnership to reimburse the Managing Partner for such expenses paid or payable (or paid or payable by that Partner).

ARTICLE 6
ACCOUNTING

6.1                                                                                 Financial Statements - The Managing Partner shall have accounts made up and annual financial statements prepared for each Fiscal Year within ninety (90) days after the end of such Fiscal Year in accordance with generally accepted accounting principles prepared on a consistent basis, and shall provide all such information as may be necessary to enable the Partners to file all required tax returns with respect to the Partnership operations.

6.2                                                                                 Inspections - Subject to any confidentiality restrictions binding on the Partnership, each Partner shall have the right, at its sole cost and expense, to examine, or to appoint an independent firm of chartered accountants to examine the books of account and financial records of the Partnership, or of the Managing Partner or any other Partner with respect to its charges for services provided to the Partnership, and who may make extracts and take photostatic copies of any and all relevant accounting records. For this purpose, the relevant books of account and financial records of the Partnership, the Managing Partner, or any other Partner providing such service, shall be made available during normal business hours. Notwithstanding this Section 6.2, any Partner of the Partnership shall not be entitled to inspect the books and records of any prior member of the Partnership, or their predecessors, unless that prior member consents to such inspection.

ARTICLE 7
ALLOCATION OF PROFIT AND LOSS

7.1                                                                                 Partnership Interests - The initial Partnership Interest of each of the Partners shall be as set forth in Schedule “A” hereto, as varied from time to time in accordance with this Agreement.

7.2                                                                                 Partnership Profit or Loss - Partnership Profit or Partnership Loss shall be determined and allocated by the Managing Partner pro-rata among all the Partners in proportion to their Partnership Interests at the end of each Fiscal Year or, subject to 5.6(e) as otherwise determined by the Managing Partner and unanimously approved by all Partners.

13

7.3                                                                                 No Priority - No Partner shall have the right to any priority over other Partners to a return of capital or to compensation by way of Partnership Profit.

ARTICLE 8
REPRESENTATIONS AND UNDERTAKINGS

8.1                                                                                 Representations and Warranties - Each Party represents and each persons who subsequently becomes a Partner represents:

(a)                        that it is duly incorporated or registered, as the case may be, validly subsisting and in good standing under the laws of its incorporating or registration, as the case may be, jurisdiction;

(b)                       that it has the legal capacity to carry on business in each of the jurisdictions in which the Partnership carries on business, subject to the laws of each such jurisdiction; and

(c)                        that it has the legal power to enter into this Agreement under its memorandum, articles, charter or other constating documents.

8.2                                                                                 Survival - The representations contained in Sections 8.1(a) and (b) survive execution of this Agreement and each Partner is obliged to ensure the continuing accuracy of each such representation made by it throughout the continuation of the Partnership.

ARTICLE 9
DISSOLUTION

9.1                                                                                 Effective Date - This Agreement and the Partnership hereby constituted shall become effective on the date hereof and shall continue in full force and effect until terminated in accordance with Section 2.7 or as hereinafter provided. The admission of a person as a new Partner, the assignment of an interest in the Partnership by an existing Partner to another person, the withdrawal of an existing Partner, the insolvency, bankruptcy or dissolution of a Partner, the amalgamation of a Partner, whether with another Partner or otherwise, or where any Partner is itself a partnership and any interest or interests in the Partnership is or are distributed to one or more of that partnerships’ partners in connection with any dissolution and termination of that partnership, shall not cause the Partnership to be dissolved and terminated, provided two or more Partners remain.

9.2                                                                                 Dissolution - The Partnership may be dissolved and terminated upon either of the following events (each an “Event of Dissolution”):

14

(a)                        the bankruptcy, dissolution or winding-up of the Managing Partner, unless the Managing Partner is replaced pursuant to the vote of the remaining Partners in accordance with Section 5.6(c); or

(b)                       the passage of a resolution pursuant to Section 5.6(b) approving the winding-up and dissolution of the Partnership.

9.3                                                                                 Consequences - Unless otherwise agreed by the Partners and subject to meeting the requirements of the Income Tax Act with regard to a tax free dissolution, following an Event of Dissolution the following rules shall apply in the following order:

(a)                        the Managing Partner shall determine Partnership Profit or Partnership Loss as of the date of dissolution and shall allocate such Partnership Profit or Partnership Loss to the Partners in accordance with Sections 7.2; and

(b)                       all liabilities of the Partnership, which have become due and payable shall be discharged or shall be assumed by the Partners and discharged by the Partners.

9.4                                                                                 Winding Up - Following an Event of Dissolution each of the Partners shall assume and have assigned and conveyed to them an undivided interest equal to their respective Partnership Interests in each and every remaining asset, right, liability and obligation of the Partnership.

9.5                                                                                 Elections - Where the Partnership is terminated and dissolved, the persons who were Partners at such termination and dissolution shall jointly execute and file, in such form and within such time as may be prescribed by law, such Elections relating to the distribution of property of the Partnership to the Partners as they may consider necessary or desirable to achieve a tax free dissolution of the Partnership.

9.6                                                                                 No Prejudice - Compliance with the provisions of Sections 9.2, 9.3 and 9.4 shall not prejudice any right or remedy of any of the Parties with respect to any breach or non-observance or non-performance by any Party of any of the terms or provisions of this Agreement, and termination of the Partnership and distribution of the Partnership assets and liabilities shall not be in substitution for any other rights or remedies.

ARTICLE 10
INCOME TAX MATTERS

10.1                                                                           Filing of Elections - The Parties hereby authorize the Managing Partner to execute and file on behalf of the Partnership and all Partners all tax elections including any elections under the Income Tax Act and the Excise Tax Act and any provincial taxation statute relating to the Partnership including, without limitation, the Elections and any other elections set forth in Schedule “C”, if any, which Schedule “C” may be amended from time to time by the Managing

15

Partner, and the Partners shall execute and deliver to the Managing Partner any revised Schedule “C” prepared by the Managing Partner from time to time.

10.2                                                                           Agreed Claims and Allocations

(a)                        Unless the Partners otherwise agree, the amount of capital cost allowance claimed by the Partnership in each and every taxation year with respect to any Partnership Property for which capital cost allowance is available shall be determined by the Managing Partner;

(b)                       unless the Partners otherwise agree, subject to Section 10.2(c) all income and loss of the Partnership for income tax purposes and all other amounts that are allocable for the purposes of the Income Tax Act shall be allocated to the Partners in the same manner as Partnership Profit and Partnership Loss are allocated in accordance with Sections 7.2; and

(c)                        unless the Partners otherwise agree, allocations provided for under Section 10.2(b) above shall be effective at the end of the Fiscal Year of the Partnership in which such items are recognized for income tax purposes.

10.3                                                                           Degree of Detail - The claims, allocations and determinations pursuant to Sections 7.2 and 10.2, including the supporting detail therefor, shall be done to such standard of detail as may be required from time to time to enable the Partners to meet their financial and legal reporting requirements.

ARTICLE 11
ASSIGNMENTS

11.1                                                                           Restriction on Assignment - No Partner may assign or transfer all or part of its Partnership Interest, or its rights or obligations hereunder, without the approval of the Partners pursuant to Section 5.6(d), provided that no such consent shall be required for an assignment by a Partner to an Affiliated Entity of such Partner.

11.2                                                                           Assumption of Position - If an assignment, transfer, sale or disposition is made by a Partner of all or part of that Partner’s Partnership Interest in accordance with this Article 11, any person acquiring all or part of that interest shall assume all the liabilities and obligations of the Partner under and pursuant to this Agreement and those of the Partnership and shall become a Party to this Agreement. The disposing Party and the purchaser shall execute and deliver all deeds and documents necessary to give effect to this provision. The Partners hereby expressly agree that the provisions of sections 21 and 35 of the Act shall be superseded by the provisions of this section 11.2.

16

ARTICLE 12
POWER OF ATTORNEY

12.1                                                                           Power of Attorney - Each Partner hereby irrevocably constitutes and appoints the Managing Partner to act, with full power of substitution, as its true and lawful attorney and agent, with full power and authority, in its name, place and stead to execute, swear to and record in the appropriate public offices any and all of the following:

(a)                        this Agreement, all declarations and declarations of change required under any laws and other instruments necessary to comply with the laws of any jurisdiction where the Partnership may do business or lease or own property; and

(b)                       all instruments, declarations, certificates and conveyances necessary to reflect the amendment of this Agreement and/or the dissolution and termination of the Partnership including cancellation of any certificates or declarations and the execution of any agreements, elections or designations under the Income Tax Act and any analogous provincial legislation or under the Excise Tax Act deemed necessary or desirable to carry out the provisions of this Agreement in accordance with its terms;

(c)                        execute and file with any level of government, federal, provincial or municipal or foreign government any documents required to be filed in connection with the business, property, assets and undertaking of the Partnership; and

(d)                       execute and deliver such documents on behalf of and in the name of the Partnership as may be necessary to give effect to the provisions of this Agreement.

ARTICLE 13
NOTICES

13.1                                                                           Notices - All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given:

(a)                        if delivered, or sent by facsimile transmission or other telecommunication device, 24 hours after it was delivered or sent; and

(b)                       if by ordinary prepaid post, 48 hours after it is mailed in the post and if requested by the receiving Party a satisfactory affidavit or statutory declaration is given by an appropriate person of due posting.

The authorized address for each Party shall, until further notice be:

17

Nexen Petroleum Canada:

801, 7th Avenue S.W.

Calgary, Alberta

T2P 3P7

Fax: (403) 699-5800

Canadian Nexen Yemen Ltd.:

801, 7th Avenue S.W.

Calgary, Alberta

T2P 3P7

Fax: (403) 699-5800

or such other address as the Partner shall designate by formal written notice.

13.2                                                                           Receipt - A notice delivered pursuant to Section 13.1(a) shall be deemed to be received 24 hours after it is delivered to an officer or to a responsible employee of the Partner receiving the same. A notice delivered pursuant to Section 13.1(b) shall be deemed to be received 48 hours after it is mailed and sent by facsimile as hereinbefore specified if a receipt or acknowledgement of receipt is obtained from the recipient of the facsimile, and 4 days thereafter in all other cases.

ARTICLE 14
MISCELLANEOUS

14.1                                                                           Confidentiality

(a)                        Except as provided in this Section 14.1(a) and in Section 14.1(b), the Partners agree to treat this Agreement and all information, data, reports and other records related hereto and to the Partnership business as confidential, and such information, data, reports and other records shall not be disclosed to third parties without the prior written consent of the other Partners which consent may be arbitrarily withheld.

(b)                       Notwithstanding Section 14.1(a), any Partner or its Affiliated Entities may make such disclosure (where possible on a confidential basis) to:

(i)                                     any government or governmental agency if it is required to make such disclosure by virtue of any law to which it is subject;

18

(ii)                                  stock exchanges, securities commissions or similar authorities, or to the public, when required by the law applicable to or rules of such authorities;

(iii)                               the Partner’s Affiliated Entities; or

(iv)                              any government or governmental agency for the purposes of any tax appeal, filing or audit pursuant to the Income Tax Act or any other statute, law or regulation.

(c)                        Except where specifically provided for in Sections 14.1(a) and (b), copies of any statement or press release to be made to the public media respecting any matter affecting the Partnership shall be transmitted to and approved by the Managing Partner in the most expeditious manner prior to release.

14.2                                                                           Waivers - No waiver by any Partner of any one or more defaults by any other Party in the performance or observance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults hereunder, whether of a like or of a different character.

14.3                                                                           Further Assurances - The Partners agree that they will execute any and all other instruments that may be necessary or required to carry out and effect any and all of the provisions hereof.

14.4                                                                           Amendments - This Agreement supersedes all prior representations, negotiations, writings, memoranda and agreements with respect to the subject matter hereof. No modification, variation, or amendment shall be of any force or effect unless it is in writing and signed by all Partners.

14.5                                                                           Successors - This Agreement shall be binding on and enure to the benefit of the successors, legal representatives and permitted assigns of the Partners.

14.6                                                                           Time - Time is of the essence hereof.

14.7                                                                           Governing Law - This Agreement shall be interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein.

14.8                                                                           Breach of Partnership Agreement - If, at any time, a Partner defaults in the performance of its obligations under this Agreement, then, in addition to any other remedies at law or in equity the non-defaulting Partners or the Partnership may have, any non-defaulting Partner shall be entitled, in the name of the Partnership, to enforce such defaulting Partner’s obligations to the Partnership and to recover damages for, and on behalf of the Partnership, against such defaulting Partner for breach of this Agreement.

19

IN WITNESS WHEREOF this Agreement has been executed as of the date and time first above written.

NEXEN PETROLEUM CANADA

/s/ [ILLEGIBLE]

[ILLEGIBLE]

CANADIAN NEXEN YEMEN LTD.

/s/ [ILLEGIBLE]

[ILLEGIBLE]

This is the execution page to the Nexen Canada No. 1 Partnership Agreement dated effective as of 12:01 a.m. (Mountain Standard Time) the 20th day of December, 2004 between Nexen Petroleum Canada and Canadian Nexen Yemen Ltd.

20

SCHEDULE “A”
PARTNERS AND PARTNERSHIP INTERESTS

Partners	Partnership Interest
Nexen Petroleum Canada	99.9%
Canadian Nexen Yemen Ltd.	0.1%

21

SCHEDULE “B”
ASSET CONTRIBUTION AGREEMENT

Attached Hereto

22

Schedule “B”

ASSET CONTRIBUTION AGREEMENT

BETWEEN:

NEXEN PETROLEUM CANADA

- and -

CANADIAN NEXEN YEMEN LTD.

- and -

NEXEN CANADA NO. 1

DATED DECEMBER 31, 2004

ASSET CONTRIBUTION AGREEMENT

THIS AGREEMENT made as of 11:54p.m. (Mountain Standard Time) on the 31st day of December, 2004,

BETWEEN:

NEXEN PETROLEUM CANADA, a general partnership under the laws of Saskatchewan, the partners of which are at the date hereof Nexen Inc., a corporation under the laws of Canada, and Nexen Canada Ltd., a corporation under the laws of Canada

(hereinafter referred to as the “NPC”)

- and -

CANADIAN NEXEN YEMEN LTD., a corporation under the laws of Alberta

(hereinafter referred to as “CNYL”)

- and -

NEXEN CANADA NO. 1, a general partnership under the laws of Alberta, consisting of NPC and CNYL,

(hereinafter referred to as the “Partnership”)

WHEREAS CNYL and NPC are parties to that certain partnership agreement (hereinafter referred to as the “Partnership Agreement”) dated December 20, 2004, with respect to the formation of the Partnership;

AND WHEREAS pursuant to the terms of the Partnership Agreement, each partner may contribute assets and/or capital to the Partnership;

AND WHEREAS CNYL and NPC each wish to contribute amounts of assets and/or capital as specified herein to the Partnership on the terms and conditions contained herein;

NOW THEREFORE in consideration of the within premises and of the covenants, warranties, representations, agreements and payments herein set forth and provided for, the Parties covenant and agree as follows:

1.                                       INTERPRETATION

(a)                                  In this Agreement, including the recitals hereto, this Clause and each Schedule, the words and phrases set forth below shall have the meaning ascribed thereto, namely:

(i)                                     “Agreed Amount” means the amount agreed to by the Parties as set out in Clause 2(f) hereof, subject to adjustment in accordance with the provisions of the Income Tax Act (Canada);

(ii)                                  “Assets” means the NPC Assets, where NPC is the Contributor, and the CNYL Assets, where CNYL is the Contributor, as the context in each case may require;

(iii)                               “Business Day” means a week day, other than a Saturday, Sunday or statutory holiday in Calgary, Alberta;

(iv)                              “CNYL Assets” means a promissory note payable by CNYL to the Partnership in an amount, in Canadian dollars, equal to 0.1% of the combined total fair market value of the NPC Assets and the CNYL Assets;

(v)                                 “Contributor(s)” means NPC where NPC is contributing the NPC Assets to the Partnership, and means CNYL where CNYL is contributing the CNYL Assets to the Partnership, as the context in each case requires, and may in some cases refer to both NPC and CNYL at the same instance where a general reference is made, provided, however, that NPC is the Contributor(s) with respect to the NPC Assets only, and that CNYL is the Contributor(s) with respect to the CNYL Assets only;

(vi)                              “Dollars” and “$” means dollars of the lawful money of Canada;

(vii)                           “Effective Time” means 11:54 p.m. (Mountain Standard Time), on the 31st day of December, 2004;

(viii)                        “Managing Partner” has the same meaning as set forth in the Partnership Agreement;

(ix)                                “NPC Assets” means NPC’s entire right, title and interest in and to all assets within the area outlined in purple on the land plat contained in the CD attached hereto as Schedule “B” including, without limitation,

A.                                   the NPC Petroleum and Natural Gas Rights, the NPC Tangibles, the NPC Technical Information and the NPC Miscellaneous Interests;

B.                                     computers used directly in producing or processing NPC Petroleum Substances and related products; and

C.                                     if any, equipment and material inventory that has been charged to and acquired by NPC for the joint account of the particular owners of the assets included as NPC Assets;

but specifically excluding the following:

D.                                    NPC’s entire right, title and interest (whether leased, rented or owned) in and to any field offices and administrative buildings, vehicles, office equipment, computers (other than computers used directly in producing or processing NPC Petroleum Substances and related products), furnishings, furniture, artwork, fittings, fixtures, systems (including, without limitation, all SCADA systems), office supplies and inventory, whether or not affixed, but located within the area outlined in purple on the land plat contained in the CD attached hereto as Schedule “B” as at the Effective Time;

2

E.                                      NPC’s entire right title and interest in and to all equipment and material inventory relating to NPC’s Canadian oil and gas operations except for such equipment and material inventory that has been charged to and acquired by NPC for the joint account of the particular owners of the assets included as NPC Assets, if any;

F.                                      all deposits (e.g. operating and/or capital deposits from joint venture partners) and deposits with any government or agency relating to the NPC Assets;

G.                                     all amounts receivable accrued relating to NPC’s Canadian oil and gas operations; and

H.                                    NPC’s coal bed methane assets within the areas outlined in green on the land plat contained in the CD attached hereto as Schedule “B”, if any;

(x)                                   “NPC Facilities” means the entire interest of NPC in all facilities relating to the NPC Assets including, without limitation, the facilities set forth in the CD or CD’s attached as Schedule “A”;

(xi)                                “NPC Lands” means the entire interest of NPC in and to those lands within the areas outlined in purple on the land plat contained in the CD attached hereto as Schedule “B” including, without limitation, the lands set forth and described in the CD or CD’s attached hereto as Schedule “A” and the NPC Petroleum Substances within, upon and under such lands, together with the right to explore for and recover same, all insofar as such are granted by the NPC Leases (subject to such limitations as to geological formations and NPC Petroleum Substances as may appear in the CD or CD’s attached hereto as Schedule “A”);

(xii)                             “NPC Leases” means, collectively, the various leases, licences, permits, reservations, certificates of title and other documents of title which the holder may explore for, drill for, recover, remove or dispose of NPC Petroleum Substances within, upon or under the NPC Lands (or lands with which the NPC Lands are pooled or unitized) and includes, if applicable, all renewals and extensions of those documents and all documents issued in substitution therefore, including without limitation, those set forth in the CD or CD’s attached hereto as Schedule “A”;

(xiii)                          “NPC Miscellaneous Interests” means subject to the limitations and exclusions in this definition and in the definition of “NPC Assets”, NPC’s entire assigned interest in all property and rights, other than the NPC Petroleum and Natural Gas Rights and NPC Tangibles, to the extent they pertain directly to the NPC Petroleum and Natural Gas Rights or the NPC Tangibles including, without limitation:

A.                                   the NPC Title and Operating Documents;

B.                                     the NPC Surface Rights;

C.                                     the wellbores and downhole casing respecting the NPC Wells; and

3

D.                                    copies of geological, engineering, facility and other records, files, reports, data, correspondence and documents that, in NPC’s reasonable judgement, relate directly to the NPC Assets;

(xiv)                         “NPC Permitted Encumbrances" means:

A.                                   easements, rights of way, road use agreements, crossing agreements, servitudes and other similar rights in lands including, without limitation, rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, towers, wires and cables;

B.                                     the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the NPC Lands or interests therein and statutory exceptions to title;

C.                                     the right reserved to or vested in any government or other public authority by the terms of any Lease, license, franchise, grant, permit or statutory provision, to terminate any of the NPC Leases or to require annual or other periodic payments as a condition of the continuance thereof;

D.                                    rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the NPC Assets in any manner, and all applicable laws, rules and orders of any governmental authority;

E.                                      liens incurred, created or granted in the ordinary course of business to a public utility, municipality or governmental authority in connection with operations pertaining to the NPC Assets which are not due or the validity of which is being contested in good faith;

F.                                      liens imposed by statute securing the payment of taxes, assessments or governmental charges which are not due, or the validity of which is being contested in good faith;

G.                                     mechanics’, builders’ or materialmens’ liens in respect of services rendered or goods supplied, but only insofar as such liens relate to goods or services for which payment is not due or the validity of which is being contested in good faith;

H.                                    registrations protecting the interests of Third Parties, including registrations for unit interests and security which do not and do not purport to attach to NPC’s interest or any interest previously held by NPC in the NPC Assets;

I.                                         the terms and conditions of the NPC Leases and any contracts and agreements relating to the NPC Assets (including, without limitation, production sales contracts and pooling and unitization agreements) entered into in the ordinary course of business;

4

J.                                        provisions for penalties and forfeitures under the terms of the NPC Leases as a consequence of elections by NPC, or any of its predecessors, at the relevant time not to participate in operations on any of the NPC Lands (or any lands pooled or unitized therewith), to which the penalties apply, provided that no event has occurred which results in such penalty or forfeiture unless otherwise set forth in the CD or CD’s attached hereto as Schedule “A”;

K.                                    all royalty burdens (including lessor’s royalties) and encumbrances described in the CD or CD’s attached hereto as Schedule “A”;

L.                                      undetermined or inchoate liens (including, without limitation, processors’, operators’ and similar liens) incurred or created as security in favour of the person conducting the operation of any of the NPC Assets arising in the ordinary course of business for NPC’s proportionate share of the costs and expenses of such operations in respect of such costs which are not due or delinquent at the relevant time; and

M.                                 the right to levy taxes on NPC Petroleum Substances or the revenue therefrom and requirements imposed by statutes or governmental boards, tribunals or authorities concerning rights of production on any of the NPC Lands or otherwise affecting recoverability of NPC Petroleum Substances from the NPC Lands and which are generally applicable to the oil and gas industry in the Province in which the NPC Assets are located;

(xv)                            “NPC Petroleum and Natural Gas Rights" means NPC’s entire right, title, estate and interest in and to the NPC Leases, the NPC Lands and the NPC Petroleum Substances including, without limitation, any existing contractual right of NPC to earn an interest under a farmin or similar arrangement and any overriding royalty, net profits interest or other encumbrance accruing to NPC and the interests set forth in the CD or CD’s attached hereto as Schedule “A” in and to the NPC Leases and the NPC Lands;

(xvi)                         “NPC Petroleum Substances” means petroleum, natural gas and all other hydrocarbons and any other substances and rights to the extent granted by the NPC Leases;

(xvii)                      “NPC Surface Rights” means all rights to use the surface of land in connection with the NPC Assets, including, without limitation, rights to enter upon and occupy the surface of the land on which the NPC Tangibles and the NPC Wells are located and rights to cross or otherwise use the surface of land for access to the NPC Assets;

5

(xviii)               “NPC Tangibles” means NPC’s entire right, title, estate and interest in all depreciable tangible property and assets existing for the production, processing, gathering, treatment, transportation, disposal, injection or removal of NPC Petroleum Substances pursuant to the NPC Petroleum and Natural Gas Rights or rights with which the same have been pooled or unitized, whether the same be situate within or upon the NPC Lands or lands with which the same have been pooled or unitized, including, without limitation, all tangible depreciable property and assets which form part of the NPC Wells, are appurtenant thereto or are used or useful in connection therewith and the NPC Facilities;

(xix)                       “NPC Technical Information means copies of NPC’s 100% owned proprietary seismic data, including all seismic records, books, documents, and reports (excluding all proprietary and associated trading rights relating to such data), which are over the NPC Lands as shown on the land plat in the CD attached hereto as Schedule “B” and such portion of each seismic line over the NPC Lands which continues beyond the NPC Lands but is within one (1) mile of the NPC Lands, and which may include, without limitation:

A.                                   copies of: all permanent records of basic field data including, but not limited to, any and all microfilm or paper copies of seismic, driller’s reports, monitor records, observer’s reports and survey notes and any and all copies of magnetic field tapes or conversions thereof;

B.                                     copies of: all permanent records of the processed field data including, but not limited to, pre- and post-stacked record sections including amplitude, phase and structural displays, post-stacked data manipulations including filters, migrations and wavelet enhancements, and any and all copies of final stacked tapes and any manipulations and conversions thereof;

C.                                     in the case of 3D seismic, in addition to the foregoing, copies of all permanent records of bin locations, bin fold, static corrections, surface elevations and any other relevant information, For copies of all 100% proprietary 3D seismic data sets being contributed, NPC shall provide a copy of the existing Geoquest workstation project for those 3D seismic datasets. The copy will he in 8 mm exabyte format and the project will have at least one version of each 3D purchased, with interpretations (horizons picked); and

D.                                    copies of: any support data relating to the foregoing, including surveyors’ ground elevation records, shot point maps, drillers’ logs, shooters’ records, seismograph records, seismograph magnetic tapes, monitor records, field records and record sections, including maps and interpretations made from any of the foregoing;

(xx)                          “NPC Title and Operating Documents” means, to the extent directly related to the NPC Petroleum and Natural Gas Rights and the NPC Tangibles, or either of them:

A.                                   the NPC Leases:

B.                                     agreements affecting NPC’s interests in the NPC Petroleum and Natural Gas Rights, including, without limitation, operating agreements, royalty agreements, farmout or farmin agreements, option agreements,

6

participation agreements, pooling agreements, sale and purchase agreements and asset exchange agreements;

C.                                     agreements for the sale of NPC Petroleum Substances that are terminable on 31 days’ notice or less (without an early termination penalty or other cost) or that are identified in this Agreement or any Schedule attached hereto;

D.                                    agreements respecting the unitization of any of the NPC Petroleum and Natural Gas Rights;

E.                                      agreements pertaining to the NPC Surface Rights;

F.                                      agreements for the construction, ownership and operation of gas plants, gas gathering systems and other NPC Tangibles;

G.                                     service agreements for the treating, gathering, storage, transportation or processing of NPC Petroleum Substances or other third party petroleum substances, the injection or subsurface disposal of substances, the use of wellbores or the operation of any NPC Wells or NPC Tangibles by a third party;

H.                                    any approvals, authorizations or licences required under the Regulations for the conduct of operations with respect to the NPC Assets, including, without limitation, NPC Well and pipeline licences; and

I.                                         all other agreements that relate to the ownership, operation or exploitation of the NPC Petroleum and Natural Gas Rights or the NPC Tangibles;

(xxi)                       “NPC Wells” means all producing, capped, shut-in, suspended, abandoned, disposal, water source, observation, injection and other wells located on the NPC Lands or on lands with which the same have been pooled or unitized including, without limitation, the wells set forth in the CD or CD’s attached hereto as Schedule “A”;

(xxii)                    “Party” means a person, firm, partnership or corporation that is bound by this Agreement, and includes CNYL, NPC and the Partnership;

(xxiii)                 “Partnership Interest” means for each Party the percentage interest in Partnership property and in Partnership profit or Partnership loss from time to time as determined in accordance with the Partnership Agreement;

(xxiv)                “Regulations” means all statutes, laws, rules, regulations, policies, decrees, orders, judgments, or directives in effect from time to time and made or issued by a government, governmental body, agency, board, tribunal or court having jurisdiction over the Assets; and

(xxv)                   “Third Party” means any individual or entity other than the Parties including, without limitation, any partnership, corporation, trust, unincorporated organization, union, government and any department and agency thereof and any heir, executor, administrator or other legal representative of an individual.

7

(b)                                 Appended hereto are the following Schedules:

(i)	Schedule “A” - Description of NPC Lands, NPC Leases, NPC Petroleum and Natural Gas Rights, NPC Facilities and NPC Wells (CD or CD’s)

(ii)	Schedule “B” - Land Plat (CD)

all of which are incorporated into and form part of this Agreement by this reference as fully as though contained in the body of this Agreement.

(c)                                  Wherever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. References herein to a Schedule shall mean a reference to the applicable Schedule to this Agreement. References in any Schedule to the “Agreement” shall mean a reference to this Agreement. References in any Schedule to another Schedule shall mean a reference to a Schedule to this Agreement.

(d)                                 The terms “Agreement”, “hereof “herein”, “hereunder”, and similar expressions refer to this Agreement, including any Schedules hereto, taken as a whole and not to any particular Article, Section, Subsection, Clause, Subclause or other subdivision thereof and include any agreement or instrument which amends, modifies, or is supplementary to this Agreement.

(e)                                  The headings of articles, clauses and subclauses herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

(f)                                    In this Agreement words importing persons include corporations and vice versa, words importing the masculine gender include the feminine and neuter genders and vice versa, and words importing the singular include the plural and vice versa.

2.             CONTRIBUTION

(a)                                  Upon and subject to the terms and conditions hereof, CNYL shall contribute to the Partnership, and the Partnership hereby approves and accepts from CNYL, the CNYL Assets, to have and to hold the same, subject to the Partnership Agreement and any other agreements relating thereto.

(b)                                 Upon and subject to the terms and conditions hereof, NPC shall contribute to the Partnership, and the Partnership hereby approves and accepts from NPC, the NPC Assets, to have and to hold the same, subject to the NPC Permitted Encumbrances, the Partnership Agreement and any other agreements relating thereto.

(c)                                  Subject to the terms and conditions of this Agreement and the contributions set forth in Clauses 2(a) and 2(b), the Parties acknowledge, confirm and ratify that, pursuant to and in accordance with Article 4 of the Partnership Agreement, the Partnership Interests of CNYL and NPC are as follows:

CNYL -                     0.1%

NPC    -                     99.9%

(d)                                 The contribution of the CNYL Assets by CNYL to the Partnership shall be effective as of the Effective Time. The contribution of the NPC Assets by NPC to the Partnership shall be effective as of the Effective Time.

8

(e)                                  The Parties agree to make a joint election in prescribed form containing prescribed information, or file with the Minister of National Revenue a notice in prescribed manner or satisfy similar notification requirements in effect at the Effective Time, under subsection 167(1) of the Excise Tax Act (Canada) with respect to the Assets contributed under this Agreement within the time specified in that subsection.

(f)                                    The Parties shall jointly elect in prescribed form and manner and within the prescribed time, pursuant to subsection 97(2) of the Income Tax Act (Canada) as amended, with respect to the contribution by the Contributor(s) to the Partnership of the Assets for any of the Assets as determined by the Managing Partner, and shall agree in respect of any such Assets, and any such Agreed Amount in respect of any such Assets for the purposes of subsection 97(2) of the Income Tax Act (Canada) shall be the lesser of the fair market value and the cost amount (as that term is defined in subsection 248(1) of the aforesaid Act) of such Assets contributed to the Partnership as at the Effective date, or such other amount as the parties may agree, provided that if the Agreed Amount should be determined to be greater than such fair market value or less than such cost amount and not greater than such fair market value:

(i)                                     By bona fide agreement between the parties; or

(ii)                                  By an agreement between the parties and the Canada Revenue Agency; or

(iii)                               By a court of competent jurisdiction;

the Agreed Amount shall be adjusted by being increased or decreased so as to equal the amount so determined, or such other amount as the parties may agree provided that such Agreed Amount is not greater than any such fair market value determined and not less than any such cost amount determined provided that the cost amount is not greater than such fair market value, and such adjusted amount shall be effective for all purposes from the date hereof. Any adjustment pursuant to Subclause (ii) hereof shall preclude adjustment pursuant to Subclause (i), and any adjustment pursuant to Subclause (iii) hereof shall be final and binding once all rights to appeal such determination have ended.

(g)                                 It is intended that the quantum of the capital contribution arising from the contribution shall be equal to the fair market value of the Assets comprising such contribution determined at the Effective Time. It is further intended that the fair market value of the contributions made by each Contributor are such that immediately following such contributions the Partnership Interest of CNYL and NPC shall remain as set forth in Clause 2(c) above. If the fair market value of the NPC Assets should he determined:

(i)                                     by bonafide agreement between the Parties; or

(ii)                                  by an agreement between the Parties and the Canada Revenue Agency; or

(iii)                               by a Court of competent jurisdiction;

and such fair market value so determined (the “Determined Value”) differs from the amounts previously determined by the Parties to be the fair market value of the NPC Assets (the “Original Value”), then:

A.                                   if the Determined Value is greater than the Original Value, the credit to the capital account of NPC referred to in Clause 2(b) shall increase to the Determined Value and the requirement of CNYL to make the corresponding capital contribution in Clause 2(a) shall increase to the Determined Value of the

9

NPC Assets divided by 999 and CNYL shall make such additional capital contribution forthwith; or

B.                                     if the Determined Value is smaller than the Original Value, the credit to the capital account of NPC referred in Clause 2(b) shall decrease to the Determined Value and the requirement of CNYL to make the corresponding capital contribution in Clause 2(a) shall decrease to the amount of the Determined Value divided by 999 and the Partnership shall return any excess capital account contribution to CNYL forthwith.

All adjustments made pursuant to this clause 2(g) shall be retroactive to the effective time.

(h)                                 All benefits and obligations of every nature and kind accruing, payable or paid and received or receivable in respect of the CNYL Assets and the NPC Assets, including, without limitation, maintenance, rentals and similar payments, development and operating casts and the proceeds from the sale of production and the apportionment thereof as of the Effective Time, have been taken into account in the calculation of the consideration payable by the Partnership to each of CNYL and NPC for the CNYL Assets and the NPC Assets, as the case may be, and the Parties acknowledge that there will be no adjustments in respect thereof.

(i)                                     Legal title to the CNYL Assets and the NPC Assets shall be held in the name of the Managing Partner of the Partnership, who will hold the CNYL Assets and the NPC Assets pursuant to the terms of the Partnership Agreement.

(j)                                     All Parties hereby acknowledge and grant their unanimous approval, pursuant to and in accordance with the terms and conditions of the Partnership Agreement, to all matters set forth in this Agreement.

(k)                                  The Parties acknowledge and consent to the use of this form of Agreement, and the terms and conditions contained herein, pursuant to and in accordance with Section 4.2 of the Partnership Agreement.

3.                                       ASSISTANCE

The Partnership shall provide all reasonable assistance to the Contributor(s) with respect to the collection from Third Parties of any accounts receivable by the Contributor(s) which relate to the Assets and which accrued prior to the Effective Time.

4.                                       TECHNICAL AND OPERATING INFORMATION

After the execution and delivery of this Agreement, the Contributor(s) shall, subject to any and all contractual restrictions on it, make available to the Partnership and its authorized representatives for inspection any and all records pertaining to operating revenues and expenses and production records relating to the Assets as are in the possession of the Contributor(s) or to which the Contributor(s) are entitled and provide, if requested by Partnership, copies of same at Partnership’s expense.

10

5.                                       CONVEYANCES

The Contributor(s) shall prepare and deliver (or cause to be prepared and delivered) to the Partnership all such deeds, bills of sale, assignments, transfers, conveyances, novations, notices, discharges of security and other documents and assurances as may be reasonably necessary to contribute the Assets to the Partnership. Any such documents and assurances shall be in such form and shall be of such content as to be reasonably satisfactory to the Partnership. The Contributor(s) shall cooperate with the Partnership to secure execution of such documents and assurances by the parties thereto other than the Contributor(s) and the Partnership.

6.                                       CNYL’S REPRESENTATIONS AND WARRANTIES

(a)                                  CNYL hereby represents and warrants to and with the Partnership as at the date hereof that:

(i)                                     CNYL is a corporation duly organized under the laws of the Province of Alberta and is qualified to carry on business under the laws of the Provinces in which the CNYL Assets are located;

(ii)                                  CNYL has all requisite corporate power and corporate authority to enter into this Agreement and to perform CNYL’s obligations under this Agreement;

(iii)                               all necessary corporate action has been taken by CNYL to authorize the execution and delivery by CNYL of this Agreement and all other agreements and instruments contemplated by this Agreement;

(iv)                              the execution and delivery of this Agreement will not violate nor be in conflict with any provision of any material agreement  or instrument to which CNYL is a party or is bound or any Regulation applicable to CNYL or of the constating documents or by-laws of CNYL;

(v)                                 this Agreement has been duly executed and delivered by CNYL and all documents required hereunder to be executed and delivered by CNYL will constitute legal, valid and binding obligations of CNYL enforceable in accordance with their respective terms, subject to equitable remedies of the courts and bankruptcy and insolvency laws;

(vi)                              CNYL has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this transaction for which the Partnership shall have any obligation or liability; and

(vii)                           CNYL is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(b)                                 CNYL makes no representations or warranties to the Partnership other than those expressly enumerated in Clause 6(a).

7.                                       NPC REPRESENTATIONS AND WARRANTIES

(a)                                  NPC hereby represents and warrants to and with the Partnership as at the date hereof that:

11

(i)                                   NPC is a general partnership duly organized under the laws of Saskatchewan and is qualified to carry on business under the laws of the Provinces in which the NPC Assets are located;

(ii)                                NPC has all requisite power and authority to enter into this Agreement and to perform NPC’s obligations under this Agreement;

(iii)                             all necessary action has been taken by NPC to authorize the execution and delivery by NPC of this Agreement and all other agreements and instruments contemplated by this Agreement;

(iv)                            the execution and delivery of this Agreement will not violate nor be in conflict with any provision (other than provisions in NPC Title and Operating Documents in respect of preferential rights of purchase, rights of first refusal or similar restrictions or consents) of any material agreement or instrument to which NPC is a party or is bound or any Regulation (other than authorizations, approvals or exemptions previously obtained and currently in force or regulatory consents or approvals to the transfer of well, pipeline or plant licenses or other similar licenses and permits available only after, in the ordinary course, the completion of the transfer of the NPC Assets by NPC to the Partnership) applicable to NPC or of the partnership documents of NPC;

(v)                               this Agreement has been duly executed and delivered by NPC and all documents required hereunder to be executed and delivered by NPC will constitute legal, valid and binding obligations of NPC enforceable in accordance with their respective terms, subject to equitable remedies of the courts and bankruptcy and insolvency laws;

(vi)                            NPC has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this transaction for which the Partnership shall have any obligation or liability;

(vii)                         NPC does not represent or warrant its title to the NPC Assets but warrants that, except as disclosed in Schedule “A” hereto, and except for the NPC Permitted Encumbrances, the NPC Assets are now free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under NPC;

(viii)                      subject to the NPC Permitted Encumbrances, the NPC Leases and any agreements pertaining to the NPC Assets and on the lessee’s or holder’s part thereunder to be paid, performed and observed, the Partnership may enter into and upon, hold and enjoy the NPC Assets for the residue of their respective terms and all renewals or extensions thereof for the Partnership’s own use and benefit without any lawful interruption of or by NPC or any other person whomsoever claiming by, through, or under NPC;

(ix)                              NPC is not obligated to deliver NPC Petroleum Substances to any party without receiving in due course (and being entitled to retain) full payment at current market prices or contract prices;

(x)                                 except as disclosed in writing to the Partnership prior to the date hereof, NPC has received no notice of default relating to the NPC Assets or any of them which has not been remedied or waived;

12

(xi)                              NPC is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, which might reasonably be expected to result in a material impairment of, or material loss of NPC’s interest in the NPC Assets or any part thereof;

(xii)                           except to the extent that a failure does not result in a material impairment of, or material loss of NPC’s interest in, the NPC Assets or any part thereof, (i) where NPC has operated the NPC Lands, all NPC Wells which have been drilled, and if completed, are completed in accordance with standard oil and gas field practices and in compliance with all applicable Regulations in effect at the time, and (ii) where NPC has not operated the NPC Lands, to the best of NPC’s knowledge, information and belief, all NPC Wells which have been drilled, and if completed, are completed in accordance with standard oil and gas field practices and in substantial compliance with all applicable Regulations in effect at the time;

(xiii)                        where NPC has operated the NPC Lands, all NPC Wells located on the NPC Lands which have been abandoned, have been abandoned in accordance with standard oil and gas field practices and in substantial compliance with all applicable Regulations regarding the abandonment of NPC Wells, in effect at the time; and where NPC has not operated the NPC Lands, to the best of NPC’s knowledge, information and belief, all NPC Wells located on the NPC Lands which have been abandoned, have been abandoned in accordance with standard oil and gas field practices and in substantial compliance with all applicable Regulations, in effect at the time;

(xiv)                       all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of NPC Petroleum Substances or the receipt of proceeds therefrom payable in respect of the NPC Assets up to the date hereof (including all prior years) have been properly and fully paid and discharged and there are no unpaid taxes and assessments which are or could result in a lien or charge on the NPC Assets;

(xv)                          NPC is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(xvi)                       except to the extent that a failure does not result in a material impairment of, or loss of NPC’s interest in, the NPC Assets or any part thereof, (i) where NPC has operated the NPC Lands, the NPC Tangibles have been maintained in accordance with standard oil and gas field practices, in effect at the time of their design and construction, and (ii) where NPC has not operated the NPC Lands, to the best of NPC’s knowledge, information and belief, the NPC Tangibles have been maintained in accordance with standard oil and gas field practices, in effect at the time of their design and construction; and

(xvii)                    except as disclosed in the CD or CD’s attached as Schedule “A” hereto or disclosed in writing to the Partnership prior to the date hereof, none of the NPC Wells is subject to any material production penalty of any nature including, without limitation, contractual penalties or restrictions (other than those imposed in the ordinary course of the oil and gas industry by a governmental authority).

13

(b)                                 NPC makes no representations or warranties to the Partnership other than those expressly enumerated in Clause 7(a). Except and to the extent provided in Clause 7(a), NPC does not warrant or represent title to the NPC Assets or make representations or warranties with respect to: (i) its title to the NPC Assets; (ii) the non-existence of preferential rights of purchase, rights of first refusal or similar restrictions affecting any of the NPC Assets; (iii) the quantity, quality or recoverability of NPC Petroleum Substances respecting the NPC Lands; (iv) any estimates of the value of the NPC Assets or the revenues applicable to future production from the NPC Lands; (v) any engineering, geological or other interpretations or economic evaluations respecting the NPC Assets; (vi) the rates of production of NPC Petroleum Substances from the NPC Lands; (vii) the quality, condition of serviceability of the NPC Assets; or (viii) the suitability of their use for any purpose. Without restricting the generality of the foregoing, the Partnership acknowledges that it has made its own independent investigation, analysis, evaluation and inspection of NPC’s interest in the NPC Assets and the state and condition thereof and that it has relied solely on such investigation, analysis, evaluation and inspection as to its assessment of the condition, quantum and value of the NPC Assets and that, except as provided in Clause 7(a), it is accepting and receiving the NPC Assets on an “as is - where is” basis.

8.                                       PARTNERSHIP’S REPRESENTATIONS AND WARRANTIES

(a)                                  The Partnership hereby represents and warrants to and with the Contributor(s) as at the date hereof that:

(i)                                     the Partnership is a general partnership duly organized under the laws of the Province of Alberta;

(ii)                                  the Partnership has all requisite power and authority to enter into this Agreement and to perform the obligations of the Partnership under this Agreement;

(iii)                               the execution and delivery of this Agreement will not violate, nor he in conflict with, any provision of any material agreement or instrument to which the Partnership is a party or is bound or any judgment, decree, order, statute, rule or regulation applicable to the Partnership or the partnership documents of the Partnership;

(iv)                              the Agreement has been duly executed and delivered by the Partnership and all documents required hereunder to be executed and delivered by the Partnership will constitute legal, valid and binding obligations of the Partnership enforceable in accordance with their respective terms, subject to equitable remedies of the courts and bankruptcy and insolvency laws; and

(v)                                 the Partnership has not incurred any liability, contingent or otherwise, for broker’s or finders’ fees in respect of this transaction for which the Contributor(s) shall have any obligation or liability.

9.                                       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

(a)                                  The representations and warranties contained in Clauses 6(a), 7(a) and 8(a) shall survive the execution and delivery of this Agreement and the making of any covenants, representations and warranties in any other agreements prior or subsequent thereto and shall remain in full force and effect for the benefit of the Partnership with respect to Clauses 6(a) and 7(a) and for the benefit of the Contributor(s) with respect to Clause

14

8(a), but no claim or action in respect of any misstatement or inaccuracy of such representations or warranties shall be made unless the Party making such claim or bringing such action has given notice of such claim (including reasonable particulars of the misstatement or inaccuracy) to the other within one year following the date hereof.

(b)                                 A Party hereto shall have no remedy or cause of action for a misstatement or inaccuracy of a representation or warranty for any circumstances, matter or thing actually known to the Party, or any employee, agent, consultant or representative thereof, as at the date hereof.

(c)                                  The representations and warranties set forth in Clauses 6(a), 7(a) and 8(a) are made for the exclusive benefit of the Partnership and the Contributor(s), as the case may be, and may not be the subject of any rights of subrogation in favour of any other person. No Party may transfer said representations and warranties without the written consent of the Party providing the representation or warranty.

10.                                 POST-CLOSING OBLIGATIONS

Following the execution and delivery of this Agreement, the Parties shall, as may be necessary or desirable and without further consideration, execute, acknowledge and deliver such other instruments and shall take such other action as may be reasonably necessary to carry out their respective obligations under this Agreement.

11.                                 ATTORNMENT AND PROPER LAW

This Agreement shall be exclusively subject to and he interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

12.                                 NOTICES

(a)                                  All notices and other communications given in connection with this Agreement shall be in writing and may be given by delivering them or by sending them by telecopier or mail to the Parties at the following addresses:

Partnership:	Nexen Canada Ltd.
Managing Partner for Nexen Canada No. 1 801, 7th Avenue S.W.
Calgary, Alberta
T2P 3P7

Fax: (403) 699-5800

CNYL:	Canadian Nexen Yemen Ltd.
801, 7th Avenue S.W.
Calgary, Alberta
T2P 3P7

Fax: (403) 699-5800

15

NPC:	Nexen Canada Ltd.
Managing Partner for NPC 801, 7th Avenue S.W.
Calgary, Alberta
T2P 3P7

Fax: (403) 699-5800

(b)                                 Any notice shall:

(i)                                     if delivered, be deemed to have been given or made at the time of delivery; or

(ii)                                  if sent by telecopier, be deemed to have been given or made on the Business Day following the day on which it was sent; or

(iii)                               if sent by mail, by mailing the same prepaid post in a properly addressed envelope to the Party at its address for service hereunder, be deemed to have been given or made on the fifth (5th) Business Day (except days upon which postal service in Canada is interrupted) following the date on which it was mailed.

(c)                                  Any of the Parties may from time to time change its address for service herein by giving written notice to the other Parties in accordance with this Agreement.

13.                                 MISCELLANEOUS

(a)                                  This Agreement shall supersede and replace any and all prior agreements, correspondence and documentation between the Parties relating to the contribution of the Assets and may be amended only by written instrument signed by all of the Parties. The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of a conflict, the provisions of this Agreement shall prevail.

(b)                                 This Agreement comprises the entire agreement between the Parties hereto. There is no representation, warranty or collateral agreement relating to the contribution of the Assets, except as expressly set forth herein, and there are no implied terms hereunder, statutory or otherwise.

(c)                                  Time shall in all respects be of the essence in this Agreement.

(d)                                 The covenants, representations, warranties and indemnities set forth in this Agreement shall be deemed to apply to all assignments, conveyances, transfers, and other documents contributing the Assets to the Partnership and the covenants, representations, warranties and indemnities shall not merge in such assignments, conveyances, transfers or other documents.

(e)                                  This Agreement may not be assigned by the Partnership without the prior written consent of the Contributor(s), which consent shall not be unreasonably withheld.

(f)                                    This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns.

16

(g)                                 This Agreement may be executed in counterparts and all executed and delivered counterparts together shall constitute a fully executed agreement.

(h)                                 In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or unenforceability of the remaining contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the Parties have executed this Agreement.

NEXEN PETROLEUM CANADA, by its Managing Partner, Nexen Canada Ltd.

Per:

Per:

CANADIAN NEXEN YEMEN LTD.

Per:

Per:

NEXEN CANADA NO. 1, by its Managing Partner, Nexen Canada Ltd.

Per:

Per:

17

SCHEDULE “A” TO ASSET CONTRIBUTION AGREEMENT DATED DECEMBER 31, 2004 BETWEEN NEXEN PETROLEUM CANADA, CANADIAN NEXEN YEMEN LTD. and NEXEN CANADA NO. 1

NPC LANDS, NPC LEASES, NPC PETROLEUM AND NATURAL GAS RIGHTS, NPC
FACILITIES AND NPC WELLS

CD or CD’s attached hereto

Notwithstanding anything contained herein and for greater certainty the NPC Lands, NPC Leases, NPC Petroleum and Natural Gas Rights, NPC Facilities and NPC Wells includes NPC’s interests in and to all fee simple lands owned by NPC within the areas outlined in purple on the land plat contained in the CD attached hereto as Schedule “B”.

SCHEDULE “B” TO ASSET CONTRIBUTION AGREEMENT DATED DECEMBER 31, 2004 BETWEEN NEXEN PETROLEUM CANADA, CANADIAN NEXEN YEMEN LTD. and NEXEN CANADA NO. 1

LAND PLAT

CD attached hereto

Certified Copy

Amend Partnership - Proof of Filing

Alberta Amendment Date: 2005/12/16

The change to the Partners of HAY RIVER PARTNERSHIP - PT11435252 is filed as of 2005/12/16

NEXEN CANADA NO. 1 - PT11435252 changed its name to HAY RIVER PARTNERSHIP as of 2005/12/16

Service Request Number:	8078594
Registration Date:	2004/12/20
Registration Number:	PT11435252
Partnership Name:	HAY RIVER PARTNERSHIP
Type of Business:	EXPLORING FOR, DRILLING FOR AND DEVELOPING PETROLEUM AND NATURAL GAS AND ALL OTHER MINERALS.
Business Location:	CITY OF CALGARY AND ELSEWHERE IN THE PROVINCE OF ALBERTA.
Commencement Date:	2004/12/20
Nuans Report Number:	85180940
Nuans Report Date:	2005/11/30
Termination Date:	2058/03/31

Partner

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	207453952
Last Name/Legal Entity Name:	CANADIAN NEXEN YEMEN LTD.
Street:	801 - 7 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA

Postal Code:	T2P 3P7

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	207453952
Last Name/Legal Entity Name:	CANADIAN NEXEN YEMEN LTD.
Street:	801 - 7 AVNEUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3P7

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	2011710304
Last Name/Legal Entity Name:	CNYL NO. 1 LTD.
Street:	801 - 7 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3P7

Partner Status:	Active
Partner Type:	Other
Last Name/Legal Entity Name:	HARVEST BREEZE TRUST NO. 1
Street:	2100, 330 - 5 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0L4

Partner Status:	Active
Partner Type:	Other
Last Name/Legal Entity Name:	HARVEST BREEZE TRUST NO. 2
Street:	2100, 330 - 5 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0L4

Partner Status:	Inactive
Partner Type:	Legal Entity
Corporate Access Number:	2111469975
Last Name/Legal Entity Name:	NEXEN INC.
Street:	801 - 7 AVENUE SW
City:	CALGARY

Province:	ALBERTA
Postal Code:	T2P 3P7

Partner Status:	Inactive
Partner Type:	Other
Last Name/Legal Entity Name:	NEXEN PETROLEUM CANADA
Street:	801 - 7 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3P7

Registration Authorized By:	JOHN KEIRLE
OFFICER